SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TIME WARNER CABLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED APRIL 8, 2014

SUBJECT TO COMPLETION

April     , 2014

Dear Stockholder:

We cordially invite you to attend Time Warner Cable Inc.’s annual meeting of stockholders. The meeting will be held on [X, X, 2014], at 10:00 a.m. in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023. A map with directions to the meeting is provided on the back cover of the proxy statement.

As a stockholder, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders:

•	to elect thirteen members of the Company’s Board of Directors for a term of one year, and until their successors are duly elected and qualified;

•	to ratify the Board’s selection of independent auditors;

•	to consider a non-binding advisory vote on the compensation of our named executive officers as described in the proxy statement; and

•	to consider four stockholder proposals described in more detail in the proxy statement.

The Board of Directors recommends a vote FOR the proposals listed as items 1, 2 and 3 in the Notice and AGAINST the stockholder proposals.

This is a very exciting time for our Company. On February 13, 2014, Time Warner Cable and Comcast Corporation announced an agreement to merge to create a world-class technology and media company. We are working to secure the necessary approvals and expect that the transaction will close later this year. Please note that stockholders will NOT be asked to vote on the adoption of the Time Warner Cable/Comcast merger agreement at the annual meeting. It is expected that a special meeting for stockholders to consider and vote on the adoption of the merger agreement will be held later in 2014. If you are a stockholder on the record date for the special meeting, you will receive a proxy statement at a later date that will include instructions on how to vote on the adoption of the merger agreement.

Your vote at the annual meeting is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. We urge you to submit your proxy as promptly as possible (1) via the Internet, (2) by telephone or (3) by signing, dating and marking the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. If your shares are held in the name of a broker, bank or other financial institution, please follow the instructions on the voting instruction form furnished to you by such broker, bank or other financial institution.

As you may know, Charter Communications, Inc. notified the Company on February 11, 2014 of its intent to nominate thirteen alternative director nominees for election at the annual meeting in opposition to the nominees recommended by your Board of Directors and to pursue certain associated by-law proposals. From the announcement of the Comcast merger agreement to the date of this proxy statement, Charter has not taken any action to solicit proxies in support of its proposals. If Charter proceeds with any of its proposals, you may receive proxy solicitation materials from Charter, including an opposition proxy statement and a proxy card. If Charter withdraws its proposals in advance of the annual meeting, we will notify you promptly.

The Company’s Board of Directors does not endorse any of the Charter nominees and unanimously recommends that you vote only FOR your Board’s proposed nominees and in accordance with the Board’s other recommendations by using the enclosed WHITE proxy card and urges you NOT to sign or return any proxy card that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

If you are planning to attend the annual meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling 1-866-892-8925 or sending an email with your name and address to: ir@twcable.com by [X], 2014. In addition to registering in advance, you will be required to present government-issued identification (e.g., driver’s license or passport) to enter the meeting. The meeting also will be audiocast live on the Internet at www.twc.com/investors.

I look forward to greeting those of you who are able to attend the annual meeting.

Sincerely,

Robert D. Marcus

Chairman and

Chief Executive Officer

PLEASE PROMPTLY SUBMIT YOUR PROXY

PRELIMINARY PROXY STATEMENT DATED APRIL 8, 2014

SUBJECT TO COMPLETION

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting (the “Annual Meeting”) of Stockholders of Time Warner Cable Inc. (the “Company”) will be held on [X, X], 2014, at 10:00 a.m. (local time). The meeting will take place at:

New York Institute of Technology

Auditorium

1871 Broadway

New York, New York 10023

The purposes of the meeting are:

1.	To elect thirteen directors for a term of one year, and until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014;

3.	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Executive Compensation;”

4.	To consider and vote on four stockholder proposals described in the Proxy Statement (including Charter’s By-law Proposals, as defined below), if properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting.

The close of business on [X], 2014 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the record date are entitled to vote on the matters listed in this Notice of Annual Meeting.

Please note that on February 11, 2014 Charter Communications, Inc. (“Charter”) notified the Company of its intent (a) to nominate thirteen alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board of Directors and (b) to propose amendments to the Company’s by-laws (i) to fix the size of the Board at thirteen members and (ii) to repeal any amendments to the by-laws adopted by the Board without the approval of stockholders after July 26, 2012 (the date of the last publicly disclosed amendment to the by-laws) (the amendments together, “Charter’s By-law Proposals”). On February 12, 2014, Comcast Corporation and the Company entered into an Agreement and Plan of Merger, under which the Company will become a wholly owned subsidiary of Comcast. From the announcement of the Comcast merger agreement to the date of this Proxy Statement, Charter has not taken any action to solicit proxies in support of its proposals. If Charter withdraws its proposals in advance of the Annual Meeting, the Company will notify its stockholders. If Charter proceeds with any of its proposals, you may receive proxy solicitation materials from Charter, including an opposition proxy statement and a proxy card. The Company is not responsible for the accuracy of any information provided by or relating to Charter or its nominees contained in solicitation materials filed or disseminated by or on behalf of Charter or any other statements Charter may make.

The Company’s Board of Directors does not endorse any of the Charter nominees and unanimously recommends that you vote FOR the nominees proposed by the Company’s Board and in accordance with the Board’s other recommendations. Your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. The Company urges you to submit your proxy as promptly as possible (1) via the Internet, (2) by telephone or (3) by signing, dating and marking the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. If your shares are held in the name of a broker, bank or other financial institution, please follow the instructions on the voting instruction form furnished to you by such broker, bank or other financial institution. Any stockholder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

The Company’s Board of Directors urges you NOT to sign or return any proxy card for the Annual Meeting that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

Please note that, if you plan to attend the Annual Meeting in person, you will need to register in advance to be admitted. You may register in advance by telephone at 1-866-892-8925 or by email to: ir@twcable.com. The Annual Meeting will start promptly at 10:00 a.m. To avoid disruption, admission may be limited once the meeting begins.

TIME WARNER CABLE INC.

MARC LAWRENCE-APFELBAUM

Executive Vice President, General

Counsel and Secretary

April XX, 2014

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY SIGNING, DATING AND MARKING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. ANY STOCKHOLDER OF RECORD WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELING ANY PREVIOUS PROXY. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, PLEASE FOLLOW THE INSTRUCTIONS ON THE VOTING INSTRUCTION FORM FURNISHED TO YOU BY SUCH BROKER, BANK OR OTHER FINANCIAL INSTITUTION.

We urge you to read the accompanying Proxy Statement carefully and in its entirety. If you have any questions concerning the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

1-800-322-2885 Toll-Free

1-212-929-5500 Call Collect

Email: proxy@mackenziepartners.com

or

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

Attention: Investor Relations

Telephone: 1-877-4-INFO-TWC

We urge you NOT to sign any proxy card that you may receive from Charter, which has notified us that it intends to put forth its own slate and pursue certain associated by-law proposals. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. We encourage you to change your vote by using the enclosed WHITE proxy card to vote TODAY – via the Internet, by telephone or by signing, dating and marking the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

TIME WARNER CABLE INC.

60 Columbus Circle

New York, New York 10023

PROXY STATEMENT

This Proxy Statement and enclosed WHITE proxy card are being sent to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Time Warner Cable Inc., a Delaware corporation (“TWC” or the “Company”), for use at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held on [X, X], 2014, in the Auditorium at the New York Institute of Technology, 1871 Broadway, New York, New York 10023 commencing at 10:00 a.m., local time, and at any adjournment or postponement, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders attending the Annual Meeting in person should refer to the directions provided on the back cover of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. This Proxy Statement and accompanying form of proxy and voting instructions are first being mailed on or about XX, 2014 to holders of the Company’s common stock entitled to vote at the Annual Meeting. Please submit your proxy as promptly as possible (1) via the Internet, (2) by telephone or (3) by signing, dating and marking the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. If your shares are held in the name of a broker, bank or other financial institution, please follow the instructions on the voting instruction form furnished to you by such broker, bank or other financial institution.

On February 11, 2014, Charter Communications, Inc. (“Charter”), notified the Company of its intent to nominate thirteen alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board of Directors and to pursue certain associated by-law proposals described in this Proxy Statement. On February 12, 2014, Comcast Corporation (“Comcast”) and the Company entered into an Agreement and Plan of Merger, under which the Company will become a wholly owned subsidiary of Comcast. From the announcement of the Comcast merger agreement to the date of this Proxy Statement, Charter has not taken any action to solicit proxies in support of its proposals. If Charter withdraws its proposals in advance of the Annual Meeting, the Company will notify its stockholders. If Charter proceeds with any of its proposals, stockholders may receive proxy solicitation materials from Charter, including an opposition proxy statement and a proxy card. The Company is not responsible for the accuracy of any information provided by or relating to Charter or its nominees contained in solicitation materials filed or disseminated by or on behalf of Charter or any other statements Charter may make.

The Company’s Board does not endorse any of the Charter nominees and unanimously recommends that you vote only FOR the TWC Board’s proposed nominees and in accordance with the Board’s other recommendations by using the enclosed WHITE proxy card and urges you NOT to sign or return any proxy card that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. Please change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against any Charter nominee using Charter’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

At the close of business on [X], 2014, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to vote XXX,XXX,XXX shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). For information about stockholders’ eligibility to vote at the Annual Meeting and the ways to submit and revoke a proxy, please see “Questions and Answers about the Annual Meeting and Voting” and “Voting at the Annual Meeting” below. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of stockholders.

Voting Shares in Your Brokerage Account

Under the current rules and interpretations of the New York Stock Exchange (the “NYSE”), there are no “routine” matters in a contested proxy solicitation. Therefore, in the event that Charter solicits proxies in respect of any of its proposals, the solicitation will be contested and all matters presented at the Annual Meeting will be considered “non-routine” matters. If you hold your shares of Common Stock through a broker, bank or other financial institution, your broker will not be permitted to vote on your behalf on any of the matters presented at the Annual Meeting, unless you provide specific instructions by completing and returning the voting instruction form furnished to you by your broker, bank or other financial institution or following the instructions provided to you to vote your shares via telephone or the Internet.

However, if Charter does not solicit proxies in respect of any of its proposals, then Proposal Two (ratification of the independent registered public accounting firm) will be considered a “routine” matter, and your broker, bank or other financial institution will be entitled to vote on your behalf on the ratification without your instructions. In this event, all other matters presented at the Annual Meeting, including the election of directors, will still be considered “non-routine” matters, and your broker will not be permitted to vote on your behalf on such matters unless you provide specific instructions by completing and returning the voting instruction form furnished to you by your broker, bank or other financial institution or following the instructions provided to you to vote your shares via telephone or the Internet.

For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareowner.

Annual Report

A copy of the Company’s Annual Report to Stockholders for the year 2013 is available on the Company’s website at www.twc.com/annualmeetingmaterials.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the election of each of the thirteen nominees for election as directors named in this Proxy Statement;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014;

•	FOR the adoption of the resolution approving the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposals described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did you send me this Proxy Statement?

A: This Proxy Statement and enclosed WHITE proxy card are being sent to stockholders in connection with the solicitation of proxies by the Board of Time Warner Cable Inc. for use at the Annual Meeting of its stockholders, and at any adjournment or postponement. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q: Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

A: On February 11, 2014, Charter notified the Company of its intent to nominate thirteen alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the TWC Board and to pursue certain associated by-law proposals described in this Proxy Statement. On February 12, 2014, Comcast and the Company entered into an Agreement and Plan of Merger, under which the Company will become a wholly owned subsidiary of Comcast. From the announcement of the Comcast merger agreement to the date of this Proxy Statement, Charter has not taken any action to solicit proxies in support of its proposals. If Charter withdraws its proposals in advance of the Annual Meeting, the Company will notify its stockholders. If Charter proceeds with any of its proposals, you may receive proxy solicitation materials from Charter, including an opposition proxy statement and a proxy card. The Company is not responsible for the accuracy of any information provided by or relating to Charter or its nominees contained in solicitation materials filed or disseminated by or on behalf of Charter or any other statements Charter may make.

The Company’s Board does not endorse any of the Charter nominees and unanimously recommends that you vote only FOR the Board’s proposed nominees and in accordance with the Board’s other recommendations by using the enclosed WHITE proxy card and urges you NOT to sign or return any proxy card that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. Please change your vote by executing the enclosed WHITE proxy card or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against any Charter nominee using Charter’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

Q: Who is entitled to vote at the Annual Meeting?

A: Only holders of record of the Company’s Common Stock at the close of business on [X], 2014, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, XXX,XXX,XXX shares of Common Stock, par value $0.01 per share, were entitled to vote. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of stockholders.

Q: How can I vote my shares?

A: You can vote your shares in the following ways:

In Person.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote in person at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of election with the applicable ballot at the Annual Meeting. You may not appoint more than three persons to act as your proxy at the Annual Meeting.

If you hold shares in “street name,” meaning through a broker, bank or other financial institution, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting. To request a legal proxy, please contact your broker, bank or other financial institution.

Via the Internet or by Telephone.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote via the Internet at www.proxyvote.com or by telephone by calling the toll-free number on the back of your proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 pm (Eastern Time) on [—], 2014.

If you hold shares in “street name” through a broker, bank or other financial institution, you may vote via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank or other financial institution. Please follow the voting instructions provided by your broker, bank or other financial institution with these materials.

By Mail.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you will need to sign, date and mark your proxy card and return it using the postage-paid return envelope provided. Your proxy card must be received no later than the close of business on [—], 2014.

If you hold shares in “street name” through a broker, bank or other financial institution, to vote by mail, you will need to mark, sign and date the voting instruction form provided by your a broker, bank or other financial institution and return it in the postage-paid return envelope provided. Your broker, bank or other financial institution must receive your voting instruction form in sufficient time to vote your shares.

Q: May I change my vote?

A: Yes. Any stockholder of record may revoke a proxy at any time before it is voted by:

•

filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: General Counsel, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted by telephone or Internet, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed proxy card. Only the latest dated proxy you submit will be counted.

Q: How many shares must be present to conduct the Annual Meeting?

A: There must be a “quorum” to conduct the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Abstentions will be deemed present for the purpose of determining the presence of a quorum. In the event that Charter solicits proxies in respect of any of its proposals, broker “non-votes” will not be deemed present for the purpose of determining the presence of a quorum. However, if Charter does not solicit proxies in respect of any of its proposals, then broker “non-votes” will be deemed present for the purpose of determining the presence of a quorum.

Q: What are broker non-votes?

A: A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item (as the item is considered a “non-routine” matter) and has not received instructions from the beneficial owner. Nominees typically have discretionary voting power on “routine” matters when they have not received instructions on how to vote from the beneficial owner. However, brokers typically do not have discretionary voting power on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner.

Q: Will my shares be voted if I do not provide instructions to my broker?

A: Under the current rules and interpretations of the NYSE, there are no “routine” proposals in a contested proxy solicitation. Therefore, in the event that Charter solicits proxies in respect of any of its proposals, the solicitation will be contested and all of the proposals presented at the Annual Meeting will be considered “non-routine” matters. Brokers will not have discretionary voting power on any of these proposals. If you hold your shares of Common Stock through a broker, bank or other financial institution, your broker will not be permitted to vote on your behalf on any of the matters presented at the Annual Meeting unless you provide specific instructions by completing and returning the voting instruction form furnished to you by your broker, bank or other financial institution or following the instructions provided to you to vote your shares via telephone or the Internet.

However, under the current rules and interpretations of the NYSE, if Charter does not solicit proxies in respect of any of its proposals, then Proposal Two (ratification of the independent registered public accounting firm) will be considered a “routine” matter, and brokers, banks or other financial institutions will be entitled to vote on your behalf on the ratification without your instructions. Each of the other proposals, including the election of directors, will still be considered a “non-routine” matter, and your broker will not be permitted to vote on your behalf on such matters unless you provide specific instructions by completing and returning the voting instruction form furnished to you by your broker, bank or other financial institution or following the instructions provided to you to vote your shares via telephone or the Internet.

For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Q: What are the proposals and what is the required vote for each?

A: Proposal One: Election of Directors. If Charter’s nominees are in fact nominated for election by Charter at the Annual Meeting, the election of directors will be considered a contested election. A contested election results when there are more nominees for director than available director positions. Under the Company’s by-laws, directors will be elected by a plurality of the votes cast in a contested election. This means that the thirteen nominees receiving the highest number of “for” votes will be elected at the Annual Meeting.

If Charter does not nominate its nominees for election at the Annual Meeting, the election of directors will be considered an uncontested election. If Charter withdraws its intention to propose alternative director nominees in advance of the Annual Meeting, the Company will notify its stockholders. Under the Company’s by-laws, directors will be elected by a vote of a majority of the votes cast in an uncontested election. Any abstentions or broker non-votes will not be counted as a vote cast. Accordingly, if any incumbent director receives more “against” votes than “for” votes, he or she must submit an offer to resign from the Board no later than two weeks after the certification by the Company of the voting results. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer. This procedure also provides that the Chairman of the Nominating and Governance Committee has the authority to manage the Board’s review of the resignation offer, unless it is the Chairman of the Nominating and Governance Committee who has received the majority-against vote, in which case, the remaining independent directors who received a majority of the votes cast will select a director who will have the authority otherwise delegated to the Chairman of the Nominating and Governance Committee to manage the process.

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board has the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board would take if stockholders do not ratify the appointment by a majority of the votes duly cast by holders of Common Stock.

Proposal Three: Advisory Vote on Executive Compensation. This advisory resolution, commonly referred to as a “say-on-pay” resolution, will be considered approved if it receives the affirmative vote of a majority of the votes duly cast by holders of the Common Stock. However, the vote is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

Proposals Four and Five: Stockholder Proposals. The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock on each proposal is required to adopt such proposals.

Proposals Six and Seven: Charter Proposals. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt such proposals.

Please note that stockholders will NOT be asked to vote at the Annual Meeting on the adoption of the merger agreement between the Company and Comcast. It is expected that a special meeting for stockholders to consider and vote on the adoption of the merger agreement will be held at a later date. At a later date, stockholders of record on the record date for the special meeting will receive a proxy statement that will include instructions on how to vote on the adoption of the merger agreement at that meeting.

Q: What are the recommendations of the Company’s Board?

A: The Board recommends a vote:

•	FOR the election of each of the thirteen nominees for election as directors named in this Proxy Statement;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014;

•	FOR the adoption of the resolution approving the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposals described in this Proxy Statement.

Q: What do I do if I receive more than one proxy card?

A: Many stockholders hold their shares in more than one account, and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that ALL of your shares are represented at the Annual Meeting, the Company recommends that you vote every WHITE proxy card you receive.

On February 11, 2014, Charter notified the Company of its intent to nominate thirteen alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board of Directors and to pursue certain associated by-law proposals described in this Proxy Statement. If Charter proceeds with any of its proposals, you may receive proxy solicitation materials from Charter, including an opposition proxy statement and a proxy card. The Board does not endorse any of the Charter nominees and unanimously recommends that you vote only FOR the Board’s proposed nominees and in accordance with the Board’s other recommendations by using the enclosed WHITE proxy card and urges you NOT to sign or return any proxy card that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed proxy card. Only the latest dated proxy you submit will be counted. If you vote against any Charter nominee using Charter’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on TWC’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

Q: Whom can I contact if I have questions?

A: If you have any questions or need assistance voting, please contact MacKenzie Partners, Inc., the proxy solicitor for TWC, toll-free at 1-800-322-2885 or collect at 1-212-929-5500.

CORPORATE GOVERNANCE

General

The Company is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Board of Directors and management in a manner that benefits the long-term interests of the Company’s stockholders. Accordingly, the Company’s corporate governance practices are designed not merely to satisfy regulatory requirements, but to provide for effective oversight and management of the Company.

The Board has devoted substantial attention to the subject of corporate governance. Among other things, the Board has established a Nominating and Governance Committee and has developed a Corporate Governance Policy. The Board refines this Policy from time to time as it deems necessary. The Corporate Governance Policy sets forth the basic “rules of the road” to guide how the Board and its committees operate.

The Board of Directors also regularly holds executive sessions without management present, conducts examinations of management’s and the Board’s performance, has adopted a code of conduct for employees and has enacted a set of ethics guidelines specifically for outside directors. The Board of Directors engages in a regular process of reviewing its corporate governance practices, including comparing its practices with those recommended by various corporate governance groups, the expectations of the Company’s stockholders, and the practices of other leading public companies. The Company also regularly reviews its practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules of the Securities and Exchange Commission (“SEC”), and the rules and listing standards of the NYSE on which the Common Stock is listed for trading.

Information on the Company’s corporate governance is available to the public under “Corporate Governance” at www.twc.com/investors on the Company’s website. The information on the website includes: the Company’s by-laws, its Corporate Governance Policy (which includes the Board’s categorical standards for determining director independence), the charters of the Board’s five standing committees, the Company’s codes of conduct, and information regarding the process by which stockholders may communicate with members of the Board of Directors. These documents are also available in print by writing to the Company’s Corporate Secretary at the following address: Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attn: General Counsel.

The remainder of this section of the Proxy Statement summarizes the key features of the Company’s corporate governance practices:

Board Size

The number of directors constituting the full Board is currently set at thirteen. The Board of Directors has adopted a policy, consistent with the Company’s Certificate of Incorporation and by-laws, that it may determine the size of the Board from time to time. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of appropriate and qualified candidates and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s businesses.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for directors to be “independent,” independence is just one of the important factors that the Board and its Nominating and Governance Committee take into consideration in selecting nominees for director. The Nominating and Governance Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or is identified through some other source.

Overall Composition.    As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect an appropriate combination of skills, professional experience and diversity of backgrounds in light of the Company’s current and future business needs.

Personal Qualities.    Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director.

Commitment to the Company and its Stockholders.    Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Company’s stockholders.

Other Commitments.    Each director must satisfy the requirements of antitrust laws that limit service as an officer or director of a significant competitor of the Company. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board has determined that directors should generally serve on no more than four other public company boards.

Additional Criteria for Incumbent Directors.    During their terms, all incumbent directors on the Company’s Board are expected to attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Company and its business; to participate in discussions; to comply with applicable Company policies; and to provide advice and counsel to the Company’s management.

Additional Criteria for New Directors.    As part of its annual assessment of the Board’s composition in light of the Company’s current and expected business needs, the Nominating and Governance Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Company’s business needs and environment, and may be changed before the proxy statement for the 2015 annual meeting of stockholders is furnished to stockholders.

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Professional Experience.    New candidates for the Board should have significant experience in areas such as the following: (i) senior officer (e.g., president, chief executive officer or chief financial officer) of a major corporation (or a comparable position in the government, academia or non-profit sector); or (ii) a high-level position and expertise in one of the following areas—cable, telecommunications, media and entertainment, marketing or consumer technology.

•	Diversity. The Nominating and Governance Committee also believes it would be desirable for new candidates for the Board to enhance the diversity of the Board (e.g., gender, ethnic and/or geographic).

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Committee Eligibility.    In addition to satisfying the independence requirements that apply to directors generally (see below), the Nominating and Governance Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.

•	Director Experience. The Nominating and Governance Committee believes it would also be desirable for candidates for the Board to have experience as a director of a public corporation.

Independence.    Under NYSE rules, a majority of the directors on the Board must be independent. The Board has determined that eleven of the thirteen current directors, each of whom is also a nominee for director (or 85% of the Board), are currently independent in accordance with the Company’s criteria. The Board applies the following NYSE criteria in making its independence determinations.

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No Material Relationship.    The director must not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the director and the Company.

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Employment.    The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company in the prior three years.

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Other Compensation.    The director or immediate family member (as an executive officer) must not have received more than $100,000 per year in direct compensation from the Company, other than in the form of director fees, pension or other forms of deferred compensation, during the past three years.

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Auditor Affiliation.    The director must not be a current partner or employee of the Company’s internal or external auditor and the director’s immediate family member must not be a current employee of such auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or a current partner of such auditor. In addition, the director or an immediate family member must not have been within the last three years a partner or employee of such firm who personally worked on the Company’s audit.

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Interlocking Directorships.    During the past three years, the director or immediate family member cannot have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.

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Business Transactions.    The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family cannot have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.

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Additional Categorical Criteria.    In addition to applying the NYSE requirements summarized above, the Board has also developed categorical standards, which it uses to guide it in determining whether a “material relationship” exists with the Company that would affect a director’s independence:

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Charitable Contributions.    Discretionary charitable contributions by the Company to established non-profit entities with which a director or a member of the director’s family is affiliated will generally be deemed not to create a material relationship, unless they occurred within the last three years and (i) were inconsistent with the Company’s philanthropic practices; or (ii) were provided to an organization where the director or spouse is an executive officer or director and the Company’s contributions for the most recently completed fiscal year represent more than (a) the greater of $100,000 or 10% of that organization’s annual gross revenues for organizations with gross revenues up to $10 million per year or (b) the greater of $1 million or 2% of that organization’s annual gross revenues for organizations with gross revenues of more than $10 million per year; or (iii) the aggregate amount of the Company’s contributions to the organizations where a director or spouse is an executive officer or director is more than the greater of $1 million or 2% of all such organizations’ annual gross revenues.

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Employment and Benefits.    The employment by the Company of a member of a director’s family will generally be deemed not to create a material relationship, unless such employment involves employment at a salary of more than $60,000 per year of a director’s current spouse, domestic partner or child. Further, vested and non-forfeitable equity-based benefits and retirement benefits provided to directors or their family members under qualified plans as a result of prior employment will generally be deemed not to create a material relationship.

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Other Transactions.    Transactions between the Company and another entity with which a director or a member of a director’s family is affiliated will generally be deemed not to create a material relationship unless (i) they are the type set forth above under “Business Transactions;” (ii) they occurred within the last three years and were inconsistent with other transactions in which the Company has engaged with third parties; (iii) they occurred within the last three years and the director is an executive officer, employee, or substantial owner, or an immediate family member is an executive officer, of the other entity and such transactions represent more than 2% of the other entity’s gross revenues for the prior fiscal year or more than 5% of the Company’s consolidated gross revenues for its prior fiscal year.

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Interlocking Directorships.    Service by an employee of the Company as a director of an entity where one of the Company’s directors or director’s family members serves as an executive officer will generally be deemed not to create a material relationship, unless the employee (i) is an executive officer of the Company; (ii) reports directly to the Board or a committee of the Board; or (iii) has annual compensation approved by the Board’s Compensation Committee. In addition, service by an employee of the Company as a director of an entity where one of the Company’s directors or a member of the director’s family serves as a non-employee director will generally be deemed not to create a material relationship.

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Educational and Other Affiliations.    Attendance by an employee of the Company at an educational institution affiliated with one of the Company’s directors or a member of the director’s family, or membership by an employee of the Company in a professional association, social, fraternal or religious organization, club or institution affiliated with a Company director or member of the director’s family, will generally be deemed not to create a material relationship.

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Security Ownership.    Ownership by an employee of the Company of the securities of an entity where one of the Company’s directors or a member of the director’s family serves as a director or an employee will generally be deemed not to create a material relationship, unless (i) the Company employee (a) is an executive officer of the Company or reports directly to the Board or a committee of the Board or has annual compensation approved by the Board’s Compensation Committee and (b) beneficially owns more than 5% of any class of the other entity’s voting securities; and (ii) the Company director or a member of a director’s family is a director or executive officer of the other entity.

Independent Judgment.    Finally, in addition to the foregoing independence criteria, which relate to a director’s relationship with the Company, the Board also requires that independent directors be free of any other affiliation—whether with the Company or another entity—that would interfere with the exercise of independent judgment.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating and Governance Committee.    The Nominating and Governance Committee may identify and propose an individual for election to the Board. This involves the following steps:

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Assessment of Needs.    As described above, the Nominating and Governance Committee conducts periodic assessments of the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, the Committee may establish specific qualifications that it will seek in Board candidates. The Committee reports on the results of these assessments to the full Board of Directors.

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Identifying New Candidates.    In light of such assessments, the Committee may seek to identify new candidates for the Board who possess the specific qualifications established by the Committee and satisfy the other requirements for Board service. In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

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Reviewing New Candidates.    The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Committee and the more general criteria established by the by-laws and Corporate Governance Policy. The Committee may also select certain candidates to be interviewed by one or more Committee members.

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Reviewing Incumbent Candidates.    On an annual basis, the Committee also reviews incumbent candidates for renomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.

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Recommending Candidates.    The Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the by-laws, recommend that the Board elect new members of the Board who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Committee.    Stockholders may also submit names of director candidates, including their own, to the Nominating and Governance Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating and Governance Committee is set forth below at “Other Procedural Matters—Procedures for Submitting Director Recommendations and Nominations.”

Stockholder Nominations Submitted to Stockholders.    Stockholders may choose to submit nominations directly to the Company’s stockholders. The Company’s by-laws set forth the process that stockholders may use if they choose this approach, which is described below at “Other Procedural Matters—Procedures for Submitting Director Recommendations and Nominations.”

Director Elections—Majority Vote.    The Company’s by-laws provide, among other things, that in any uncontested election of directors, directors will be elected by a vote of a majority of the votes cast. If Charter withdraws its intention to propose its slate of director nominees and does not nominate them for election at the Annual Meeting, the election of directors will be considered an uncontested election. Any abstentions or broker non-votes will not be counted as a vote cast. Accordingly, any new director nominee in an uncontested election who receives more “against” votes than “for” votes will not be elected to the Board. If any incumbent director receives more “against” votes than “for” votes, he or she must submit an offer to resign from the Board no later than two weeks after the certification by the Company of the voting results. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer. This procedure also provides that the Chairman of the Nominating and Governance Committee has the authority to manage the Board’s review of the resignation offer, unless it is the Chairman of the Nominating and Governance Committee who has received the majority-against vote, in which case, the remaining independent directors who received a majority of the votes cast will select a director who will have the authority otherwise delegated to the Chairman of the Nominating and Governance Committee to manage the process.

Director Elections—Plurality Vote.    If Charter nominates it nominees for election at the Annual Meeting, the election of directors will be considered a contested election. Under the Company’s by-laws, directors will be elected by a plurality of the votes cast in a contested election. This means that the thirteen nominees receiving the highest number of “for” votes will be elected at the Annual Meeting.

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, the Board at least annually reviews the Company’s long-term strategy and longer-term business plan and also approves an annual budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, internal and external auditors, and outside advisors.

Board Meetings and Executive Sessions

The Board of Directors holds at least five meetings each year, including at least four quarterly meetings and generally one meeting devoted to addressing the Company’s strategy. In 2013, the Board of Directors met 17 times. The meeting schedule is normally established in the summer of the previous year. The Board of Directors also communicates informally with management on a regular basis.

Non-employee directors meet by themselves, without management or employee directors present, at every regularly scheduled Board meeting. Additionally, the independent directors meet together without any other directors or management present at least once a year. Any director may request additional executive sessions. The lead director generally presides at these executive sessions with the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters) leading the discussion, if appropriate.

Board Leadership: Chair and Lead Director

The Company’s Corporate Governance Policy provides that the Nominating and Governance Committee may from time to time make recommendations to the Board regarding the leadership structure of the Board, including whether to combine or separate the positions of Chairman and Chief Executive Officer (“CEO”), or to establish the position of “lead” or “presiding” director. In making the leadership structure determination, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. In March 2009, in conjunction with the Company’s separation from Time Warner Inc. (“Time Warner”) (the “Separation”), the Board established the role of lead independent director. In connection with the announced year-end 2013 retirement of Glenn A. Britt, who had acted as Chairman and CEO since 2009, the Board elected Robert D. Marcus to the Board of Directors in July 2013 and appointed him Chairman, in addition to CEO, commencing on January 1, 2014. N.J. Nicholas, Jr. serves as lead independent director, a position he has held since May 2012.

The lead director chairs the Board’s executive sessions, serves as a liaison between the Chairman of the Board and the independent directors, approves Board meeting schedules and agenda items, has the authority to call meetings of the independent directors and organizes the Board evaluation of the CEO. The Board believes that it is in the best interest of the Company and its stockholders to have Mr. Marcus, who is responsible for the Company’s operations and strategy, chair the Board’s discussions. The combined position enhances Mr. Marcus’s ability to provide insight and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company believes that its overall corporate governance policies and practices combined with the presence of a lead director, whose role closely parallels that of an independent Chairman, adequately addresses any governance concerns raised by the dual CEO and Chairman role. The lead director, along with the other non-employee directors, provides independent oversight of management and the Company’s strategy. The Company believes that separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in the worst case, lead to a blurring of the current clear lines of accountability and responsibility.

Board Risk Oversight

While risk management is primarily the responsibility of the Company’s management, the Board provides overall risk oversight with a focus on the most significant risks facing the Company. Throughout the year, in conjunction with its regular business presentations to the Board and its committees, management highlights any significant related risks. In addition, annually a meeting of the Board is dedicated to reviewing the Company’s short- and long-term strategies, including consideration of significant risks facing the Company.

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

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Audit Committee.    The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting process as well as overseeing the Company’s enterprise risk management processes. In that role, the Company’s management discusses with the Committee the Company’s major risk exposures and how these risks are managed and monitored. At least annually, the Audit Committee receives a report from management regarding the manner in which the Company is assessing and managing the Company’s exposure to financial and other risks.

•	Compensation Committee. The Compensation Committee monitors the risks associated with the Company’s compensation philosophy and programs.

•	Nominating and Governance Committee. The Nominating and Governance Committee oversees risks related to the Company’s governance structure and processes and risks from related person transactions.

•	Finance Committee. The Finance Committee monitors the risks associated with the Company’s financing activities, capital structure, pension obligations and hedging programs.

•	Marketing and Customer Care Committee. The Marketing and Customer Care Committee oversees the Company’s marketing and customer care activities, including risks related to its strategies and programs.

The Board’s risk oversight process builds upon the Company’s enterprise risk management processes. The description, assessment, mitigation plan and status for each enterprise risk are developed and monitored by management, including management “risk owners” and an oversight enterprise risk management committee. Management identifies and monitors the Company’s risks. In addition to the Company’s enterprise risk management processes, it has regular management disclosure committee meetings, a strong compliance office, Codes of Business Conduct and a comprehensive internal and external audit process.

Committees of the Board

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Marketing and Customer Care Committee. The Board may eliminate or create additional committees as it deems appropriate.

Except for the Finance Committee, each of the Board’s committees, including the Audit Committee, the Nominating and Governance Committee and the Compensation Committee, is composed entirely of Independent Directors (as defined below). The Chair of each committee is elected by the Board, generally upon the recommendation of the Nominating and Governance Committee, and is expected to be rotated periodically. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each standing committee are available on the Company’s website at www.twc.com/investors, but a brief summary of the committees’ responsibilities follows:

Audit Committee.    The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Company’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance and (v) the Company’s compliance program, internal controls and risk management. The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under the rules of the SEC implementing section 407 of the Sarbanes-Oxley Act of 2002 and meets the independence and experience requirements of the NYSE and the federal securities laws.

Compensation Committee.    The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, certain of the Company’s senior executives, (ii) overseeing the Company’s disclosure regarding executive compensation, (iii) administering the Company’s equity-based compensation plans and (iv) reviewing the Company’s overall compensation structure, practices, risks and benefit plans. A sub-committee of the Compensation Committee is responsible for certain executive compensation matters, including (i) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, each of the other executive officers and each of the other employees whose annual total compensation has a target value of $2 million or more (the “Senior Executives”), (ii) evaluating the performance of the CEO and the Senior Executives and (iii) setting the compensation level of the CEO and the Senior Executives.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for assisting the Board in relation to (i) corporate governance, (ii) director nominations, (iii) committee structure and appointments, (iv) CEO performance evaluations and succession planning, (v) Board performance evaluations, (vi) director compensation, (vii) regulatory matters relating to corporate governance, (viii) stockholder proposals and communications, (ix) social and environmental responsibility and (x) related person transactions.

Finance Committee.    The Finance Committee is responsible for (i) reviewing and approving the Company’s financing activities and (ii) assisting the Board in overseeing the Company’s (a) capital structure and financing strategies, including the related risks, (b) insurance program and (c) management of retirement plan assets, including the defined benefit pension plan trust.

Marketing and Customer Care Committee.    The Marketing and Customer Care Committee is responsible for (i) assisting the Board in overseeing the Company’s marketing and customer care activities, including strategies, programs, spending, execution and related technical operation matters and (ii) providing feedback to the Company’s management regarding such matters.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes and effectiveness. Each standing committee of the Board also conducts a similar self-evaluation with respect to such committee.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Company’s operations. As part of this orientation, new directors have opportunities to meet with members of the Company’s senior management. The Company is also committed to the ongoing education of its directors. From time to time, the Company’s executives make presentations to the Board regarding their respective areas. In addition, the Company reimburses directors for reasonable expenses relating to ongoing director education.

Non-Employee Director Compensation and Stock Ownership Requirement

The Board of Directors is responsible for establishing compensation for the Company’s non-employee directors who are not active employees of the Company. At least every two years, the Nominating and Governance Committee reviews the compensation for non-employee directors, including compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval. (For details on the compensation currently provided to non-employee directors, see “Director Compensation.”)

All directors who are not actively employed by the Company are required, within five years of joining the Board, to own stock or stock-based equivalents (whether as a result of receipt of shares from the Company or the purchase of shares) with a value of at least five times the annual cash retainer paid for Board service. The Company also expects all directors to comply with all federal, state and local laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company, and the Company has procedures in place to assist directors in complying with these laws.

Codes of Conduct

In order to help assure the highest levels of business ethics at the Company, the Board of Directors has adopted the following three codes of conduct, which are posted on the Company’s website at www.twc.com/investors.

Standards of Business Conduct.    The Company’s Standards of Business Conduct apply to the Company’s employees, including any employee directors. The Standards of Business Conduct establish policies pertaining to employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations.

Code of Ethics for Principal Executive and Senior Financial Officers.    The Company’s Code of Ethics for Principal Executive and Senior Financial Officers applies to certain officers of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer, Controller and other senior executives performing senior financial officer functions. The code serves as a supplement to the Standards of Business Conduct. Among other things, the code mandates that the designated officers engage in honest and ethical conduct, avoid conflicts of interest and disclose any material transaction or relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the code. Additionally, the code requires that these individuals promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications and sets forth standards for accounting practices and records. Individuals to whom the code applies are held accountable for their adherence to it. Failure to observe the terms of this code or the Standards of Business Conduct can result in disciplinary action (including termination of employment).

Guidelines for Non-Employee Directors.    The Guidelines for Non-Employee Directors assist the Company’s non-employee directors in fulfilling their fiduciary and other duties to the Company. In addition to affirming the directors’ duties of care and loyalty, the guidelines set forth specific policies addressing, among other things, securities trading and reporting obligations, gifts, the Foreign Corrupt Practices Act, political contributions and antitrust laws.

Communication with the Directors

The Company’s Independent Directors have approved a process for stockholders to communicate with directors. This process is described below at “Other Procedural Matters—Communicating with the Board of Directors.”

DIRECTORS

Term

The Company’s directors are elected annually by the holders of Common Stock. The nominees for director at the Annual Meeting will be considered for election to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or retirement.

Director Independence and Qualifications

As set forth in the Company’s Corporate Governance Policy, in selecting its slate of nominees for election to the Board, the Nominating and Governance Committee and the Board have evaluated, among other things, each nominee’s independence, satisfaction of regulatory requirements, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company and, with respect to incumbent directors, past performance on the Board. See “Corporate Governance—Criteria for Membership on the Board.” Each of the nominees is currently a director of the Company. The Board has determined that eleven of the thirteen current and incumbent directors (or 85% of the Board) have no material relationship with the Company either directly or indirectly and are “independent” within the meaning of the listing requirements of the NYSE and the Company’s more rigorous independence standards (such directors, the “Independent Directors”). Specifically, the Board has identified each of the directors with the exception of Messrs. Britt and Marcus as an Independent Director as independence is defined in the NYSE Listed Company Manual and as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, each of these directors meets the categorical standards for independence established by the Board, as set forth in the Company’s Corporate Governance Policy and discussed elsewhere in this Proxy Statement. In addition, the Board has determined that each director nominee is financially literate and possesses the high level of skill, experience, reputation and commitment that is mandated by the Board.

In selecting its slate of nominees for election to the Board, the Nominating and Governance Committee and the Board of Directors consider the appropriate combination of skills, professional experience and diversity of backgrounds for the Board as a whole. The Board of Directors believes that each of the nominees possesses integrity, good judgment, business acumen and high personal and professional ethics. More detailed information about their experience is provided below with their biographical information.

Several of the directors have substantial experience in the cable, media and entertainment industries, including Messrs. Britt, Castro, Chang, Haje, Logan, Marcus, Nicholas and Pace and Ms. Black. Messrs. Britt, Haje, Logan, Marcus, Nicholas and Pace all share a deep understanding of the Company’s business developed through their prior service at Time Warner. Ms. Black served as the President and Chief Executive Officer of Lifetime Entertainment Services, a multi-media brand for women, for six years, where she oversaw all aspects of programming and marketing. Mr. Castro co-founded a radio broadcasting company that primarily targets the Hispanic community, an increasingly important focus for distributing the Company’s services. In addition to Dr. Chang’s technological and management experience, he has a long history serving as a director of the Company and its predecessors.

Each of the directors has significant experience as a senior officer of a major corporation or a comparable position in government or academia. Mr. Shirley, currently the President and Chief Executive Officer of Bacardi Limited, also has a long service history with The Procter & Gamble Company and The Gillette Company and brings his marketing and managerial experience to the Board. Several of the directors also have extensive finance and accounting experience, including Messrs. Britt, Copeland, Marcus, Nicholas and Pace, Senator Sununu and Ms. James. Messrs. Britt and Copeland and Ms. James also have valuable experience serving on the audit committees of other public companies. Several of the directors have extensive legislative or regulatory experience, including Senator Sununu and Messrs. Britt, Castro, Copeland and Marcus and Ms. James, through their experience in highly-regulated industries.

While backgrounds of all of the directors contribute a diversity of experience and opinion to the Board, Messrs. Castro and Chang and Mses. Black and James also bring ethnic and gender diversity.

Nominees for Election at the Annual Meeting

The Board has set the number of directors at thirteen. Each of the current directors has been nominated for election at the Annual Meeting and, except for Mr. Marcus, was elected by the Company’s stockholders at the annual meeting in 2013. Mr. Marcus was appointed to the Board in July 2013 in connection with the Board’s executive succession planning. Set forth below are the principal occupation and certain other information, as of April 8, 2014, for the thirteen nominees, each of whom currently serves as a director.

In addition to the information set forth below, Appendix A sets forth information relating to the director nominees as well as certain of the Company’s directors, officers and employees who are considered “participants” in the Company’s solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on the Company’s behalf.

Name	Age	Principal Occupation During the Past Five Years

Carole Black	70

Former President and Chief Executive Officer, Lifetime Entertainment Services.    Ms. Black served as the President and Chief Executive Officer of Lifetime Entertainment Services, a multi-media brand for women, including Lifetime Network, Lifetime Movie Network, Lifetime Real Women Network, Lifetime Online and Lifetime Home Entertainment, from March 1999 to March 2005. Prior to that, Ms. Black served as the President and General Manager of NBC4, Los Angeles, a commercial television station, from 1994 to 1999, and in various marketing-related positions at The Walt Disney Company, a media and entertainment company, from 1986 to 1993. Ms. Black has served as a director since July 2006 and is also a director of Herbalife, Ltd. (through April 29, 2014).

Ms. Black has broad experience as the former president and chief executive officer of a large media and entertainment company, and her extensive experience in television programming, marketing and cable, media and entertainment business provides her with a strong understanding of the Company’s business and its competitive environment.

Name	Age	Principal Occupation During the Past Five Years

Glenn A. Britt	65

Retired Chairman and Chief Executive Officer of the Company.    Mr. Britt served as the Company’s Chief Executive Officer from August 2001 until his retirement in December 2013. He also served as the Company’s Chairman from March 2009 and previously from August 2001 to March 2006. Prior to assuming the Chief Executive Officer position, he held various senior positions with Time Warner Cable Ventures, then the Company’s new business arm, certain of the Company’s predecessor entities, and Time Warner and its predecessor Time Inc. Mr. Britt has served as a director since March 2003 and is also a director of Xerox Corporation and Cardinal Health, Inc. He previously served as a trustee of Teachers’ Insurance and Annuity Association from 2007 until November 2009.

Mr. Britt has substantial business, finance and accounting experience developed through his over 40 years at the Company and Time Warner, and he is a recognized leader in the cable industry. As a result of his extensive experience, Mr. Britt possesses a deep understanding of the Company’s business and the cable industry.

Thomas H. Castro	59

President and Chief Executive Officer, El Dorado Capital, LLC.    Mr. Castro is the founder of El Dorado Capital, LLC, a private equity investment firm, and has served as its President and Chief Executive Officer since December 2008. He is also the founder of IMB Development Corporation, a private equity investment firm, and has served as its Managing Director since January 2012. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targets Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro, an entrepreneur, owned and operated other radio stations and founded a company that exported oil field equipment to Mexico. Mr. Castro has served as a director since July 2006.

These experiences have provided Mr. Castro with significant operating, financial, advertising and regulatory experience as well as an in-depth understanding of the Company’s business and industry. In addition, through his entrepreneurial experience and community work, Mr. Castro brings an appreciation and awareness of issues important to the Hispanic community, an increasingly important customer base for the Company.

Name	Age	Principal Occupation During the Past Five Years

David C. Chang	72

Professor Emeritus, Polytechnic Institute of New York University and Chairman and Chief Executive Officer, The Global Maximum Educational Opportunities, Inc.    Dr. Chang co-founded The Global Maximum Educational Opportunities, Inc. (“G-MEO”), which provides study abroad programs in China for U.S. undergraduate students, in 2011 and became its Chairman and Chief Executive Officer in August 2013. He also became Professor Emeritus of Polytechnic Institute of New York University (formerly known as Polytechnic University) in July 2013, after having served as its Chancellor from July 2005 and its President and a Professor of Electrical and Computer Engineering from 1994. Prior to that, he was Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang has served as a director since March 2003 and served as an independent director of American Television and Communications Corporation (a predecessor of the Company) from 1986 to 1992. He is also a director of AXT, Inc.

Dr. Chang has significant technology and managerial experience as well as historical perspective and understanding of the Company through his longstanding board service, first as a director of American Television and Communications Corporation and then as a director of the Company.

James E. Copeland, Jr.	69

Former Chief Executive Officer of Deloitte & Touche USA LLP and Deloitte Touche Tohmatsu Limited and Former Global Scholar, Robinson School of Business, Georgia State University.    Mr. Copeland served as a Global Scholar at the Robinson School of Business at Georgia State University from 2003 through 2007. Prior to that, Mr. Copeland served as the Chief Executive Officer of Deloitte & Touche USA LLP, a public accounting firm, and Deloitte Touche Tohmatsu Limited, its global parent, from 1999 to May 2003. Prior to that, Mr. Copeland served in various positions at Deloitte & Touche and its predecessors from 1967. Mr. Copeland has served as a director since July 2006 and is also a director of ConocoPhillips and Equifax, Inc.

Mr. Copeland has substantial accounting, regulatory and business experience from his distinguished career in the accounting profession. He has extensive technical accounting expertise as well as experience managing a leading accounting firm and working with regulators to develop and apply accounting policy. In addition, Mr. Copeland has experience serving on audit committees of other public companies.

Name	Age	Principal Occupation During the Past Five Years

Peter R. Haje	79

Legal and Business Consultant and Private Investor. Mr. Haje has served as a legal and business consultant and private investor since he retired from service as an executive officer of Time Warner in January 2000. Prior to that, he served as the Executive Vice President and General Counsel of Time Warner from October 1990, adding the title of Secretary in May 1993. He also served as the Executive Vice President and General Counsel of Time Warner Entertainment Company, L.P. (“TWE”), a former subsidiary of the Company, from June 1992 until 1999. Prior to his service to Time Warner, Mr. Haje was a partner of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP for more than 20 years. Mr. Haje has served as a director since July 2006 and as the lead director from March 2009 to May 2012. Previously, Mr. Haje served as a director of American Community Newspapers Inc. from 2005 until May 2009.

Mr. Haje has substantial experience guiding various aspects of corporate legal and executive compensation matters as well as in the cable, media and entertainment industry from his service as the chief legal officer at Time Warner and as a member of a premier law firm. Mr. Haje also has significant historical perspective and knowledge of the Company through his long service at Time Warner.

Donna A. James	56

Consultant, Business Advisor and Managing Director, Lardon & Associates LLC.    Ms. James has served as a consultant, business advisor and managing director of Lardon & Associates LLC, a business and executive advisory services firm, since April 2006. Prior to that, Ms. James served as President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company (“Nationwide Mutual”), a financial services and insurance company, from 2003, and as Executive Vice President and Chief Administrative Officer of Nationwide Mutual from 2000. Ms. James also served as Chair of the National Women’s Business Council, an appointment by President Obama, from October 2010 to May 2013. Ms. James has served as a director since March 2009 and is also a director of L Brands, Inc. (formerly known as Limited Brands, Inc.) and Marathon Petroleum Corporation. Ms. James previously served as a director of CNO Financial Group, Inc. from 2007 until May 2011 and Coca-Cola Enterprises Inc. from 2005 until April 2012.

Ms. James has significant finance, accounting and human resources experience. In addition, Ms. James’s service on other public company boards contributes to her knowledge of public company matters, including corporate governance and public affairs.

Name	Age	Principal Occupation During the Past Five Years

Don Logan	70

Investor.    Mr. Logan served as the Chairman of the Company’s Board of Directors from February 2006 until March 2009. He currently invests in a variety of media, entertainment and sports entities. He served as Chairman of Time Warner’s Media & Communications Group from July 2002 through December 2005. Prior to assuming that position, he was Chairman and Chief Executive Officer of Time Inc., Time Warner’s publishing subsidiary, from 1994 to July 2002 and was its President and Chief Operating Officer from 1992 to 1994. Prior to that, Mr. Logan held various executive positions with Southern Progress Corporation, which was acquired by Time Inc. in 1985. Mr. Logan has served as a director since March 2003.

Mr. Logan has substantial business, finance and accounting experience as well as extensive knowledge of the media and entertainment industry. In addition, Mr. Logan oversaw Time Warner’s investment in the Company as Chairman of Time Warner’s Media and Communications Group, and he has a deep understanding of the Company’s business.

Robert D. Marcus	48

Chairman and Chief Executive Officer of the Company.     Mr. Marcus has served as the Company’s Chairman and Chief Executive Officer since January 1, 2014. Prior to that, Mr. Marcus served as the Company’s President and Chief Operating Officer from December 2010 and Senior Executive Vice President and Chief Financial Officer from January 2008 to December 2010, having served as Senior Executive Vice President from August 2005. Mr. Marcus joined the Company from Time Warner, where he had served as Senior Vice President, Mergers and Acquisitions from 2002 and as Vice President of Mergers and Acquisitions from 1998. Mr. Marcus has served as a director since July 2013 and is also a director of Equifax, Inc.

Mr. Marcus has substantial business, legal, finance and accounting experience developed through his career at the Company and Time Warner. As a result of his experience, Mr. Marcus possesses a deep understanding of the Company’s business and the cable industry.

Name	Age	Principal Occupation During the Past Five Years

N.J. Nicholas, Jr.	74

Investor.    Mr. Nicholas is an investor. From 1964 until 1992, Mr. Nicholas held various positions at Time Inc. and Time Warner. He was named President of Time Inc. in 1986 and served as Co-Chief Executive Officer of Time Warner from 1990 to 1992. Mr. Nicholas has served as a director since March 2003 and as lead director since March 2012. He is also a director of Boston Scientific Corporation. Mr. Nicholas served as a director of Xerox Corporation from 1987 until May 2012.

Mr. Nicholas has substantial executive experience as well as extensive experience in the media and entertainment field developed through his nearly 30 years at Time Warner and Time Inc. Mr. Nicholas also possesses valuable corporate governance experience from his longstanding service on other public company boards.

Wayne H. Pace	67

Former Executive Vice President and Chief Financial Officer, Time Warner.    Mr. Pace served as Executive Vice President and Chief Financial Officer of Time Warner from November 2001 through December 2007, and served as Executive Vice President and Chief Financial Officer of TWE from November 2001 until October 2004. He was Vice Chairman and Chief Financial and Administrative Officer of Turner Broadcasting System, Inc., a cable programming subsidiary of Time Warner (“TBS”), from March 2001 to November 2001 and held various other executive positions at TBS, including Chief Financial Officer, from 1993 to 2001. Prior to that, Mr. Pace was an audit partner with Price Waterhouse, now PricewaterhouseCoopers LLP, an international accounting firm. Mr. Pace has served as a director since March 2003.

Mr. Pace has substantial business, finance and accounting experience developed during his nearly fifteen years with Time Warner and TBS and, prior to that, Price Waterhouse. Mr. Pace also brings an extensive knowledge of the Company’s business and financial condition to the Board.

Name	Age	Principal Occupation During the Past Five Years

Edward D. Shirley	57

Former President and Chief Executive Officer, Bacardi Limited. Mr. Shirley served as the President and Chief Executive Officer of Bacardi Limited, a spirits company, from March 2012 to April 2014. Prior to that, he served as Vice Chairman of Global Beauty and Grooming, a business unit of The Procter & Gamble Company, a consumer goods company (“Procter & Gamble”), from July 2008 through June 2011 and as Vice Chair on Special Assignment from July 2011 through December 2011. Prior to that, he served as Group President, North America of Procter & Gamble from April 2006 and held several senior executive positions with The Gillette Company, a consumer goods company, which was acquired by Procter & Gamble in 2005. Mr. Shirley has served as a director since March 2009.

Mr. Shirley has substantial executive and marketing experience developed as President and Chief Executive Officer of large consumer products companies and during more than 30 years as a senior executive at Procter & Gamble and The Gillette Company. The Company operates in an extremely competitive industry, and Mr. Shirley brings valuable marketing experience and perspective to the Board.

John E. Sununu	49

Former U.S. Senator, New Hampshire.    Senator Sununu has served as a Senior Policy Advisor for Akin Gump Strauss Hauer & Feld LLP, a law firm, since July 2010. He served as a U.S. Senator from New Hampshire from January 2003 to 2009. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Prior to his election to the Senate, he represented New Hampshire’s First District in the U.S. House of Representatives from 1997 to 2003. Prior to serving in Congress, he served as the Chief Financial Officer of Teletrol Systems, Inc., a manufacturer of building control systems, from 1993 to 1996. Senator Sununu has served as a director since March 2009 and is also a director of Boston Scientific Corporation.

Senator Sununu has significant legislative, regulatory and financial experience. The Company’s business is subject to extensive regulation, and Senator Sununu provides legislative and regulatory insight. He also possesses corporate governance experience from his service on another public company board.

Attendance

During 2013, the Board of Directors met 17 times. Each incumbent director attended over 80% of the total number of meetings of the Board of Directors and the committees of which he or she was a member. In addition, the directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the 2013 annual meeting of the Company’s stockholders.

Committee Membership

The current members of the Board’s standing committees are as follows:

Audit Committee.    The members of the Audit Committee are Donna James, who serves as the Chair, Thomas Castro, James Copeland, Jr. and Wayne Pace. Among other things, the Audit Committee complies with all NYSE and legal requirements and consists entirely of Independent Directors. The authority and responsibility of the Audit Committee, which met seven times during 2013, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Compensation Committee.    The members of the Compensation Committee are Peter Haje, who serves as the Chair, Carole Black, N.J. Nicholas, Jr. and Edward Shirley. All of the members of the Compensation Committee are Independent Directors. The Compensation Committee has a sub-committee consisting of three Independent Directors who are also considered “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Ms. Black and Messrs. Nicholas and Shirley, to which it may delegate executive compensation matters. The authority and responsibility of the Compensation Committee, which met eleven times during 2013, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Nominating and Governance Committee.    The members of the Nominating and Governance Committee are John Sununu, who serves as the Chair, Thomas Castro, David Chang and N.J. Nicholas, Jr. All of the members of the Nominating and Governance Committee are Independent Directors. The authority and responsibility of the Nominating and Governance Committee, which met three times during 2013, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Finance Committee.    The members of the Finance Committee are Wayne Pace, who serves as the Chair, Glenn Britt, David Chang, James Copeland, Jr., Don Logan and John Sununu. All of the members of the Finance Committee are Independent Directors, except for Mr. Britt. The authority and responsibility of the Finance Committee, which met three times during 2013, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Marketing and Customer Care Committee.    The members of the Marketing and Customer Care Committee are Carole Black, who serves as the Chair, Don Logan, Edward Shirley and John Sununu. All of the members of the Marketing and Customer Care Committee are Independent Directors. The authority and responsibility of the Marketing and Customer Care Committee, which met two times during 2013, are described above (see “Corporate Governance—Committees of the Board”) and set forth in detail in its charter.

Information on committee membership and each committee’s charter is available on the Company’s website at www.twc.com/investors.

SECURITY OWNERSHIP

Security Ownership by the Board of Directors and Executive Officers

The following table sets forth information as of the close of business on February 28, 2014 as to the number of shares of the Company’s Common Stock beneficially owned by:

•	each executive officer named in the Summary Compensation Table below at “Executive Compensation—Summary Compensation Table” (a “named executive officer”);

•	each current director and director nominee; and

•	all current executive officers and directors, as a group.

	Common Stock Beneficially Owned(1)
Name	Number of Shares	Right to Acquire Shares(2)	Percent of Class
Carole Black	500	6,361	*
Glenn A. Britt(3)	178,799	1,008,907	*
Thomas H. Castro	919	5,442	*
David C. Chang	2,443	5,442	*
James E. Copeland, Jr.	—	6,361	*
Irene M. Esteves	6,638	26,979	*
Peter R. Haje(4)	15,622	6,361	*
Donna A. James	150	6,361	*
Michael LaJoie	11,801	64,341	*
Don Logan	—	6,361	*
Robert D. Marcus	61,281	315,339	*
Philip G. Meeks	—	—	*
Arthur T. Minson, Jr.	5	—	*
N.J. Nicholas, Jr.	2,333	6,361	*
Wayne H. Pace	24,754	5,442	*
Edward D. Shirley	1,333	6,361	*
John E. Sununu	102	6,361	*
All current directors and executive officers as a group (19 persons)(3)-(5)	325,627	1,574,350	*

*	Represents beneficial ownership of less than one percent of the issued and outstanding Common Stock on February 28, 2014.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include any shares of Common Stock or other TWC equity securities that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of February 28, 2014, the only equity securities of TWC beneficially owned by the named persons or group were (a) shares of Common Stock, (b) options to purchase shares of Common Stock and (c) restricted stock units (“RSUs”) and deferred stock units reflecting the contingent right to receive shares of Common Stock. None of these shares of Common Stock was pledged as security.

(2)	Reflects shares of Common Stock subject to (a) options to purchase Common Stock that, on February 28, 2014, were unexercised, but were exercisable on or within 60 days after that date and (b) RSUs that, on February 28, 2014, were unvested, but were expected to vest on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.” The “Right to Acquire Shares” for each of the non-employee directors includes RSUs issued to them as compensation since 2011, which represent the right to receive shares of Common Stock after termination of service as a member of the Board, but does not include their interests set forth in the table below in (a) RSUs issued to them as compensation prior to 2011, which represent the right to receive shares of Common Stock six months after termination of service as a member of the Board and (b) deferred stock units issued under the Directors’ Deferred Compensation Program, which represent the right to receive shares of Common Stock on the distribution date selected by the director. Each non-employee director’s (a) RSUs issued to them as compensation prior to 2011 and (b) deferred stock units as of February 28, 2014 are set forth below. The directors do not have voting rights with respect to these RSUs and deferred stock units, but they represent an economic interest in the shares of Common Stock. See “Director Compensation.” For information about RSUs held by the named executive officers, see “Executive Compensation—Outstanding Equity Awards.”

	Pre-2011 Restricted Stock Units	Deferred Stock Units
Carole Black	12,409	—
Thomas H. Castro	12,409	—
David C. Chang	11,113	6,832
James E. Copeland, Jr.	12,409	6,126
Peter R. Haje	12,409	7,532
Donna A. James	5,912	—
Don Logan	12,409	—
N.J. Nicholas, Jr.	12,409	6,598
Wayne H. Pace	9,204	5,783
Edward D. Shirley	5,912	—
John E. Sununu	5,912	—

(3)	Includes (a) 29 shares of Common Stock owned by Mr. Britt’s spouse as to which Mr. Britt disclaims beneficial ownership and (b) 1,228 shares of Common Stock owned by the Glenn and Barbara Britt Foundation, as to which Mr. Britt and his spouse share voting and investment power.

(4)	Includes 666 shares of Common Stock owned by the Peter and Helen Haje Foundation, as to which Mr. Haje and his spouse share voting power and investment power.

(5)	Includes an aggregate of approximately 1,009 shares of Common Stock held by a trust under the TWC Savings Plan for the benefit of TWC’s current executive officers.

Security Ownership of Certain Beneficial Owners

Based on a review of filings with the SEC, as of February 28, 2014, the Company has determined that each of the persons listed below is a beneficial holder of more than 5% of the outstanding shares of Common Stock as of the date indicated.

Name and Address of Beneficial Owner	Shares of Stock Beneficially Owned	Percent of Class
Dodge & Cox(1)	15,524,188	5.5%
555 California Street, 40th Floor
San Francisco, CA 94104
The Vanguard Group Inc.(2)	14,222,130	5.0%
100 Vanguard Boulevard
Malvern, PA 19355

(1)	Based solely on a Schedule 13G filed by Dodge & Cox with the SEC on February 13, 2014, which reported, as of December 31, 2013, that it had sole voting power over 14,579,915 of the indicated shares and sole dispositive power over all of the indicated shares.

(2)	Based solely on a Schedule 13G filed by The Vanguard Group Inc. with the SEC on February 12, 2014, which reported, as of December 31, 2013, that it had sole voting power over 464,847 of the indicated shares, sole dispositive power over 13,789,227 of the indicated shares and shared dispositive power over 432,903 of the indicated shares.

AUDIT-RELATED MATTERS

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Company’s Board of Directors assists the Board of Directors in fulfilling responsibilities in a number of areas. These responsibilities include, among others: (i) the appointment and oversight of the Company’s independent registered public accounting firm (“independent auditor”), as well as the evaluation of the independent auditor’s qualifications, performance and independence; (ii) the oversight of the Company’s internal audit function; (iii) the review of the Company’s financial statements and the results of each external audit; (iv) the review of other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as the Audit Committee may find appropriate or may be brought to its attention; and (v) the oversight of the Company’s compliance program. To assist it in fulfilling its oversight and other duties, the Audit Committee regularly meets separately with the internal auditor, the independent auditor and management.

Independent Auditor and Internal Audit Matters.    The Audit Committee discusses with the Company’s independent auditor its plan for the audits of the Company’s annual consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During 2013, the Audit Committee met regularly with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements and the overall quality of the Company’s accounting principles. The Audit Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP (“E&Y”) as the Company’s independent auditor for 2014, and the Board concurred in its appointment.

The Audit Committee reviews and approves the annual internal audit plan and meets regularly with the representatives of the Company’s internal audit group, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Financial Statements as of December 31, 2013.    Management has the primary responsibility for the financial statements and the reporting process, including its systems of internal and disclosure controls (including internal control over financial reporting). The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditor with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2013. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

In connection with its review of the Company’s year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditor the consolidated financial statements and the independent auditor’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls. The Audit Committee also received from the independent auditor the written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with E&Y its independence. The Audit Committee further considered whether the provision by the independent auditor of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair the independent auditor’s independence.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) for filing with the SEC.

Members of the Audit Committee:

Donna A. James (Chair)

Thomas H. Castro

James E. Copeland, Jr.

Wayne H. Pace

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has established a policy (the “Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditor, along with the associated fees for those services. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditor and the Company; (ii) would place the independent auditor in the position of auditing its own work; (iii) would result in the independent auditor acting in the role of management or as an employee of the Company; or (iv) would place the independent auditor in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent auditor is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditor’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent auditor would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit Committee, and the Chair must report her pre-approval decisions to the Audit Committee at its next regular meeting. The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the Policy by requiring management, pursuant to the Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to ensure compliance with the Policy.

Services Provided by the Independent Auditor

As described above, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The aggregate fees billed by E&Y to the Company for the years ended December 31, 2013 and 2012 are as follows:

Fees of the Independent Auditor

	2013	2012
Audit Fees(1)	$5,868,773	$5,395,737
Audit-Related Fees(2)	960,621	781,251
Tax Fees(3)	793,059	776,894
All Other Fees	—	—

Total Fees for Services Provided	$7,622,453	$6,953,882

(1)	Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews) and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements; (b) the audit of the effectiveness of internal control over financial reporting; (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board (“FASB”) or other regulatory or standard-setting bodies; and (d) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Audit-Related Fees were principally for services related to (a) agreed-upon procedures or expanded audit procedures to comply with contractual arrangements, regulatory/franchise reporting requirements or other requirements; (b) audits of employee benefit plans; (c) due diligence services pertaining to acquisitions; and (d) attestation services related to certain internal controls (SSAE 16).

(3)	Tax Fees were for services related to tax planning and tax advice, including advice with respect to an internal reorganization.

None of the services related to Audit-Related Fees or Tax Fees presented above was approved by the Audit Committee pursuant to a waiver of the pre-approval provisions as set forth in the applicable rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes the Company’s compensation philosophy, principles and practices for 2013 for those of its executive officers named in the Summary Compensation Table in this Proxy Statement—Messrs. Britt, Marcus, Minson, LaJoie and Meeks and Ms. Esteves, who served as Chief Financial Officer of the Company until May 2013 (the “named executive officers”)—and explains how they were applied to determine these executives’ 2013 compensation.

Overview:

Executive Compensation Program

The Company’s executive compensation program is designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. The Company seeks to:

Pay-for- Performance Orientation

•     pay for performance by rewarding executives for leadership excellence and sustained financial and operating performance in line with the Company’s strategic goals; and

•     align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.

The Company’s executive compensation program consists of:

•	annual salary;

•	annual cash bonus dependent in 2013 on performance against several financial metrics; and

•	equity awards, a significant portion of which are subject to complete forfeiture if performance-based vesting conditions are not met.

The Company believes that the program’s mix of short- and long-term elements appropriately incentivizes executives to achieve the Company’s goals and aligns executives’ interests with those of stockholders. The Company believes that the program has played a key role in the Company’s operating and financial success, which in turn has helped drive strong operating results and total stockholder return. Stockholders have been supportive of the Company’s executive compensation program. More than 85% of votes cast in the Company’s 2013 “say-on-pay” advisory compensation referendum were in favor of the program, which is consistent with the approval levels in prior years. As a result, and in light of its own analysis of the effectiveness of its compensation program, the Company did not feel that significant changes in the compensation structure were mandated for 2013.

Certain changes to the program were implemented in 2014 to address employee retention concerns arising as a result of the Company’s agreement to merge with Comcast. These changes were designed to support stockholder alignment and the pay-for-performance orientation of the program while also addressing the importance of retaining talent during a time of change. The retention program is discussed in more detail below under “Special 2014 Programs.”

2013 Highlights:

Company Performance

The Company’s steady financial results continued in 2013 despite challenging economic conditions, a robust competitive environment, rapid technological change and regulatory uncertainty. The Company believes that its executive officers have created significant stockholder value over the past several years:

Consistent Performance

•

Increased revenue 3.4% during 2013 to $22.1 billion, driven primarily by growth of 21.6% in business services revenue and 14.4% in residential high-speed data revenue; total revenue has grown 17.2% over the last three fiscal years.

•

Expanded the Company’s business services reach and opportunity and acquired DukeNet Communications, LLC, a regional fiber optic network company providing data and high-capacity bandwidth services to further expand the Company’s business services offerings.

•	Implemented customer retention and new product and pricing initiatives that drove average monthly residential revenue per residential customer relationship to $105.28 at year end.

•

Continued expanding availability of its TWC TV apps to the Amazon Kindle Fire platform and Xbox 360 video game consoles and other devices, increasing the programming available on these platforms inside and outside the home and enhancing the number of WiFi hotpots to which the Company’s customers have access when away from home.

•	Enhanced the customer experience with faster internet speeds, an improved cloud-based guide and better customer service.

•	Completed the Company’s long-term CEO succession plan and assembled a highly qualified leadership team.

•	Effectively implemented the Company’s “One TWC” reorganization designed to improve decision- making, enhance accountability and achieve operational consistency across the Company.

Significant Return of Capital

•

Started paying a quarterly dividend in March 2010; increased it by 20% in 2011, 17% in 2012, 16% in 2013 and 15% in 2014 (dividend yield of 2.3% as of January 29, 2014, the date the increase was approved).

•	Paid $758 million in dividends in 2013; $2.7 billion in aggregate quarterly dividend payments through 2013.

•

Repurchased $2.5 billion of Common Stock in 2013, aggregating $7.5 billion since the repurchase program started in November 2010, representing approximately 25% of the Common Stock then outstanding, while maintaining the Company’s leverage ratio in its target range.

Impressive Total Stockholder Return

•

Delivered 43% stockholder return in 2013 and significant total return to stockholders over the longer term: 122% three-year cumulative total return and 490% five-year cumulative total return through December 31, 2013.

This chart compares the performance of the Company’s Common Stock with the performance of the S&P 500 Index and an index comprised of the companies included in the Primary Peer Group (as defined and listed below) over the last three fiscal years. The chart assumes $100 was invested on December 31, 2010 and reflects reinvestment of regular dividends and distributions on a monthly basis and quarterly market capitalization weighting. Source: Capital IQ, a Standard & Poor’s business.

Executive Compensation Principles and Practices

Compensation Practices Checklist

The Company and the Compensation Committee regularly monitor best practices and emerging trends in executive compensation, and the Company from time to time communicates with significant institutional stockholders and other interested constituencies to discuss the design and operation of its executive compensation and governance programs. The current practices reflect the enhancements that the Company has made over the years to strengthen its compensation practices.

The listing below identifies compensation practices that are (and, where noteworthy, are not) incorporated into the Company’s compensation programs as of the date of this Proxy Statement and, to the extent relevant, provides the location of the discussion of the practice in this Proxy Statement.

Compensation Practice	TWC’s Compensation Practices	Discussion in Proxy Statement
Stock ownership requirements with a retention component and hedging restrictions	YES	Compensation Discussion & Analysis (“CD&A”)—“Ownership and Retention Requirements; Hedging Policy”
Multiple performance metrics for annual incentive	YES	CD&A—“2013 Short-Term Incentive Program—Annual Cash Bonus”
Clawback capabilities	YES	“Employment Agreements”
Change in control “double-trigger” on equity award vesting acceleration and severance benefits	YES	“Potential Payments upon a Change in Control”
Limits on executive annual incentive compensation (bonuses capped at 150% of target bonus)	YES	CD&A—“2013 Short-Term Incentive Program—Annual Cash Bonus”
Performance-based vesting conditions for long-term equity incentive awards (“LTI”); awards are forfeited if conditions are not met	YES	CD&A—“2013 Long-Term Incentive Program—Equity-Based Awards”
Pay tallies used to assist in compensation decisions	YES	CD&A—“The Use of Pay Tallies”
Limits on Pension Plan benefits (eligible compensation capped at $350,000 per year)	YES	“Pension Plans”
Restrictive covenants and non-compete protections	YES	“Employment Agreements”
Peer-of-peer analysis	YES	CD&A—“The Role of Competitive Comparisons”
Competitive employment market analysis	YES	CD&A—“The Role of Competitive Comparisons”
Limited number of perquisites	YES	CD&A—“Perquisites”
“Golden parachute” gross-ups	NO	n.a.
Above market or guaranteed earnings in non-qualified deferred compensation program	NO	n.a.
Supplemental executive health benefits	NO	n.a.
Repricing of stock options without express stockholder approval	NO	n.a.
Executive officers with pledged TWC Common Stock	NONE	“Security Ownership”

The Company’s Executive Compensation Structure Reflects its Key Compensation Principles

The core elements of the Company’s executive compensation program are intended to focus the Company’s named executive officers on different but complementary aspects of the Company’s financial and strategic goals:

	•	Annual Base Salary: The base salary paid to the Company’s named executive officers and other employees is intended to focus the recipient on his or her day-to-day duties.

Consistency between Philosophy and Design	•	Short-Term Performance-Based Incentive: The Company’s annual cash bonus program is designed to motivate the executive officers to meet and exceed Company operating and financial goals and, in the case of other employees, to make individual contributions to the Company’s strategic and operational objectives. For additional information, see “—2013 Short-Term Incentive Program—Annual Cash Bonus.”
•

Long-Term Performance-Based Incentive: The Company’s LTI program is designed to retain participants and motivate them to meet and exceed the Company’s goals that are likely to result in long-term value creation for stockholders. For additional information, including about the performance-based vesting conditions, see “—2013 Long-Term Incentive Program—Equity-Based Awards.”

In establishing its executive compensation programs, the Company is guided by the following key principles:

Principle	Compensation Goal	Compensation Practice
Pay for performance	Provide an appropriate level of performance-based compensation tied to the achievement of Company financial performance goals.	The compensation structure has a mix of base salary and variable or performance-based awards. For 2013, 92% of the CEO’s target total direct compensation and at least 76% of each of the other named executive officers’ target total direct compensation was variable and performance-based. All of the regular RSUs and one-third of the stock options awarded in 2013 are generally subject to financial performance-based vesting conditions.
Align executives’ interests with stockholders’	Deliver equity compensation to align executives’ interests with those of stockholders.	Equity awards comprised 52% or more of each executive officer’s target total direct compensation. The 2013 LTI program consisted of Company stock options and RSUs that vest over a period of time and are generally contingent on Company performance. In addition, each of the Company’s senior officers, including the named executive officers, is subject to stock ownership requirements and compensation recoupment.

Principle	Compensation Goal	Compensation Practice
Balance incentives	Focus executives on both short-term and long-term objectives.	The Company believes its mix of short-term and long-term incentives, with a larger proportion of long-term incentives, encourages focus on both long-term strategic objectives and shorter-term business objectives without introducing excessive risk.
Encourage appropriate risk-taking	Encourage neither excessive risk-taking nor inappropriate conservatism in decisionmaking.
Compensate competitively	Consider the competitive marketplace for talent inside and outside the Company’s industry to attract and retain talented executives in light of the risk of losing (and the difficulty of replacing) the relevant executive.	Total target and actual compensation are established to be externally competitive and internally equitable.
Consider internal equity	Seek to ensure comparable compensation for executives with comparable roles and organizational value.

2013 Executive Compensation Decisions

General Factors Considered in Determining Compensation Levels

The Compensation Committee has generally reviewed each named executive officer’s target compensation annually or when his or her role or responsibilities change. The following factors, among others, are considered in determining compensation:

•	the Company’s overall performance;

•	stockholder return;

•

executive-specific items, such as the compensation previously provided to the executive, the executive’s performance and potential, the importance of retaining the executive, the executive’s role and tenure in the role and the executive’s importance to succession planning;

•	the value and structure of compensation provided to individuals in similar positions at peer companies to ensure competitiveness and within the Company to ensure internal equity; and

•	whether the proposed compensation is consistent with the Company’s compensation philosophy and key compensation principles, each as described above.

2013 Base Salary and Target Incentive Compensation Determinations

Each named executive officer’s target total direct compensation (“TDC”) for 2013 and 2012 are set out below. Target TDC is comprised of annual base salary, target annual cash bonus (short-term incentive) and target LTI. As noted below, the Compensation Committee, working with its independent consultant, reviewed a wide range of information regarding compensation practices in deciding on these compensation packages. As discussed below, for 2013, the Compensation Committee made changes to target TDC for Messrs. Marcus and LaJoie and established target TDC for Messrs. Minson and Meeks, whose employment commenced during the year.

The Company believes that its compensation philosophy and key principles were properly reflected in the 2013 target and actual compensation for each named executive officer, including base salary, short-term and long-term incentives, and the mix of compensation elements.

Target Total Direct Compensation

2013 Compared to 2012

	Base Salary		Target Annual Bonus		Target LTI		Target Total Direct Compensation		Target TDC Change
Name	2013	2012	2013	2012	2013	2012	2013	2012
Glenn A. Britt	$1,250,000	$1,250,000	$6,250,000	$6,250,000	$8,500,000	$8,500,000	$16,000,000	$16,000,000	0%
Robert D. Marcus	$1,000,000	$1,000,000	$3,000,000	$2,500,000	$6,000,000	$4,500,000	$10,000,000	$8,000,000	25%
Arthur T. Minson, Jr.	$900,000	$—	$1,350,000	$—	$3,250,000	$—	$5,500,000	$—	—
Michael LaJoie	$650,000	$645,000	$650,000	$645,000	$1,700,000	$1,125,000	$3,000,000	$2,415,000	24%
Philip G. Meeks	$600,000	$—	$600,000	$—	$1,300,000	$—	$2,500,000	$—	—
Irene M. Esteves	$800,000	$800,000	$1,200,000	$1,200,000	$3,000,000	$3,000,000	$5,000,000	$5,000,000	0%

Mr. Britt.    In July 2011, in light of the importance at that time of retaining Mr. Britt in his position and in furtherance of the Company’s succession planning strategy, the Company and Mr. Britt amended Mr. Britt’s employment agreement, among other things, to extend the term for one year through December 31, 2013 and increase the weighting of Mr. Britt’s pay mix toward long-term and performance-based incentives. For 2013, Mr. Britt’s target TDC remained unchanged from the 2012 levels. See “—Employment Agreements—Glenn A. Britt.”

In setting Mr. Britt’s compensation, the Compensation Committee considered compensation levels for chief executive officers in the Primary Peer Group, Secondary Peer Group and general survey data (as described in more detail below under “—The Role of Competitive Comparisons”). The Compensation Committee noted that Mr. Britt’s target TDC (i.e., base salary, target annual bonus and target LTI award value) was below the median for chief executive officers in the Primary Peer Group.

Glenn A. Britt

2013

Target Direct Compensation

Total: $16,000,000

The Compensation Committee also determined that it was appropriate to continue to weight Mr. Britt’s compensation most heavily toward performance-based compensation in the belief that this compensation structure would best focus Mr. Britt on achieving the Company’s strategic and business objectives. During 2013, and since 2009, Mr. Britt’s target TDC was approximately 92% performance-based.

Mr. Marcus.    The Compensation Committee reviewed Mr. Marcus’s 2013 compensation in December 2012 in light of the importance of his position at that time as President and Chief Operating Officer and his role in the Board of Directors’ succession planning strategy. The Compensation Committee considered compensation levels for similar positions in the Primary Peer Group, Secondary Peer Group and general survey data and decided to increase Mr. Marcus’s target annual bonus and LTI target value commencing in 2013 while retaining his annual base salary at its 2011 level established when he took on the role of President and Chief Operating Officer. These new targets served to further weight Mr. Marcus’s pay mix toward performance-based and long-term incentives, which the Compensation Committee considered appropriate in light of Mr. Marcus’s responsibilities and role at the Company. In reviewing Mr. Marcus’s compensation, the Compensation Committee noted that Mr. Marcus’s target TDC was slightly above the median for similarly situated officers in the Primary Peer Group.

Robert D. Marcus

2013

Target Direct Compensation

Total: $10,000,000

The Compensation Committee also determined that it was appropriate to continue to weight Mr. Marcus’s target compensation most heavily (90%) toward performance-based compensation in the belief that this compensation structure would best focus Mr. Marcus on achieving the Company’s strategic and business objectives. In July 2013, in conjunction with Mr. Britt’s decision to retire at the end of 2013 and the Board’s decision to appoint Mr. Marcus to the positions of Chairman and Chief Executive Officer effective upon Mr. Britt’s retirement, the Company and Mr. Marcus entered into a new employment agreement that, among other things, established compensation commencing in 2014. See “—Employment Agreements—Robert D. Marcus.”

Mr. Minson.    Mr. Minson joined the Company as Executive Vice President and Chief Financial Officer in May 2013. In determining the appropriate compensation for Mr. Minson, the Compensation Committee considered compensation for chief financial officers in the Primary Peer Group, Secondary Peer Group, general survey data, internal comparisons and the Company’s desire to attract and retain an executive of Mr. Minson’s stature, experience, especially in related industries, and reputation. In light of its review, the Compensation Committee established the following target TDC for Mr. Minson: (a) an annual base salary of $900,000; (b) an annual discretionary cash bonus with a target amount of $1,350,000 (prorated for a partial year); and (c) LTI with a target value of $3,250,000 (prorated for a partial year).

Arthur T. Minson, Jr.

2013

Target Direct Compensation

Total: $5,500,000

In setting Mr. Minson’s compensation, the Compensation Committee noted that his target TDC was above the median for chief financial officers in the Primary Peer Group, which appeared appropriate in light of his past experience at the Company and in related industries. The Compensation Committee also determined that it was appropriate to weight his TDC most heavily (84%) toward performance-based compensation.

In addition to the compensation set out above, to offset forfeited compensation from his prior employer such that joining the Company would have an economically neutral impact, the Company agreed to provide Mr. Minson with special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant with standard vesting terms. The Company also agreed to pay Mr. Minson $500,000 in cash within 60 days of his hire date that would be repayable if his employment terminates within one year of his hire date. Neither amount is included in Mr. Minson’s 2013 target TDC. See “—Employment Agreements—Arthur T. Minson, Jr.”

Mr. LaJoie.    In December 2012, the Compensation Committee reviewed 2013 compensation for Mr. LaJoie, considered compensation for comparable positions in the Primary Peer Group, Secondary Peer Group and general survey data, and determined to increase the LTI component of his target TDC significantly to reflect an increase in Mr. LaJoie’s responsibilities, internal and market compensation practices and the importance of his position and retaining him in that position. In setting Mr. LaJoie’s compensation, the Compensation Committee noted that his 2013 target TDC was above the median of the most comparable positions within the Primary Peer Group. The Compensation Committee also noted that the percentage of Mr. LaJoie’s target TDC allocated to LTI increased from 46% to 56% and that performance-based compensation for 2013 represented a larger portion of his target TDC (78%) than in the past, which the Company believes focuses the executive on achieving the Company’s strategic and business objectives. See “—Employment Agreements—Michael LaJoie.”

Michael LaJoie

2013

Target Direct Compensation

Total: $3,000,000

Mr. Meeks.    Mr. Meeks joined the Company as Executive Vice President and Chief Operating Officer, Business Services in June 2013. In determining the appropriate compensation for Mr. Meeks, the Compensation Committee considered compensation for similar positions based on general survey data in light of the absence of comparable information in the Primary and Secondary Peer Groups, internal comparisons and the Company’s desire to attract and retain an executive of Mr. Meek’s stature, experience, especially in related industries, and reputation to lead its business services group. In light of its review, the Compensation Committee established the following target TDC for Mr. Meeks: (a) an annual base salary of $600,000; (b) an annual discretionary cash bonus with a target amount of $600,000 (prorated for a partial year); and (c) LTI with a target value of $1,300,000 (prorated for a partial year).

Philip G. Meeks

2013

Target Direct Compensation

Total: $2,500,000

In setting Mr. Meeks’s compensation, the Compensation Committee noted that his target TDC was below the median for similar positions in general survey data and that performance-based compensation represented 76% of his TDC.

In addition to the compensation set out above, the Company agreed to provide Mr. Meeks with the following special compensation in order to offset forfeited long-term incentive awards and other compensation from his prior employer: (a) a cash payment of $500,000 paid within 90 days of his hire date that would be repayable if his employment terminates within one year of his hire date and (b) special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant with standard vesting terms. Neither amount is included in Mr. Meeks’s 2013 target TDC. See “—Employment Agreements—Philip G. Meeks.”

Ms. Esteves.    Ms. Esteves served as the Company’s Executive Vice President and Chief Financial Officer until May 1, 2013, at which time her employment by the Company was terminated. The Compensation Committee had reviewed Ms. Esteves’s compensation in December 2012 in light of compensation for chief financial officers at the Primary Peer Group, Secondary Peer Group and general survey data with respect to executives of Ms. Esteves’s stature, experience and reputation. In light of its review, the Compensation Committee determined that maintaining Ms. Esteves’s 2012 target TDC for 2013 was appropriate.

Irene M. Esteves

2013

Target Direct Compensation

Total: $5,000,000

In setting Ms. Esteves’s compensation, the Compensation Committee noted that Ms. Esteves’s target TDC was slightly below the median for chief financial officers in the Primary Peer Group and that performance-based compensation represented 84% of her target TDC. See “—Employment Agreements—Irene M. Esteves.”

2013 Short-Term Incentive Program—Annual Cash Bonus

The Company’s annual cash bonus payments to the named executive officers for 2013 were based on the Company’s financial performance results under the 2013 Time Warner Cable Incentive Plan (the “2013 TWCIP”).

2013 TWCIP Financial Goals and Results.    As in 2011 and 2012, Management (as defined below) proposed the use of three metrics to evaluate and measure 2013 Company financial performance for the named executive officers. To focus these executives on both “top line” and “bottom line” results as well as the Company’s growth opportunities, the Compensation Committee adopted the following metrics with the same weighting used for 2012: (i) Operating Income (Loss) before depreciation of tangible assets and amortization of intangible assets (“OIBDA” and, after certain mandatory adjustments, “OIBDA (as adjusted)”) less capital expenditures (75% weighting); (ii) business services revenue (i.e., revenue from sales of the Company’s products and services to businesses) (12.5% weighting); and (iii) Company-wide revenue (12.5% weighting). The Company’s performance against these financial goals accounted for, in aggregate, 100% of the 2013 TWCIP calculation for these executives.

In adopting Management’s proposal for the 2013 TWCIP, the Compensation Committee believed that OIBDA (as adjusted) less capital expenditures would be an important indicator of the operational strength and performance of the Company’s business in 2013, including the ability to provide cash flows to service debt, pay dividends, repurchase shares and prudently invest in new growth opportunities. This metric also captures the Company’s ability to adjust expenses and capital spending as necessary to ensure its financial health in challenging economic environments and is a key metric used by investors, analysts and others in evaluating the Company’s performance. At the same time, the Compensation Committee believed that it was appropriate to continue to establish a total revenue target to encourage across-the-board growth in the face of strong competition and a business services revenue target in light of the importance of investing in and building the Company’s business services operations as its residential product lines continue to mature.

The following financial threshold and maximum goals were established based upon a review of the prior year’s results in these areas, the Company’s 2013 budget and other factors:

2013 TWCIP Performance Criteria

For Named Executive Officers

		2013 Performance Criteria
2013 Company Performance—Financial Metrics	Percentage Allocation	Threshold Award (50% of target)	Maximum Award (175% of target)
		(in millions)
OIBDA (as adjusted) less capital expenditures	75.0%	$4,522	$5,152
Total revenue	12.5%	21,828	22,928
Business services revenue	12.5%	2,076	2,526

Total	100.0%

The Compensation Committee determined that each threshold goal set an appropriate level of performance to earn an annual bonus award. If the Company failed to meet a threshold level of financial performance for a given metric, no bonus payment would be made with respect to that financial performance component. Similarly, the maximum goals were considered to present very significant challenges and were not likely to be attained. As a result, if a 2013 financial metric exceeded its maximum goal, the Company financial performance “score” with respect to that metric would be 175%.

If the Company’s result for a 2013 financial metric was above the threshold but below the maximum goal, the Compensation Committee would determine the financial performance score for that metric in its discretion, but using as its starting point the “straight line interpolation” of the Company’s performance against the threshold and maximum goals. For example, if the Company’s results were exactly at the midpoint between the threshold and maximum goals for that metric, the straight line interpolation would be 112.5%, the midpoint between 50% and 175%. In no event would the Compensation Committee be able to assign a score outside of the 50% and 175% parameters established by the 2013 TWCIP. The payouts under the 2013 TWCIP were also capped so that no participant could receive a payout of more than 150% of his or her target annual bonus.

2013 TWCIP Determination.    In early 2014, the Compensation Committee reviewed the Company’s 2013 OIBDA (as adjusted) less capital expenditures for 2013 TWCIP purposes as well as the Company’s revenue and business services revenue. As mandated by the terms of the 2013 TWCIP, reported OIBDA less capital expenditures was adjusted to reflect identified items, such as accounting changes, the impact of acquisitions or restructurings, and other items that affect reported OIBDA and capital expenditures but that are beyond the control of management or otherwise not indicative of management’s performance. For 2013, these mandatory adjustments had the net impact of increasing OIBDA less capital expenditures for compensation purposes by $51 million in aggregate.

The Company’s 2013 OIBDA (as adjusted) less capital expenditures for 2013 TWCIP purposes, total revenue and business services revenue of $4.713 billion, $22.120 billion and $2.312 billion, respectively, each exceeded the threshold goal but was below the maximum goal. The Compensation Committee noted the straight-line interpolation between each set of threshold and maximum target levels and used these interpolations as the starting point for its final determination of performance for 2013 TWCIP purposes.

Pursuant to the 2013 TWCIP, in evaluating performance, the Compensation Committee considered, among other factors:

•	the quality of the Company’s 2013 financial performance;

•	the Company’s performance relative to its budget;

•	the Company’s growth from its 2012 results;

•	the Company’s performance relative to that of other cable operators;

•	Management’s recommendation for the Company financial performance score; and

•	the external business environment and market conditions.

The Compensation Committee determined that the interpolated scores set out below appropriately reflected the Company’s performance under the 2013 TWCIP and were consistent with the goals and expectations of the Compensation Committee in setting the 2013 TWCIP goals. This determination, which resulted in a weighted average Company performance score of 90.875%, reflected the Compensation Committee’s view of the Company’s accomplishments during the year (as outlined above under “2013 Highlights: Company Performance”) in a difficult economic and competitive environment.

2013 Company Performance—Financial Metrics	2013 Results	Threshold/ Maximum Interpolation	Final TWCIP Score
	(in millions)
OIBDA (as adjusted) less capital expenditures	$4,713	88%	88%
Total revenue	22,120	83%	83%
Business services revenue	2,312	116%	116%
Weighted Average		90.875%	90.875%

2013 Annual Bonus Amounts.    The table below indicates the final annual cash bonus paid to each named executive officer for 2013, which is also included under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below, together with the target annual bonus.

Executive Officer	2013 Actual Annual Bonus Award	2013 Target Annual Bonus Award
Glenn A. Britt	$5,679,688	$6,250,000
Robert D. Marcus	$2,726,250	$3,000,000
Arthur T. Minson, Jr.*	$817,875	$900,000
Michael LaJoie	$590,688	$650,000
Philip Meeks*	$318,063	$350,000
Irene M. Esteves*	$361,508	$397,808

*	The actual and target annual bonus award for each of Messrs. Minson and Meeks and Ms. Esteves were prorated based on their respective periods of service during 2013.

Section 162(m) Compliance.    In order to ensure that the short-term incentive awards are deductible under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), additional conditions and limitations on awards were imposed under the Time Warner Cable Inc. 2012 Annual Bonus Plan (the “162(m) Bonus Plan”), which was approved by the Company’s stockholders in May 2012. Pursuant to the 162(m) Bonus Plan, a subcommittee of the Compensation Committee, whose members are “outside directors” as defined in Section 162(m) (the “Subcommittee”), established objective performance criteria for 2013 that determined the maximum bonus pool from which the named executive officers’ bonuses can be paid and a percentage allocation of the pool for each named executive officer. Under the objective criteria established by the Subcommittee, an aggregate 2013 maximum bonus pool was established equal to 7.5% of the amount by which the Company’s 2013 OIBDA (as adjusted) of $7.912 billion exceeded $6.6 billion. Each annual bonus was subject in all cases to a 162(m) Bonus Plan cap equal to the lesser of 200% of the officer’s target annual bonus and $15 million, in addition to the TWCIP maximum bonus of 150% of the individual’s target annual bonus. In awarding 2013 bonuses to each named executive officer, the Subcommittee exercised its discretion to reduce the maximum amount available for each executive officer under the 162(m) Bonus Plan’s pool. The basis for this exercise of negative discretion was the Company’s performance score under the 2013 TWCIP as described above.

2013 Long-Term Incentive Program—Equity-Based Awards

The Company’s 2013 LTI program consisted of a combination of RSUs and stock options awarded under the Company’s 2011 Stock Incentive Plan (the “Stock Plan”). Starting in 2011, 60% of the target value of the executive officers’ annual LTI awards, including all awards of RSUs, was subject to complete forfeiture if specified “performance-based” vesting conditions are not satisfied.

2013 Target Long-Term Incentive Mix.    Executives with a high level of strategic impact on the Company’s success received a greater relative proportion of their LTI compensation in the form of stock options (as compared with RSUs) than other employees. The Company and the Compensation Committee believed this is appropriate because the ultimate value of stock options is more stock performance-dependent than RSUs. Under the 2013 LTI program (like the programs since 2008), the Company’s executive officers, including the named executive officers (other than Mr. Meeks, as described below), received their annual LTI compensation 60% in the form of stock options and 40% in the form of RSUs, some of which were subject to an additional financial performance-based vesting condition (as described below).

2013 Equity Awards—Determinations.    The number of stock options awarded to each named executive officer was determined by reference to the target stock option value for such executive and the Black-Scholes valuation for the Company’s stock options using the average closing stock price over a ten-day period prior to the date of grant selected in advance by the Compensation Committee. The number of RSUs awarded to each named executive officer was determined by reference to the target RSU value for such executive and the average closing price of the Company’s Common Stock over the same ten-day period. As discussed above, in addition to their annual LTI award (appropriately prorated), the Compensation Committee awarded each of Messrs. Minson and Meeks a special award of stock options and RSUs without performance-based vesting conditions. See “—2013 Base Salary and Target Incentive Compensation Determinations.” Mr. Meeks’s LTI awards were made on August 1, 2013 after he joined the Company pursuant to the Company’s established off-cycle LTI award process. The Compensation Committee determined that Mr. Meeks’s annual LTI award value (as prorated for his partial year of service) should be awarded 50% as stock options and 50% as RSUs in recognition of the long-term incentive awards he had forfeited by joining the Company and, in light of the grant date, should not be subject to performance-based vesting conditions.

2013 Equity Awards—Performance-Based Conditions and Other Terms.    In developing the 2013 LTI program, consistent with the programs since 2011, the Compensation Committee elected to include equity awards that would be completely forfeited if the Company failed to satisfy specified performance goals. Each executive officer received 60% of his or her LTI (including all RSU grants and one-third of the stock option target value) in the form of grants with performance-based vesting conditions. For 2013, the Compensation Committee established a one-year measurement period for the performance-based vesting condition and set 2013 OIBDA (as adjusted) less capital expenditures of $4.522 billion as the 2013 LTI award performance threshold. The Compensation Committee believed that utilizing this one-year performance threshold for 60% of the target value of the awards (all of the RSUs and one-third of the stock options) was appropriate in light of general market practice, the inherent performance aspects of equity awards and the types of vehicles and mix used by the peer groups. In conjunction with the determination of the performance score under the 2013 TWCIP, in early 2014, the Compensation Committee certified the satisfaction of the one-year performance condition, which permitted the awards to vest on their designated time-based vesting schedules, as described below.

The 2013 annual LTI awards were made to all eligible employees on February 13, 2013, a date selected by the Compensation Committee in December 2012. The stock options were granted with an exercise price equal to the closing price of the Company’s Common Stock on the grant date. Once the financial performance conditions discussed above are satisfied, all the stock options vest in four equal installments on each of the first four anniversaries of the date of grant and have a ten-year term from the date of grant and the RSUs vest in two equal installments on the third and fourth anniversaries of the date of grant. The Company and the Compensation Committee believe that the multi-year, time-based vesting schedules for stock options and RSUs encourage executive retention and emphasize a longer-term perspective. The stock options and RSUs provide for accelerated vesting upon a termination of employment after reaching a specified age and years of service and upon certain involuntary terminations of employment.

Special 2014 Programs

In early 2014, the Compensation Committee took certain actions to encourage employee retention and incentivize employees to achieve the Company’s goals during the pendency of the Company’s merger with Comcast.

Specifically, the Compensation Committee advanced the timing of the Company’s LTI grants that would have been made in 2015 and 2016 into 2014. As a result, eligible employees, including the executive officers and approximately 1,800 eligible employees, were granted additional RSUs having a value equal to (and with vesting terms consistent with) those that these employees otherwise would have received in each of 2015 and 2016 (the “retention grants”), but without performance-based vesting conditions. Specifically, the retention grant corresponding to the 2015 LTI grant will vest 50% in February of 2018 and 50% in February of 2019; the retention grant corresponding to the 2016 LTI grant will vest 50% in February of 2019 and 50% in February of 2020, in each case subject to continued employment. Like the Company’s other equity awards, if a grantee’s employment is terminated without cause or for good reason following the closing of the Comcast merger, the retention grants will vest in full. However, if the merger has not yet closed and the grantee’s employment is terminated prior to the date on which either retention grant would have normally been made (i.e., February 2015 or 2016, as appropriate), such retention grant will be forfeited. Employees who received retention grants will generally not be eligible for additional equity awards in 2015 or 2016. Consequently, absent the closing of the Comcast merger, both the employees and the Company would generally be in the same position they would have been in had the additional RSUs been granted in 2015 and 2016, rather than in 2014.

In addition, to further incentivize employees to achieve the Company’s operating goals during the pendency of the merger, the Company also established a supplemental bonus opportunity for all employees who participate in its regular 2014 annual cash incentive plan (over 15,000 employees), including its executive officers. The supplemental bonus opportunity consists of up to a 50% increase to the target opportunity under the existing 2014 annual cash incentive plan. While the executive officers’ 2014 annual cash incentive plan bonuses will be paid subject to financial and operational performance thresholds when such bonuses would normally be paid, the supplemental opportunity will generally be paid out (if at all) upon the completion of the merger or any termination of the merger agreement. The supplemental bonus opportunity is generally not payable if the 2014 performance thresholds are not met. Under the merger agreement, the Company is permitted to pay out these supplemental bonuses to all eligible employees in an amount up to $100 million in the aggregate.

Compensation Decision Process

Oversight and Authority for Executive Compensation

Under its charter, the Compensation Committee has authority and oversight over all elements of the Company’s executive compensation program, including:

•	salaries;

•	short-term incentives;

•	long-term incentives, including equity-based awards;

•	employment agreements for the named executive officers, including any change-in-control or severance provisions or personal benefits set forth in those agreements;

•	severance and change-in-control arrangements, if any, for the named executive officers that are not part of their employment agreements; and

•	employee benefits and perquisites.

The Compensation Committee’s charter states that, in determining compensation levels for each named executive officer, the Compensation Committee should consider, among other factors, the Company’s overall performance, stockholder return, the achievement of specific performance objectives established by the Compensation Committee on an annual basis, compensation previously provided to the executive, the value of compensation provided to individuals in similar positions at peer companies and the Company’s general compensation policy.

Role of Management and Compensation Consultants

Although the Compensation Committee has authority and oversight over compensation for the named executive officers, members of management, including Glenn A. Britt, Chairman and Chief Executive Officer during 2013; Paul L. Gilles, Senior Vice President, People Strategy and Compensation during 2013; Robert D. Marcus, President and Chief Operating Officer during 2013 and now Chairman and Chief Executive Officer; and Peter C. Stern, Executive Vice President and Chief Strategy, People and Corporate Development Officer (collectively, “Management”), provide recommendations for the Compensation Committee’s consideration (other than with respect to the Company’s Chairman and CEO). Management also provides ongoing assistance to the Compensation Committee with respect to its review of the effectiveness of the Company’s executive compensation programs. The Company also, from time to time, engages consulting firms (independent of those engaged by the Compensation Committee) to assist Management in evaluating the Company’s executive compensation policies and practices.

During 2013, the Compensation Committee retained ClearBridge Compensation Group (“ClearBridge”) as its sole compensation advisor. The Company paid ClearBridge an annual retainer, plus additional amounts for special projects that the Compensation Committee requested. In connection with the retention, the Compensation Committee determined that ClearBridge had the necessary experience, skill and independence to advise the Committee. The Compensation Committee believes that ClearBridge’s service as its compensation advisor does not create any conflict of interest, after considering, among other things: (i) the absence of other services provided to the Company; (ii) the level of fees paid by the Company to ClearBridge compared to its total revenue; (iii) policies and procedures designed to prevent conflicts of interest; (iv) the absence of business or personal relationships with a member of the Compensation Committee other than related to its retention by the Committee; (v) the absence of any business or personal relationships with any executive officer of the Company other than related to its retention by the Committee; and (vi) its restrictions on Common Stock ownership. The Compensation Committee plans to review its determination annually.

During 2013, ClearBridge reported directly to the Compensation Committee, providing assistance and advice to it in carrying out its principal responsibilities. ClearBridge also assisted the Compensation Committee and Nominating and Governance Committee in connection with their review of non-employee director compensation. The Compensation Committee consulted with ClearBridge with respect to all significant 2013 compensation decisions and determinations. In this advisory role, ClearBridge attended and participated in all Compensation Committee meetings, including executive sessions when appropriate. In connection with ClearBridge’s role as advisor to the Compensation Committee, Management from time to time seeks input from ClearBridge about compensation proposals it is considering for presentation to the Compensation Committee. ClearBridge does not provide services to the Company other than under its engagement by the Compensation Committee related to executive compensation or in connection with the review of non-employee director compensation.

The Role of Competitive Comparisons

The Compensation Committee reviewed information about compensation practices and values from two groups of companies to assist it in establishing 2013 compensation levels and practices for the named executive officers. These groups include other cable, telecommunications and media companies as well as other comparable public companies. The Compensation Committee used this data to assist it in evaluating general competitiveness and comparability of compensation design, mix and levels but does not target any particular percentile or pay range within the data sets in setting compensation. Information on the Primary and Secondary Peer Groups is presented in the table below.

		Primary Peer Group(1)		Secondary Peer Group(2)
Role in Compensation Analysis	•	Data from the Primary Peer Group are the Compensation Committee’s main reference point in determining the value of compensation provided to comparably situated individuals at peer companies	•	The Secondary Peer Group provides an additional reference point in the Compensation Committee’s compensation deliberations
Characteristics	•	16 public companies	•	20 public companies
	•	Media and communications industries	•	Broader industry environment
	•	Median annual revenue consistent with the Company’s revenue	•	Annual revenue between 50% and 200% of the Company’s revenue, and median
	•	Principal competitors for available executive talent(3)		revenue consistent with the Company’s
			•	Objective, mechanical selection methodology based on size
Composition	•	AT&T Inc.	•	Amgen Inc.
	•	Cablevision Systems Corporation	•	AES Corporation
	•	CBS Corporation	•	Alcoa Inc.
	•	CenturyLink, Inc.	•	Altria Group Inc.
	•	Charter Communications, Inc.	•	Bristol-Myers Squibb Company
	•	Comcast Corporation	•	Deere & Company
	•	DIRECTV	•	Dominion Resources, Inc.
	•	DISH Network Corporation	•	EMC Corporation
	•	Frontier Communications Corporation	•	Emerson Electric Co.
	•	Liberty Global Inc.	•	Exelon Corporation
	•	News Corporation(4)	•	Halliburton Company
	•	Sprint Corporation	•	International Paper Company
	•	The Walt Disney Company	•	Kimberly-Clark Corporation
	•	Time Warner Inc.	•	Macy’s Inc.
	•	Verizon Communications, Inc.	•	McDonald’s Corporation
	•	Viacom Inc.	•	Medtronic, Inc.
			•	Raytheon Company
			•	Tyco International Limited
			•	Union Pacific Corporation
			•	Xerox Corporation

(1)	This Primary Peer Group has been used since 2009, with the addition of Time Warner Inc. following the Separation in March 2009. Under previously established guidelines, the Compensation Committee reviewed the Primary Peer Group in 2012, replaced Liberty Media Corporation with Liberty Global Inc., removed QWEST Communications International, Inc. in light of its acquisition by CenturyLink, Inc., added Frontier Communications Corporation and confirmed the continued use of this Primary Peer Group in reviewing 2013 compensation. The Group’s 2012 median annual revenue of $21.7 billion was consistent with the Company’s 2012 annual revenue of $21.4 billion. However, the Primary Peer Group was selected primarily based on the Company’s beliefs regarding its competitors for executive talent, not based on the companies’ size relative to the Company.

(2)	In 2008, the Compensation Committee established criteria and processes for selecting and reviewing the appropriate companies for inclusion in the Secondary Peer Group so that it represents companies from a broad range of industries (effectively all industries except financial services, healthcare and those covered by the Primary Peer Group) with annual revenue between 50% and 200% of the Company’s 2010 annual revenue ($9.5 billion to $37.8 billion when the criteria were established) and median annual revenue generally consistent with the Company’s. During 2011, consistent with its established process, the Compensation Committee conducted its triennial review of its Secondary Peer Group and reconstituted it for compensation determinations for 2012 through 2014 using the established criteria. The companies listed in the table reflect the results of this review.

(3)	To assist the Committee in selecting and validating the Primary Peer Group members, two analyses were undertaken in initially establishing the Group: (i) a “peer of peers” analysis to review which companies and industry groups include the Company as a peer in their respective peer group and (ii) an internal review of the companies and industry groups to which the Company lost executive talent or from which the Company sourced executive talent in recent years.

(4)	As a result of News Corporation’s June 2013 separation into two independent publicly-traded companies, its cable and broadcasting networks and properties are held by Twenty-First Century Fox, Inc., which replaced News Corporation in the Primary Peer Group.

Market Surveys.    In addition to the Peer Groups, Management and the Compensation Committee considered, as a general reference, market compensation survey data available through a number of nationally-recognized compensation consulting firms. This data covers companies roughly comparable in size (median annual revenue of approximately $18 billion) to the Company from a broad range of industries, including the cable/satellite, telecommunications and media industries.

The Use of Pay Tallies

The Compensation Committee periodically reviews “pay tallies” for the named executive officers (i.e., analyses of the executives’ annual pay and long-term compensation with potential severance payments under various termination scenarios, including involuntary termination scenarios, pursuant to the negotiated employment agreements) to help ensure that the design of the compensation program is consistent with the Company’s compensation philosophy and key principles and that the amount of compensation is within appropriate competitive parameters.

Based on the Compensation Committee’s review of 2013 pay tallies, the Compensation Committee concluded that the total compensation of the named executive officers (and, in the case of involuntary termination or change-in-control scenarios, potential payouts) continues to be appropriate in light of the Company’s compensation philosophy and guiding principles and is consistent with relevant competitive marketplace data.

The Role of Employment Agreements

Each of the named executive officers is employed pursuant to a multi-year employment agreement that reflects the individual negotiations with the relevant named executive officer. The Company has long used such agreements to foster retention, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions, and, in some cases, “clawback” rights (i.e., rights to recover compensation paid to an executive if the Company subsequently determines that the compensation was not properly earned). The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause, which serves as consideration for the restrictive covenants, provides financial security to the executive and allows the executive to remain focused on the Company’s interests at all times.

The employment agreement for each named executive officer is described in detail in this Proxy Statement under “—Employment Agreements,” “—Potential Payments upon Termination of Employment” and “—Potential Payments upon a Change in Control,” below.

The Role of Stockholder Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay vote”). At the Company’s annual meeting of stockholders in May 2013, approximately 85% of the votes cast on the say-on-pay vote were voted in favor of management’s proposal. The Compensation Committee believes that this vote indicates stockholders’ support of the Company’s approach to executive compensation. Accordingly, the Compensation Committee did not change its approach in 2013 in light of these results and its continued belief that the Company’s executive compensation program reflects its philosophy and goals. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions for the named executive officers.

Additional Executive Compensation Information

Ownership and Retention Requirements; Hedging Policy

Beginning in 2011, the Company adopted stock ownership requirements that, following a five-year phase-in period, require that covered officers hold stock (including in the form of unvested RSUs (other than those then subject to satisfaction of performance criteria)) in an amount equal to or exceeding a multiple of their annual base salary. As of January 31, 2014, each of the named executive officers would have met his or her ownership requirement if the phase-in period had expired, except for Mr. Minson, who joined the Company in May 2013, and Ms. Esteves, who is no longer employed by the Company.

Title	Stock Ownership Requirement Multiple of Annual Base Salary
Chief Executive Officer	6.0X
Chief Operating Officer	3.5X
Chief Financial Officer	3.5X
Other Executive Officers (and Executive Vice Presidents)	2.0X

Under the ownership requirements, the Company will review covered officers’ compliance on January 31 of each calendar year. If an officer is not in compliance with the requirement within a five-year phase-in period (January 31, 2016 for all named executive officers other than Messrs. Minson and Meeks), he or she will be required to retain at least 50% of any stock received upon exercise of stock options or vesting of RSUs (after shares used to cover exercise costs, taxes, etc.). Prior to the full implementation of the requirements, the executive officers must obtain consent from the Chief Executive Officer if a sale of Common Stock would cause the executive to no longer satisfy the ownership requirement. The Compensation Committee will also consider the executive officers’ compliance with the ownership and retention requirements in determining compensation.

Under the Company’s securities trading policies, executive officers and directors of the Company may not engage in hedging strategies using puts, calls, straddles, collars or other similar instruments involving the Company’s securities, except under very limited circumstances with the Company’s approval. None of the Company’s executive officers has pledged Company Common Stock.

Risk Assessment

During 2013, the Compensation Committee conducted a risk assessment of the named executive officers’ compensation. As part of the risk assessment, the Compensation Committee reviewed the key design features of the Company’s 2013 incentive programs, the nature of the risks that these features might give rise to and certain mitigating factors.

The Compensation Committee concluded that the Company’s executive incentive programs do not incentivize excessive risk-taking or inappropriate conservatism in behavior and decisionmaking. Among the factors giving rise to the Compensation Committee’s determination were the following:

•	The Company’s compensation programs for the named executive officers provide a balanced mix of cash and equity, stock options and RSUs, and annual and longer-term incentives.

•

Short-term incentives are designed to require the Company to reach “stretch” (but not unrealistic) targets and provide for a range of potential payout levels depending on performance above a threshold level.

•	Maximum annual bonus payout levels are limited to 150% of target annual bonus.

•

The Compensation Committee has discretion in determining payouts under the Company’s annual cash bonus plans and can use its discretion to ensure that neither excessive risk-taking nor inappropriate conservatism in decisionmaking is rewarded.

Perquisites

The Company provides a very limited number of perquisites to the named executive officers. Where provided, the Company believes these perquisites facilitate the operation of its business, allow named executive officers to better focus their time, attention and capabilities on their Company activities, address safety and security concerns and assist the Company in recruiting and retaining key executives.

The Company’s perquisites for its named executive officers in 2013 included, in the case of Mr. Britt, a Company-provided car and specially-trained driver in light of security concerns. In addition, Messrs. Britt and Marcus and Ms. Esteves were eligible for financial services reimbursement (e.g., tax and estate planning). Pursuant to his employment agreement, Mr. Marcus continues to be eligible for such reimbursement while the Company has generally discontinued this reimbursement eligibility for other executives. At the request of the Company’s Board, during 2013, Mr. Britt used Company-owned or leased aircraft for business and personal travel under most circumstances. The Board has requested that Mr. Marcus continue this practice in his capacity as CEO. In limited instances, with CEO approval, the Company’s other executive officers (as well as guests of such executive officers) are permitted to join an otherwise scheduled business-purpose Company flight for personal purposes. The Company imputes income to executive officers who make personal use of Company aircraft as and when required under applicable tax rules. The perquisites provided to the named executive officers are noted in the Summary Compensation Table, below.

Benefits

The Company maintains defined benefit and defined contribution retirement programs for its employees in which the Company’s named executive officers participate, subject to satisfaction of eligibility requirements. The objective of these programs is to help provide financial security into retirement, reward and motivate tenure and recruit and retain talent in a competitive market. In addition to the Company’s tax-qualified defined benefit plan, the Company maintains a nonqualified defined benefit plan in which the named executive officers participate. The tax-qualified defined benefit plan has a maximum compensation limit and a maximum annual benefit imposed by the tax laws, which limit the benefit under the plan for certain participants. In order to provide a retirement benefit more commensurate with salary levels, the nonqualified defined benefit plan provides benefits to key salaried employees, including the named executive officers, using the same formula for calculating benefits as is used under the tax-qualified defined benefit plan but taking into account compensation in excess of the compensation limitations for the tax-qualified defined benefit plan up to a cap of $350,000 per year and determined without regard to the maximum annual benefit under the tax-qualified plan. See “—Pension Plans.”

The Company also maintains a nonqualified deferred compensation plan to which contributions by the Company or employees are no longer permitted. See “—Nonqualified Deferred Compensation.”

Tax Deductibility of Compensation

Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million in any one year with respect to each of its Chief Executive Officer and three most highly paid executive officers (other than the Chief Financial Officer) with the exception of compensation that qualifies as performance-based compensation. The Compensation Committee considers Section 162(m) implications in making compensation recommendations and in designing compensation programs for the executives. In this regard, the 162(m) Bonus Plan and the Company’s 2006 and 2011 Stock Incentive Plans were submitted to and approved by stockholders so that compensation paid under those plans may qualify as performance-based compensation under Section 162(m). However, the Compensation Committee retains the discretion to pay compensation that is not deductible, whether under such plans or otherwise, when it determines that to be in the best interests of the Company and its stockholders. For 2013, the Company believes that the salary and cash bonuses paid to the named executive officers subject to Section 162(m) will be deductible, except for Mr. Britt’s annual salary to the extent it exceeded $1 million. RSUs that vested in 2013 are not considered performance-based for tax purposes and will be subject to the deduction limitations of Section 162(m). However, in 2011, 2012 and 2013, the Company granted RSUs with performance-based vesting criteria to the named executive officers that are intended to be exempt from the deduction limitations of Section 162(m) when they vest (scheduled to occur in 2014 through 2017).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K (by reference).

Members of the Compensation Committee

Peter R. Haje (Chair)	N.J. Nicholas, Jr.
Carole Black	Edward D. Shirley

Summary Compensation Table

The following table presents information concerning total compensation paid to the Company’s Chief Executive Officer and Chief Financial Officers who served in such capacity during 2013 and each of its three other most highly compensated executive officers who served in such capacities on December 31, 2013 (collectively, the “named executive officers”). Additional information regarding salary, incentive compensation and other components of the named executive officers’ total compensation is provided under “—Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Principal Position in 2013	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)		All Other Compensation(5)	Total
Glenn A. Britt(6)	2013	$1,250,000	$—	$3,111,994	$3,559,000	$5,679,688		$37,720	$539,161	$14,177,563
Chairman and Chief	2012	1,250,000	—	3,667,104	5,164,373	6,617,188		141,250	512,813	17,352,728
Executive Officer	2011	1,250,000	—	3,177,333	4,244,191	7,210,938		111,910	439,456	16,433,828
Robert D. Marcus(7)	2013	$1,000,000	$—	$2,196,763	$2,489,576	$2,726,250		$—	$106,565	$8,519,154
President and Chief	2012	1,000,000	—	3,559,248	2,734,098	2,646,875		127,320	28,105	10,095,646
Operating Officer	2011	1,000,000	—	1,906,371	2,473,045	2,884,375		82,350	33,435	8,379,576
Arthur T. Minson, Jr.(8)	2013	$574,615	$500,000	$1,826,915	$1,767,619	$817,875		$—	$—	$5,487,024
Executive Vice President and Chief Financial Officer
Michael LaJoie(9)	2013	$650,000	$—	$622,416	$705,388	$590,688		$—	$18,787	$2,587,279
Executive Vice	2012	642,000	—	485,352	683,537	679,365		212,900	17,996	2,721,150
President and Chief	2011	620,833	—	463,354	601,108	716,286		156,870	17,386	2,575,837
Technology and Network Operations Officer
Philip G. Meeks(10)	2013	$332,308	$500,000	$1,407,688	$1,094,523	$318,063	$	n.a.	$197,642	$3,850,224
Executive Vice President and Chief Operating Officer, Business Services
Irene M. Esteves(11)	2013	$265,205	$—	$1,098,382	$1,244,796	$361,508	$	n.a.	$1,373,203	$4,343,094
Former Executive Vice	2012	800,000	240,000	1,294,272	1,822,732	1,270,500		22,830	23,083	5,473,417
President and Chief	2011	366,667	820,000	3,502,682	—	692,250		—	468,993	5,850,592
Financial Officer

(1)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSU awards and RSU awards subject to performance-based vesting conditions (“PBUs”) granted by the Company in each year included in the table, each as computed in accordance with SEC rules. These amounts were calculated based on the closing sale price of the Common Stock on the NYSE on the date of grant and, in the case of PBUs, based on the probability that the performance targets would be achieved. See “—Outstanding Equity Awards.” For information about the assumptions used in these calculations, see Note 12 to the Company’s audited consolidated financial statements included in the 2013 Form 10-K. The amounts set forth in the Stock Awards column do not represent the actual value that may be realized by the named executive officers. See “—Grants of Plan-Based Awards.”

(2)	Amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock option awards and stock option awards subject to performance-based vesting conditions (“PBOs”) with respect to Common Stock granted by the Company in each year included in the table, each as computed in accordance with SEC rules and, in the case of PBOs, based on the probability that the performance targets would be achieved. For information about the assumptions used in these calculations, see Notes 2 and 12 to the 2013 Form 10-K and footnote (2) to the table below entitled “Grants of Plan-Based Awards During 2013.” The actual value, if any, that may be realized by an executive officer from any stock option will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance. None of the stock options reflected in the table was awarded with tandem stock appreciation rights.

(3)	Amounts set forth in the Non-Equity Incentive Plan Compensation column represent amounts paid pursuant to the Company’s 162(m) Bonus Plan and TWCIP. The amounts shown for Messrs. Minson and Meeks and Ms. Esteves in 2013 are prorated for their respective periods of service during 2013. For additional information regarding the Compensation Committee’s determinations with respect to annual bonus payments under the 162(m) Bonus Plan and 2013 TWCIP, see “—Compensation Discussion and Analysis—2013 Short-Term Incentive Program—Annual Cash Bonus.”

(4)	These amounts represent the aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the Time Warner Cable Pension Plan, and the Time Warner Cable Excess Benefit Pension Plan, to the extent the named executive officer participates in these plans. For 2013, Messrs. Marcus, Minson and LaJoie had a negative year-over-year change in such pension value (-$15,040, -$20,300 and -$32,870, respectively) mainly driven by a higher discount rate assumption used in the present value calculation. Mr. Meeks was not yet eligible to participate in the plans during 2013 and Ms. Esteves ceased participating in connection with her termination of employment. See the Pension Benefits Table and “—Pension Plans” for additional information regarding these benefits. The named executive officers did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified.

(5)	Amounts shown in the All Other Compensation column for 2013 include the following:

(a)  Pursuant to the TWC Savings Plan, a tax-qualified defined contribution plan available generally to TWC employees, for the 2013 plan year, each of the named executive officers deferred a portion of his or her annual compensation and the Company contributed $11,667 as a matching contribution on the amount deferred by each named executive officer, except for Messrs. Minson and Meeks who were not eligible to receive a matching contribution.

(b)  The Company maintains a program of life and disability insurance generally available to all salaried employees on the same basis. This group term life insurance coverage was reduced to $50,000 for each of Messrs. Britt and Marcus who were each given a cash payment to cover the cost of specified coverage under a voluntary group program available to employees generally (“GUL insurance”). For 2013, this cash payment was $52,896 for Mr. Britt and $6,048 for Mr. Marcus. Mr. LaJoie elected to receive group term life insurance available generally to employees as well as supplemental group term life insurance coverage provided by the Company and was taxed on the imputed income. For 2013, the Company paid $7,120 for Mr. LaJoie’s supplemental life insurance coverage. For a description of life insurance coverage for certain executive officers provided pursuant to the terms of their employment agreements, see “—Employment Agreements.”

(c)  The amounts of personal benefits for 2013 that exceed $10,000 in the aggregate are shown in this column and consist of the aggregate incremental cost to the Company as follows: (i) for Mr. Britt, reimbursement of fees for financial services of $40,520; transportation-related benefits of $334,078 related to personal use of Company-owned aircraft ($327,394) and personal use of a Company-provided car and specially trained driver provided for security reasons (based on the cost of the car, the driver’s compensation, fuel and parking and the portion of usage that was personal); and $100,000 charitable contribution made by the Company in honor of Mr. Britt’s retirement; (ii) for Mr. Marcus, reimbursement of fees for financial services of $65,115 and $23,735 related to personal use of Company-provided aircraft; (iii) for Mr. Meeks, payments of $128,363 related to his relocation to New York City, including temporary housing, in connection with joining the Company as Executive Vice President and Chief Operating Officer, Business Services, and a tax equalization benefit of $69,279 related to the relocation payments, each pursuant to the Company’s standard executive relocation arrangements; and (iv) for Ms. Esteves, reimbursement of fees for financial services of $24,549. The Board encouraged Mr. Britt to use corporate-owned or leased aircraft for security reasons. The incremental cost of any personal use is based on fuel, landing, repositioning and catering costs and crew travel expenses related to the personal use. Mr. Britt’s transportation-related benefits also include the incremental cost of his spouse accompanying him on certain business and personal trips on corporate aircraft. The incremental cost to the Company for the use of the aircraft under these circumstances is limited to catering and TWC’s portion of employment taxes attributable to the income imputed to the executive for tax purposes.

(d)  The amount shown for Ms. Esteves includes $534,795 and $802,192 representing, respectively, the portion of her salary and annual bonus (determined based on its target amount) paid in 2013 pursuant to the terms of her employment agreement for the period after her employment with the Company ceased.

(6)	Mr. Britt retired as Chairman and Chief Executive Officer on December 31, 2013.

(7)	Mr. Marcus served as President and Chief Operating Officer from December 2010 until December 31, 2013. On January 1, 2014, he became Chairman and Chief Executive Officer. Mr. Marcus’s 2012 Stock Awards include a special award of PBUs with a grant date fair value of $1,617,840.

(8)	Mr. Minson rejoined the Company as Executive Vice President and Chief Financial Officer in May 2013. In addition to a prorated annual equity award for 2013, in connection with rejoining the Company, Mr. Minson received (a) special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant with standard vesting terms to offset forfeited compensation from his prior employer such that joining the Company would have an economically neutral impact and (b) a cash payment of $500,000 that is repayable if his employment terminates within one year of his hire date. See “—Employment Agreements—Arthur T. Minson, Jr.”

(9)	Mr. LaJoie became Executive Vice President and Chief Technology and Network Operations Officer in January 2013 having served as Executive Vice President and Chief Technology Officer from January 2004.

(10)	Mr. Meeks joined the Company as Executive Vice President and Chief Operating Officer, Business Services in June 2013. In connection with joining the Company, Mr. Meeks received special compensation in order to offset forfeited long-term incentive awards and other compensation from his prior employer of (a) a cash payment of $500,000 that is repayable if his employment terminates within one year of his hire date and (b) special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant with standard vesting terms. See “—Employment Agreements—Philip G. Meeks.”

(11)	Ms. Esteves served as Executive Vice President and Chief Financial Officer from July 15, 2011 to May 2013. See “—Employment Agreements—Irene M. Esteves.”

Grants of Plan-Based Awards

The following table presents information with respect to each award of plan-based compensation to each named executive officer in 2013, including (a) annual cash awards under the 162(m) Bonus Plan and 2013 TWCIP, (b) awards of stock options to purchase Common Stock and RSUs granted under the Stock Plan that are subject to performance-based vesting conditions (“PBOs” and “PBUs,” respectively) and (c) awards of stock options to purchase Common Stock and RSUs granted under the Stock Plan with time-based vesting provisions.

GRANTS OF PLAN-BASED AWARDS DURING 2013

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards		Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(2)(3)
Name		Threshold	Target	Maximum	PBO(2)	PBU(3)
Glenn A. Britt		$3,125,000	$6,250,000	$9,375,000
	2/13/2013				76,439			152,878	$86.76	$3,559,000
	2/13/2013					35,869	—			$3,111,994
Robert D. Marcus		$1,500,000	$3,000,000	$4,500,000
	2/13/2013				53,957			107,914	$86.76	$2,489,576
	2/13/2013					25,320	—			$2,196,763
Arthur T. Minson, Jr.		$450,000	$900,000	$1,350,000
	5/31/2013				18,890			81,372	$95.51	$1,767,619
	5/31/2013					8,881	10,247			$1,826,915
Michael LaJoie		$325,000	$650,000	$975,000
	2/13/2013				15,288			30,576	$86.76	$705,388
	2/13/2013					7,174	—			$622,416
Philip G. Meeks		$175,000	$350,000	$525,000
	8/1/2013				—			44,134	$117.68	$1,094,523
	8/1/2013					—	11,962			$1,407,688
Irene M. Esteves		$600,000	$1,200,000	$1,800,000
	2/13/2013				26,979			53,957	$86.76	$1,244,796
	2/13/2013					12,660	—			$1,098,382

(1)	Reflects the threshold, target and maximum payout amounts under the 2013 TWCIP of non-equity incentive plan awards that were awarded in 2013 and were paid out in 2014 under the 162(m) Bonus Plan and 2013 TWCIP. The target payout amount for each named executive officer was established in accordance with the terms of the named executive officer’s employment agreement, as may be increased by the Compensation Committee from time to time. Under the TWCIP, each maximum payout amount reflects 150% of the applicable target payout amount. For Messrs. Minson and Meeks, the targets have been prorated based on their respective service during 2013. For a discussion of 2013 TWCIP performance goals, see “—Compensation Discussion and Analysis.”

(2)	Reflects the number of shares of Common Stock underlying awards of stock options to purchase Common Stock and PBOs under the Company’s Stock Plan and the full grant date fair value of each award. For information about the assumptions used in these calculations, see Notes 2 and 12 to the 2013 Form 10-K, which, among other things, presents weighted-average assumptions on a combined basis for employees who meet the age and service requirements for retirement eligibility under the terms of the awards (“retirement eligible”) and those employees who are not retirement eligible. In 2013, the vesting of a portion of the stock option award to executive officers was subject to a performance-based vesting condition. The amounts provided in this table reflect specific assumptions for (a) Mr. Britt who was retirement eligible at the time of the 2013 awards and (b) Messrs. Minson and Meeks whose grants were made on dates other than February 13, 2013. Specifically, the amounts with respect to February 2013 awards of stock options and PBOs were calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuations for awards: an expected volatility of 26.15%, calculated using implied volatility of TWC traded options; an expected term to exercise of 5.93 years from the date of grant; a risk-free interest rate of 1.17%; and a dividend yield of 3.00%. Because Mr. Britt was retirement eligible, different assumptions were evaluated in developing grant valuations for his 2013 awards and the awards made at different times of year resulted in the following assumptions:

Assumption	February 2013 (retirement eligible)	May 2013 (not retirement eligible)	August 2013 (not retirement eligible)
Expected Volatility	26.18%	25.87%	26.03%
Expected Term to Exercise (in years)	6.04	5.93	5.93
Risk-free Interest Rate	1.19%	1.27%	1.79%
Dividend Yield	3.00%	2.72%	2.21%

See “—Outstanding Equity Awards” below. For a discussion of the performance goals applicable to the PBOs, see “—Compensation Discussion and Analysis.”

(3)	Reflects the number of shares of Common Stock underlying awards of PBUs under the Stock Plan and the full grant date fair value of each award. See footnote (1) to the Summary Compensation Table for the assumptions used to determine the grant-date fair value of the stock awards. For a discussion of the performance goals applicable to the PBUs, see “—Compensation Discussion and Analysis.” All of the stock awards in 2013 to named executive officers were awarded as PBUs except for the special awards to Mr. Minson and all of the stock awards to Mr. Meeks, which were awarded as time-based RSUs.

(4)	The exercise price for the awards of stock options under the Stock Plan was determined based on the closing sale price of Common Stock on the date of grant.

The stock options granted in 2013 shown in the table above become exercisable, or vest, in installments of 25% on the anniversary of each grant date over a four-year period, assuming continued employment and, in the case of PBOs, subject to the satisfaction and certification of the applicable performance condition, and expire ten years from the grant date. In addition, holders of the stock options or PBOs do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of Common Stock underlying the stock options. The satisfaction of the performance condition for continued vesting of the PBOs awarded in 2013 was certified in January 2014.

The awards of PBUs and RSUs granted in 2013 vest in equal installments on each of the third and fourth anniversaries of the date of grant, subject to continued employment and, in the case of PBUs, the satisfaction and certification of the applicable performance condition. Generally, holders of RSUs are entitled to receive dividend equivalents or retained distributions if and when regular cash dividends are paid on outstanding shares of Common Stock and at the same rate. In the case of PBUs, the receipt of dividend equivalents is subject to the satisfaction and certification of the applicable performance condition. The satisfaction of the performance condition for continued vesting of the PBUs awarded in 2013 was certified in January 2014. The awards of RSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting. See “—Compensation Discussion and Analysis—2013 Long-Term Incentive Program—Equity-Based Awards,” “—Employment Agreements” and “—Potential Payments upon Termination of Employment.”

Outstanding Equity Awards

The following table provides information about the outstanding awards of options to purchase the Company’s Common Stock, including PBOs, and the aggregate RSUs and PBUs held by each named executive officer on December 31, 2013. The satisfaction of the one-year performance-based condition related to the vesting of the PBOs and PBUs awarded in 2013 was certified in January 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards(1)						Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested(3)
Glenn A. Britt							—	—	35,869	$4,860,250
	8/3/2009	119,868	—		$34.24	12/31/2018
	2/12/2010	387,932	—		45.15	12/31/2018
	2/17/2011	218,660	—		72.05	12/31/2018
	2/16/2012	306,491	—		77.04	12/31/2018
	2/13/2013	152,878	—	76,439	86.76	12/31/2018

Robert D. Marcus							86,636	$11,739,178	25,320	$3,430,860
	2/12/2010	55,258	40,087		$45.15	2/11/2020
	2/17/2011	65,598	65,598		72.05	2/16/2021
	2/16/2012	40,564	121,697		77.04	2/15/2022
	2/13/2013		107,914	53,957	86.76	2/12/2023

Arthur T. Minson, Jr.							10,247	$1,388,469	8,881	$1,203,376
	5/31/2013	—	81,372	18,890	$95.51	5/30/2023

Michael LaJoie							17,465	$2,366,508	7,174	$972,077
	2/12/2010	11,042	13,578		$45.15	2/11/2020
	2/17/2011	15,944	15,945		72.05	2/16/2021
	2/16/2012	10,141	30,425	—	77.04	2/15/2022
	2/13/2013	—	30,576	15,288	86.76	2/12/2023

Philip G. Meeks							11,962	$1,620,851	—	$—
	8/1/2013	—	44,134	—	$117.68	7/31/2023

Irene M. Esteves							—	$—	12,660	$1,715,430
	2/13/2013	—	—	26,979	$86.76	7/8/2014

(1)	The dates of grant of each named executive officer’s stock options outstanding as of December 31, 2013 are set forth in the table, and the vesting dates for each award can be determined based on the vesting schedules described in this footnote. Except as noted below, the awards of stock options and PBOs, upon certification of the performance condition, become exercisable in installments of 25% on the first four anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events, including retirement, death or disability, as defined in the applicable award agreement. As a result of Mr. Britt’s retirement on December 31, 2013 and Ms. Esteves’s termination of employment on May 1, 2013, their outstanding stock options became fully vested on such respective dates, subject, in the case of their 2013 PBO award, to the satisfaction of the performance-based vesting condition, and the terms of such options were shortened.

(2)	These columns present the number of shares of Common Stock represented by unvested RSU and PBU awards at December 31, 2013. The RSU awards, and PBUs, upon certification of the performance condition, vest equally on each of the third and fourth anniversaries of the date of grant. The vesting schedules for the awards of RSUs and PBUs assume continued employment and are subject to accelerated vesting upon the occurrence of certain events, including death, retirement or disability, as defined in the award agreement. The one-year performance condition related to the vesting of PBUs awarded in 2013 was certified in January 2014. As a result of Mr. Britt’s retirement on December 31, 2013 and Ms. Esteves’s termination of employment with the Company during 2013, all of their respective RSUs and PBUs became vested subject to the certification of the satisfaction of the performance condition with respect to PBUs and certain delays on distribution of the shares of Common Stock required by tax rules. The vesting dates for the unvested RSU and PBU awards are as follows as of December 31, 2013:

	Number of RSUs and PBUs That Have Not Vested	Date of Grant	Vesting Dates
Glenn A. Britt	35,869	2/13/2013	1/9/2014
Robert D. Marcus	13,977	2/12/2010	2/12/2014
	26,459	2/17/2011	2/17/2014 and 2/17/2015
	46,200	2/16/2012	2/16/2015 and 2/16/2016
	25,320	2/13/2013	2/13/2016 and 2/13/2017

	Number of RSUs and PBUs That Have Not Vested	Date of Grant	Vesting Dates
Arthur T. Minson, Jr.	19,128	5/31/2013	5/31/2016 and 5/31/2017
Michael LaJoie	4,734	2/12/2010	2/12/2014
	6,431	2/17/2011	2/17/2014 and 2/17/2015
	6,300	2/16/2012	2/16/2015 and 2/16/2016
	7,174	2/13/2013	2/13/2016 and 2/13/2017
Philip G. Meeks	11,962	8/1/2013	8/1/2016 and 8/1/2017
Irene M. Esteves	12,660	2/13/2013	1/9/2014

(3)	Calculated using the NYSE closing price on December 31, 2013 of $135.50 per share of Common Stock.

Option Exercises and Stock Vested

The following table sets forth as to each of the named executive officers information on exercises of TWC and the vesting of RSU awards during 2013, including: (i) the number of shares of Common Stock and Time Warner Common Stock underlying options exercised during 2013; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the number of shares of Common Stock received from the vesting of awards of RSUs during 2013; and (iv) the aggregate dollar value realized upon such vesting (based on the stock price of Common Stock on the vesting dates).

OPTION EXERCISES AND STOCK VESTED DURING 2013

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)
Glenn A. Britt	210,000	$17,481,468	207,015	$24,114,023
Robert D. Marcus	68,505	$4,073,198	28,283	$2,468,674
Arthur T. Minson, Jr.	—	$—	—	$—
Michael LaJoie	24,549	$1,806,814	12,036	$1,049,337
Philip G. Meeks	—	$—	—	$—
Irene M. Esteves	162,131	$5,011,683	64,828	$6,117,818

(1)	The value realized on exercise is calculated based on the difference between the sale price per share of Common Stock and Time Warner Common Stock, as applicable, and the option exercise price.

(2)	Calculated using the closing sale price of Common Stock on the NYSE on the vesting date. In connection with the Separation and the Company’s payment of special dividend on March 12, 2009, under the Company’s award agreements, RSU holders were given the option of receiving additional RSUs (the “Special Dividend RSUs”) in lieu of receiving a retained cash distribution (the “Special Dividend retained cash distribution”) on their outstanding RSUs. They are paid in shares of Common Stock or cash, respectively, pursuant to the holder’s election, when the shares of Common Stock underlying the RSUs are distributed to the holder, subject to the terms of the underlying award. For Messrs. Britt, Marcus and LaJoie, each of whom elected to receive Special Dividend RSUs, the Special Dividend RSUs are included in the market value and the number of units in the table. As a result of Mr. Britt’s retirement on December 31, 2013 and Ms. Esteves’s termination of employment with the Company during 2013, all of their respective RSUs and PBUs became vested subject to the certification of the satisfaction of the performance condition with respect to PBUs and certain delays on distribution of the shares of Common Stock required by tax rules.

Pension Plans

Pension Benefits

Eligible employees of the Company participate in the Time Warner Cable Pension Plan, a tax qualified defined benefit pension plan, and the Time Warner Cable Excess Benefit Pension Plan (the “Excess Benefit Plan”), a nonqualified defined benefit pension plan (collectively, the “TWC Pension Plans”), which are sponsored by the Company. Messrs. Britt, Marcus, Minson and LaJoie currently participate, or in the case of Mr. Britt, participated, in the TWC Pension Plans. Mr. Meeks will become eligible to participate once he attains one year of service to the Company, and Ms. Esteves did not satisfy the vesting period prior to her termination of employment with the Company. Federal tax law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits that may be paid to participants under a tax-qualified plan, such as the Time Warner Cable Pension Plan. However, as permitted under Federal tax law, the Company has adopted the Excess Benefit Plan that is designed to provide for supplemental payments by the Company of an amount that eligible employees would have received under the Time Warner Cable Pension Plan if eligible compensation were subject to a higher limit and there were no payment restrictions. The amount of the payment under the Excess Benefit Plan is calculated based on the differences between (a) the annual benefit that would have been payable under the Time Warner Cable Pension Plan if the annual eligible compensation limit imposed by the tax laws was $350,000 (the maximum compensation limit imposed under the Excess Benefit Plan) and (b) the actual benefit payable under the Time Warner Cable Pension Plan.

Benefit payments under the TWC Pension Plans are calculated using the highest consecutive five-year average annual compensation (subject to federal law limits and the $350,000 limit referred to above), which is referred to as “average compensation.” Compensation covered by the TWC Pension Plans takes into account salary, bonus, some elective deferrals and other compensation paid, but excludes the payment of deferred or long-term incentive compensation and severance payments. The annual pension payment under the terms of the TWC Pension Plans, if the employee is vested, and if paid as a single life annuity, commencing at age 65, is an amount equal to the sum of:

•

1.25% of the portion of average compensation that does not exceed the average of the Social Security taxable wage base ending in the year the employee reaches the Social Security retirement age, referred to as “covered compensation,” multiplied by the number of years of benefit service up to 35 years, plus

•	1.67% of the portion of average compensation that exceeds covered compensation, multiplied by the number of years of benefit service up to 35 years, plus

•	0.5% of average compensation multiplied by the employee’s number of years of benefit service in excess of 35 years, plus

•	a supplemental benefit in the amount of $60 multiplied by the employee’s number of years of benefit service up to 30 years, with a maximum supplemental benefit of $1,800 per year.

Special rules apply to various participants who were previously participants in plans that have been merged into the TWC Pension Plans and to various participants in the TWC Pension Plans prior to January 1, 1994. Reduced benefits are available in the case of retirement before age 65 and in other optional forms of benefits payouts, as described below. Eligible employees become vested in benefits under the TWC Pension Plans after completion of five years of service, including service with Time Warner and its affiliates prior to the Separation. For employees hired on or after January 1, 2011, benefit service does not start to accrue prior to the date the employee satisfies the TWC Pension Plans’ eligibility requirements, including one year of eligible service, and commences participation in the TWC Pension Plans.

In addition to the benefits to which they are entitled under the TWC Pension Plans, as a result of prior service at Time Warner or one of its affiliates, each of Messrs. Marcus, LaJoie and Minson is entitled to vested benefits under the Time Warner Pension Plan (the “TW Pension Plan”) based on a formula similar to that under the TWC Pension Plans and benefit service of 7.7 years, 1.6 years and 1.9 years, respectively. Time Warner has also adopted an excess benefit pension plan, which, like the TWC Excess Benefit Plan, provides for payments by Time Warner of certain amounts that eligible employees would have received under the Time Warner Pension Plan if eligible compensation were limited to $350,000 and there were no payment restrictions. Messrs. Marcus, LaJoie and Minson have ceased to be active participants in the TW Pension Plan and participate in the TWC Pension Plans.

Forms of Benefit Payments

The benefits under the Time Warner Cable Pension Plan are payable as (i) a single life annuity, (ii) a 50%, 75% or 100% joint and survivor annuity, (iii) a life annuity that is guaranteed for 10 years (with certain participants in the Time Warner Cable Pension Plan eligible for 5- and 15-year guaranteed periods), or (iv) in certain cases, a lump sum. Spousal consent is required in certain cases. The participant may elect the form of benefit payment at the time of retirement. Mr. Britt may elect a lump-sum distribution under the Time Warner Cable Pension Plan. In the case of a single life annuity, the amount of the annuity is based on the applicable formulas described above. In the case of a joint and survivor annuity, the amount of the annuity is based on the single life annuity amount but is reduced to take into account the ages of the participant and beneficiary at the time the annuity payments begin and the percentage elected by the participant. In the case of a life annuity that is guaranteed for a period of time, the amount of the annuity is based on the single life annuity amount but is reduced to take into account the guaranteed period. Benefits under the Excess Benefit Plan are payable only as a lump sum, unless the participant elected to receive monthly installments over 10 years by the applicable deadline. As a result of his timely election, Mr. LaJoie will receive his benefit under the Excess Benefit Plan in monthly installments.

Pension Benefits Table

Set forth in the table below is each named executive officer’s years of credited service and the present value of his or her accumulated benefit under the TWC Pension Plans computed as of December 31, 2013, the pension plan measurement date used for financial statement reporting purposes in the Company’s audited consolidated financial statements for the year ended December 31, 2013. The estimated amounts are based on the assumption that payments under the TWC Pension Plans will commence upon normal retirement (generally age 65), that the TWC Pension Plans will continue in force in their forms as of December 31, 2013, that the maximum annual covered compensation is $350,000 and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula that exceed Internal Revenue Code limits will be paid under the Excess Benefit Plan from TWC’s assets and are included in the present values shown in the table.

PENSION BENEFITS FOR 2013

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2013

Glenn A. Britt	Time Warner Cable Pension Plan	10.8	$477,970	$—
	Excess Benefit Plan	10.8	208,890	—

	Total	10.8	$686,860	$—

Robert D. Marcus	Time Warner Cable Pension Plan	8.4	$158,250	$—
	Excess Benefit Plan	8.4	71,610	—

	Total	8.4	$229,860	$—

Arthur T. Minson, Jr.(3).	Time Warner Cable Pension Plan	3.7	$47,480	$—
	Excess Benefit Plan	—	—	—

	Total	3.7	$47,480	$—

Michael LaJoie	Time Warner Cable Pension Plan	18.4	$607,370	$—
	Excess Benefit Plan	18.4	268,700	—

	Total	18.4	$876,070	$—

Philip G. Meeks	Time Warner Cable Pension Plan	—	$—	$—
	Excess Benefit Plan	—	—	—

	Total	—	$—	$—

Irene M. Esteves	Time Warner Cable Pension Plan	0.9	$—	$—
	Excess Benefit Plan	0.9	—	—

	Total	0.9	$—	$—

(1)	Consists of the number of years of service credited to the executive officers as of December 31, 2013 for the purpose of determining benefit service under the pension plan.

(2)	The present values of accumulated benefits for the TWC Pension Plans as of December 31, 2013 were calculated using a 5.27% discount and lump-sum rate and the RP-2000 Mortality Table projected to 2020, with no collar adjustment, consistent with the assumptions used in the calculation of the Company’s benefit obligations as disclosed in Note 13 to the audited consolidated financial statements of the Company included in the 2013 Form 10-K. The present values also assume all benefits are payable at the earliest retirement age at which unreduced benefits are assumed to be payable (which is age 65) under the TWC Pension Plans valued as if paid as a life annuity.

(3)	Mr. Minson’s years of credited service include service to the Company prior to his rehire date in May 2013. Mr. Minson received a distribution from the Excess Plan in April 2010 upon his termination of service to the Company. Upon the first anniversary of his rehire date, he will retroactively accrue benefit service from his rehire date.

Nonqualified Deferred Compensation

Prior to 2003, the Time Warner Entertainment Deferred Compensation Plan, an unfunded deferred compensation plan (the “TWE Deferral Plan”), permitted certain employees of the Company and its affiliates (including certain named executive officers) to defer receipt of all or a portion of their annual bonus until a specified future date on which a lump-sum or installment distribution would be made based on the participant’s election. During the deferral period, the participant selects a crediting rate or rates to be applied to the deferred amount from certain of the third party investment vehicles then offered under the TWC Savings Plan and may change that selection quarterly. Mr. Britt has an account balance as a result of the transfer of his account balance from a Time Warner nonqualified deferred compensation plan. Since March 2003, deferrals may no longer be made under the TWE Deferral Plan but amounts previously credited under the Plan continue to track the available crediting rate elections. The TWE Deferral Plan does not provide a guaranteed rate of return on deferred amounts.

Set forth in the table below is information about the earnings, if any, credited to the accounts maintained by the named executive officers under the TWE Deferral Plan and any withdrawal or distributions therefrom during 2013 and the balance in the account on December 31, 2013.

NONQUALIFIED DEFERRED COMPENSATION FOR 2013

Name	Executive Contributions in 2013	Registrant Contributions in 2013	Aggregate Earnings in 2013(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2013
Glenn A. Britt	$—	$—	$1,380	$—	$94,675
Robert D. Marcus	—	—	—	—	—
Arthur T. Minson, Jr.	—	—	—	—	—
Michael LaJoie	—	—	—	—	—
Philip G. Meeks	—	—	—	—	—
Irene M. Esteves	—	—	—	—	—

(1)	None of the amounts reported in this column are required to be reported as compensation for fiscal year 2013 in the Summary Compensation Table.

Employment Agreements

The material terms of the compensation provided to the Company’s named executive officers during the term of their employment pursuant to employment agreements between the Company and each executive are described below. See “—Potential Payments upon Termination of Employment” and “—Potential Payments upon a Change in Control” for a description of the payments and benefits that would be provided to the Company’s named executive officers in connection with a termination of their employment or a change in control of the Company.

Glenn A. Britt.    During 2013, Mr. Britt served as the Company’s Chairman and Chief Executive Officer pursuant to a fixed-term employment agreement effective August 3, 2009, which was amended during 2011, among other things, to extend its term for an additional year to December 31, 2013. Mr. Britt retired effective at the end of the term. For 2013, the agreement provided Mr. Britt with (a) a minimum annual base salary of

$1,250,000; (b) an annual discretionary bonus with a target amount of 500% of his base salary, no minimum bonus entitlement and a maximum bonus opportunity of 150% of the target bonus; and (c) annual long-term incentive compensation with a target value of approximately $8,500,000 (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Company’s Board of Directors or, if delegated by the Board, the Compensation Committee, in its sole discretion. Mr. Britt participated in the benefit plans and programs available to the Company’s other senior executive officers, including $50,000 of group life insurance and reimbursement of financial services. Mr. Britt also received an annual payment equal to two times the premium cost for $4,000,000 of life insurance as determined by the Company based on its GUL insurance program. Mr. Britt’s agreement includes compensation forfeiture and “clawback” provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment.

Robert D. Marcus.    During 2013, Mr. Marcus served as the Company’s President and Chief Operating Officer. In July 2013, the Company and Mr. Marcus entered into a new employment agreement, effective July 25, 2013 pursuant to which Mr. Marcus continued to serve in such capacity until the earlier of Mr. Britt’s retirement or January 1, 2014 at which time (the “CEO Commencement Date”), Mr. Marcus would serve as the Company’s Chairman of the Board and Chief Executive Officer through December 31, 2016, subject to earlier termination pursuant to its terms. This agreement superseded his prior employment agreement that would have expired on December 31, 2013. If the employment agreement is not extended or renewed at or before its expiration date, Mr. Marcus’s employment will continue thereafter on an at-will basis. The agreement further provides Mr. Marcus with (a) a minimum annual base salary of $1,000,000, which would increase to $1,500,000 as of the CEO Commencement Date; (b) an annual discretionary bonus with a target amount of $3,000,000, which would increase to $5,000,000 as of the CEO Commencement Date; and (c) annual long-term incentive compensation with a target value of approximately $6,000,000, which would increase to $7,500,000 as of the CEO Commencement Date (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee, in its sole discretion but consistent with the general vesting and other terms as determined for the other “named executive officers” of the Company. The employment agreement provides for participation in the Company’s benefit plans and programs, including $50,000 of group life insurance and reimbursement of financial services. Mr. Marcus also receives an annual payment equal to two times the premium cost for $4,000,000 of life insurance (increased from $2,000,000 under the prior agreement) as determined by the Company based on its GUL insurance program. Mr. Marcus’s employment agreement includes compensation forfeiture and “clawback” provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment. If his employment terminates during the term of his employment agreement, the confidentiality and non-disparagement covenants apply indefinitely, the non-solicitation covenant survives for one year and the non-compete survives for 24 months. In addition, pursuant to the new employment agreement, in 2014, Mr. Marcus received a special long-term incentive award with a grant value of approximately $2,000,000 with the same terms and mix as the annual long-term incentive award made to the Company’s other senior executives.

Arthur T. Minson, Jr.     Mr. Minson rejoined the Company as its Executive Vice President and Chief Financial Officer effective May 2, 2013 and is employed pursuant to a fixed-term employment agreement that provides that Mr. Minson will serve the Company in such capacity until May 1, 2016, unless earlier terminated or extended pursuant to its terms. If the employment agreement is not extended or renewed at or before its expiration date, Mr. Minson’s employment will continue thereafter on an at-will basis. The agreement further provides Mr. Minson with (a) a minimum annual base salary of $900,000; (b) an annual discretionary bonus with a target amount of $1,350,000; and (c) annual long-term incentive compensation with a target value of approximately $3,250,000 (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee, in its sole discretion. The employment agreement provides for participation in the

Company’s benefit plans and programs, including group life insurance. Mr. Minson’s employment agreement includes compensation forfeiture and clawback provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment for the same periods during the term of the agreement as apply to Mr. Marcus.

In addition, in connection with rejoining the Company, the Company agreed to make certain one-time payments and equity awards to Mr. Minson in part to compensate for certain forfeited compensation from his prior employer: (a) a cash payment of $500,000 and (b) special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant pursuant to the Company’s valuation methodology with standard vesting terms, subject to his continued employment by the Company on the applicable payment and vesting dates and the terms of the award agreements.

Michael LaJoie.    During 2013, Mr. LaJoie served as the Company’s Executive Vice President and Chief Technology Officer pursuant to an employment agreement, effective as of June 1, 2000, which was renewed through December 31, 2014 in December 2011, subject to earlier termination as provided in the agreement. The agreement provides for a minimum annual base salary (which was increased from $645,000 to $650,000 by the Compensation Committee starting in 2013) and an annual discretionary target bonus of 100% of his base salary, subject to Mr. LaJoie’s and the Company’s performance, and participation in the Company’s benefit plans and programs, including life insurance. The Compensation Committee established a 2013 long-term incentive compensation target value of $1,700,000 for Mr. LaJoie. Mr. LaJoie also receives group term life insurance coverage and supplemental group term life insurance coverage with an aggregate death benefit equivalent to two and a half times his annual base salary and bonus pursuant to the agreement. The agreement also includes confidentiality terms as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after his employment. If his employment terminates during the term of his employment agreement, the confidentiality and non-disparagement covenants apply indefinitely and the non-solicitation and non-compete covenants survive for one year. The Company’s failure to offer Mr. LaJoie a renewal agreement with terms substantially similar to those of his current agreement is considered a termination without cause.

Philip G. Meeks.    Mr. Meeks joined the Company as its Executive Vice President and Chief Operating Officer, Business Services, effective June 3, 2013 and is employed pursuant to a fixed-term employment agreement that provides that Mr. Meeks will serve the Company in such capacity until June 2, 2016, unless earlier terminated or extended pursuant to its terms. If the employment agreement is not extended or renewed at or before its expiration date, Mr. Meeks’s employment will continue thereafter on an at-will basis. The agreement further provides Mr. Meeks with (a) a minimum annual base salary of $600,000; (b) an annual discretionary bonus with a target amount of $600,000; and (c) annual long-term incentive compensation with a target value of approximately $1,300,000 (based on a valuation method established by the Company), which may be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee, in its sole discretion. The employment agreement provides for participation in the Company’s benefit plans and programs, including group life insurance. Mr. Meeks’s employment agreement includes compensation forfeiture and clawback provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his employment for the same periods during the term of the agreement as apply to Mr. Marcus.

In addition, in connection with joining the Company, the Company agreed to make certain one-time payments and equity awards to Mr. Meeks in part to compensate for certain forfeited compensation from his prior employer: (a) a cash payment of $500,000 and (b) special time-based RSU and stock option awards each valued at approximately $1,000,000 at the time of grant pursuant to the Company’s valuation methodology with standard vesting terms, subject to his continued employment by the Company on the applicable payment and vesting dates and the terms of the award agreements.

Irene M. Esteves.    During 2013, Ms. Esteves served as the Company’s Executive Vice President and Chief Financial Officer through May 1, 2013 pursuant to a fixed-term employment agreement that provided that Ms. Esteves would serve the Company in such capacity until July 14, 2014, unless earlier terminated or extended pursuant to its terms. The agreement provided Ms. Esteves with (a) a minimum annual base salary of $800,000;

(b) an annual discretionary bonus with a target amount of $1,200,000; and (c) annual long-term incentive compensation with a target value of approximately $3,000,000 (based on a valuation method established by the Company), which could be in the form of stock options, RSUs, other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as determined by the Compensation Committee, in its sole discretion. The employment agreement provided for participation in the Company’s benefit plans and programs, including group life insurance and reimbursement of financial services. Ms. Esteves’s employment agreement includes compensation forfeiture and “clawback” provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply after the term of her employment for the same periods as apply to Mr. Marcus.

In addition, in connection with joining the Company in 2011, the Company agreed to make certain one-time payments and equity awards to Ms. Esteves in 2011 and 2012 to compensate for certain forfeited compensation from her prior employer: (a) in 2011, cash payments of $820,000 and a special time-based RSU grant valued at approximately $3,725,000 at the time of grant pursuant to the Company’s valuation methodology, 75% of which vested on the second anniversary of the grant date and 25% of which was scheduled to vest on the third anniversary of the grant date; and (b) in 2012, a cash payment of $240,000, in each case, subject to her continued employment by the Company on the applicable payment and vesting dates, and, in certain cases, subject to her execution of her employment agreement with the Company.

Right to Recover Compensation.    The named executive officers are subject to compensation “clawback” provisions under the terms of their employment agreements and/or equity award agreements. These provisions allow the Company to require repayment of certain compensation in the event of a termination for “cause.” In the case of Messrs. Britt, Marcus, Minson and Meeks and Ms. Esteves, the clawback provisions are also applicable following a financial restatement or a determination that incentive compensation was paid based on incorrect financial performance results.

Potential Payments upon Termination of Employment

Under their respective employment agreements, the named executive officers are entitled to certain payments and benefits upon their termination of employment during the term of their employment agreements for various reasons (such as an involuntary termination without cause or termination by reason of the Company’s material breach of the agreement). The following table and summaries quantify and describe the potential payments and benefits that would be provided to each of the Company’s named executive officers in connection with a termination of employment under various circumstances on December 31, 2013 under the executive’s employment agreement and other Company compensation arrangements, in each case as in effect on such date. The information shown in the table for Mr. Britt and Ms. Esteves sets out only the payments and benefits provided by the Company in connection with Mr. Britt’s retirement from his position as Chairman and Chief Executive Officer of the Company as of December 31, 2103 and Ms. Esteves’s involuntary termination without cause effective May 1, 2013.

Termination Reason	Base Salary Continuation	Pro Rata Bonus(1)	Annual Bonus Continuation	Aggregate Benefit Plan Continuation(2)	Stock- Based Awards(3)	Other(4)	Total
Glenn A. Britt
Retirement/Voluntary	—	$5,679,688	—	—	$62,181,915	$81,089	$67,942,692
Robert D. Marcus
Without Cause(5)	$3,000,000	$2,726,250	$10,000,000	$47,391	$37,958,091	$216,128	$53,947,860
Retirement/Voluntary	—	—	—	—	—	—	—
For Cause	—	—	—	—	—	—	—
Death(6)	—	2,726,250	—	—	37,958,091	—	40,684,341
Disability	2,250,000	2,726,250	7,500,000	47,391	37,958,091	216,128	50,697,860
Arthur T. Minson, Jr.
Without Cause(5)	$1,800,000	$817,875	$2,700,000	$50,382	$6,601,321	$—	$11,969,578
Retirement/Voluntary	—	—	—	—	—	—	—
For Cause	—	—	—	—	—	—	—
Death(6)	—	817,875	—	—	6,601,321	—	7,419,196
Disability	1,350,000	817,875	2,025,000	50,382	6,601,321	—	10,844,578
Michael LaJoie
Without Cause(5)	$1,625,000	$590,688	$1,625,000	$47,060	$9,591,124	$25,104	$13,503,976
Retirement/Voluntary(7)	2,437,500	590,688	1,462,500	76,052	9,591,124	15,754	14,173,618
For Cause	—	—	—	—	—	—	—
Death(6)	—	590,688	—	—	9,591,124	1,419,564	11,601,376
Disability	1,625,000	590,688	1,625,000	—	9,591,124	—	13,431,812
Philip G. Meeks
Without Cause(5)	$1,200,000	$318,063	$1,200,000	$36,893	$2,407,319	$—	$5,162,275
Retirement/Voluntary	—	—	—	—	—	—	—
For Cause	—	—	—	—	—	—	—
Death(6)	—	318,063	—	—	2,407,319	—	2,725,382
Disability	900,000	318,063	900,000	36,893	2,407,319	—	4,562,275
Irene M. Esteves
Without Cause	$1,600,000	$361,508	$2,400,000	$39,242	$9,334,466	$50,000	$13,785,216

(1)	The pro rata bonus amount represents the executive’s actual full-year 2013 bonus determined based on the Company’s 2013 performance and, in the case of Messrs. Minson and Meeks and Ms. Esteves, prorated for the period of service during 2013.

(2)	Includes the estimated cost of continued health, life and disability insurance, based on 2014 rates. For Mr. Britt, the value of a health insurance subsidy under the Time Warner Inc. Retiree Medical Plan to which he is entitled upon retirement pursuant to an arrangement with Time Warner is not reflected.

(3)	Reflects the value of unvested stock options and RSUs granted prior to 2014 that will vest as a result of the applicable termination of employment based on the excess of the closing sale price of Common Stock on December 31, 2013 ($135.50) over the exercise price of stock options and the closing sale price of Common Stock on December 31, 2013 ($135.50) for RSUs and assumes the performance goal for performance-based awards is achieved and certified, except that for Ms. Esteves, these values were calculated using the closing sale price of the Common Stock on May 1, 2013 ($94.37), the date of her termination of employment. The value of awards made in 2014 is not reflected in the table.

(4)	Reflects the following components in the event of termination without cause or due to retirement and/or disability:

			One-Time Benefit
	Annual Benefit		Termination without Cause		Retirement
	Financial Services	Life Insurance- related Benefits	Office Space	Outplacement Services	Office Expense	Secretarial/ Travel Support
Glenn A. Britt	$—	$—	$—	$—	$—	$81,089
Robert D. Marcus	100,000	8,064	—	—	—	—
Arthur T. Minson, Jr.	—	—	—	—	—	—
Michael LaJoie	—	1,534	14,168	7,100	10,000	—
Philip G. Meeks	—	—	—	—	—	—
Irene M. Esteves	25,000	—	—	—	—	—

In addition to the amount shown above, the executive would also receive distributions under the Excess Benefit Plan and/or the TWE Deferral Plan following termination, as described under “—Pension Plans” and “—Nonqualified Deferred Compensation.”

(5)	In the event of a termination of employment without cause within 24 months after a change-in-control event (as defined below), the payments and benefits due would be the same as shown for a termination without cause, except that for Messrs. Marcus, Minson and Meeks, the salary, bonus and benefits would be payable for a 36-month period instead of a 24-month period as follows:

	Base Salary Continuation	Annual Bonus Continuation	Aggregate Benefit Plan Continuation	Other
Robert D. Marcus	$4,500,000	$15,000,000	$75,646	$324,192
Arthur T. Minson, Jr.	2,700,000	4,050,000	80,132	—
Philip G. Meeks	1,800,000	1,800,000	58,751	—

(6)	Excludes any death benefits payable under the Company-paid life insurance plan provided to all eligible TWC employees. For Mr. LaJoie, represents the death benefit payable under the Company-paid supplemental life insurance coverage provided under the terms of his employment agreement.

(7)	Assumes Mr. LaJoie exercises the retirement option under his employment agreement with a nine-month transition period, as described below, resulting in base salary, annual bonus and benefit plan continuation for a total of 45 months.

Termination without Cause

Termination of Employment during Employment Agreement Term.    Each of the named executive officers is entitled to payments and benefits under the executive’s employment agreement or other compensation arrangements upon a termination of employment by the Company without cause (generally defined as described below) or termination of employment by the executive following the Company’s material breach of the employment agreement, including with respect to compensation, authority, duties and responsibilities, location and, in some cases, title and reporting line (collectively referred to as a “termination without cause”). In the event of a termination without cause, the executives would receive the following payment and benefits:

•	Any earned but unpaid base salary through the termination date.

•	Any accrued but unpaid bonus for the year prior to the year in which termination of employment occurs, based on actual Company performance results for such year.

•	A pro rata portion of any bonus through the termination date for the year of termination, based on actual Company performance results for such year.

•	Severance payments over the following severance periods, paid on the Company’s normal payment dates for salary and bonuses:

➢	in the case of Messrs. Marcus, Minson and Meeks and Ms. Esteves, annual base salary and annual target bonuses for a 24-month severance period; and

➢	in the case of Mr. LaJoie, annual base salary and a bonus representing his current target bonus (or, if greater, an average of his two most recent bonuses) for a 30-month severance period.

•	Additional benefits during the severance period:

➢	continued participation in the Company’s health and welfare benefits and certain cable services and, for Mr. Marcus and Ms. Esteves, financial services;

➢	in the case of Mr. Marcus, continued payments equal to the premium cost of certain life insurance and, for Mr. LaJoie, continued supplemental life insurance coverage; and

➢	in the case of Mr. LaJoie, executive level outplacement and one year of office space.

•	Outstanding equity awards would be treated as follows, subject to satisfaction of any performance condition under the relevant award:

➢

in the case of Messrs. Marcus, Minson and Meeks and Ms. Esteves, all unvested RSUs and stock options, if any, would vest upon termination of employment and any vested stock options would be exercisable for the time periods set forth in the respective award agreements, generally one year thereafter (but not beyond the original expiration date); and

➢

in the case of Mr. LaJoie, (a) all unvested stock options would continue to vest during his severance period, and any unvested stock options that do not vest during the severance period would fully vest at the end of the severance period, with an exercise period continuing for five years thereafter (but not beyond the original expiration date), and (b) RSUs would be fully vested at the end of the severance period.

The executive’s right to receive severance benefits upon a termination without cause is generally conditioned upon execution of a release of claims against the Company. If the executive obtains other full-time employment during the applicable severance period, the executive would continue to receive the severance cash payments described above but would cease to be eligible for continuation of benefits or continued vesting in any outstanding stock options or RSUs. In addition, severance benefits may be reduced or terminated and equity awards may be forfeited if the executive breaches applicable restrictive covenant terms. Severance payments may be delayed to the extent necessary for compliance with Section 409A of the Internal Revenue Code (“Section 409A”) governing nonqualified deferred compensation.

As a result of the termination of Ms. Esteves’s employment without cause effective May 1, 2013, Ms. Esteves became entitled to the termination benefits described in this section and quantified in the table above: (a) her pro rata 2013 salary and bonus through her date of termination, to the extent not previously paid; (b) annual base salary and target bonus for a 24-month period totaling $4,000,000; (c) for a 24-month period, continued participation in the Company’s health and welfare benefits, certain cable services and financial service reimbursement up to $25,000 per year; and (d) full vesting of all equity awards as of her termination date, subject to any performance-based vesting condition, deferred distribution of RSUs due to tax requirements and one-year post-termination exercisability of stock options.

Termination of Employment during the “At-Will” Period.    If the employment of Messrs. Marcus, Minson or Meeks is terminated without cause while the executive is serving as an at-will employee after the term of his employment agreement, subject to the execution and delivery of a release of claims, (a) the executive’s outstanding equity awards will be treated as if the executive had been terminated without cause and (b) the executive will be entitled to benefits under an executive level severance program that will provide a minimum severance benefit equal to the executive’s base salary and target bonus in effect at the time of the termination for 12 months from the termination date for Mr. Marcus and six months from the termination date for Messrs. Minson and Meeks.

Retirement or Voluntary Resignation

The payments and benefits due upon an executive’s voluntary termination of employment depend on whether the executive, at the time of termination, satisfies the age and service requirements for retirement eligibility under the terms of the executive’s employment agreement (“eligible for retirement”). The discussion below first addresses the named executive officers who were eligible for retirement on December 31, 2013, and then describes the payments to the other named executive officers upon their voluntary resignation.

Messrs. Britt and LaJoie were eligible for retirement under their employment agreements and other Company compensation arrangements as of December 31, 2013.

•

As a result of Mr. Britt’s retirement on December 31, 2013, the Company has no further obligations other than (a) to pay his base salary through the effective date of his retirement and his bonus for 2013 and (b) to satisfy any rights pursuant to any insurance and other benefit plans of the Company. In connection with his retirement, in lieu of providing Mr. Britt with one year of post-retirement secretarial services and office facilities to which he was entitled under his employment agreement, the Company agreed to provide Mr. Britt with (a) part-time secretarial services for one year, (b) part-time transportation services through March 31, 2014 and (c) reimbursement of up to $30,000 of transportation-related expenses through December 31, 2014. His stock options and RSUs became fully vested upon retirement, with an exercise period continuing for five years thereafter (or until the original expiration date if sooner) and subject to delayed distribution of RSUs if required by tax rules.

•	Mr. LaJoie may elect a retirement option under the terms of his employment agreement.

➢

Under the retirement option, Mr. LaJoie would be eligible for a transition period of six months to one year (as negotiated by the parties). During this transition period, he would continue to receive his current annual salary and bonus. The information in the table above reflects a nine-month transition period.

➢

Following the transition period, Mr. LaJoie would be paid his annual base salary for three years, and he would also receive his full bonus for the first year, a 50% bonus for the second year and no bonus for the third year. Such bonuses are determined based on the average of his two most recent annual bonuses (or, if greater, his then-current target bonus).

➢

During the transition period and the subsequent three-year period, Mr. LaJoie would continue to participate in certain health and welfare benefit plans and receive a one-time $10,000 cash payment for office space expenses.

➢

All unvested stock options would continue to vest during his severance period, and any unvested stock options would be vested at the conclusion of the severance period, with an exercise period continuing for five years thereafter (but not beyond the original expiration date). All unvested RSUs would vest upon termination of employment, subject to satisfaction of any applicable performance condition.

➢

If Mr. LaJoie obtains other full-time employment during the period, he would continue to receive the payments described above but would cease to be eligible for continuation of benefits or continued vesting in any outstanding stock options.

➢	As of the date of this Proxy Statement, Mr. LaJoie has not elected the retirement option.

Messrs. Marcus, Minson and Meeks were not eligible for retirement on December 31, 2013. Upon their voluntary resignation, the Company would have no further obligations to these executives other than (a) to pay base salary through the effective date of termination and (b) to satisfy any rights the executive has pursuant to any insurance or other benefit plans of the Company. Any unvested stock options and RSUs would be forfeited.

Termination for Cause

Generally, if the Company terminates an executive’s employment for cause (described below), the Company would have no further obligations to the executive other than (a) to pay base salary through the effective date of termination; (b) to pay any bonus for a prior year that has been determined but not yet paid (except in certain situations with respect to Messrs. Marcus, Minson and Meeks); and (c) to satisfy any rights the executive has pursuant to any insurance or other benefit plans or arrangements of the Company.

With respect to equity awards, the executive would forfeit unvested stock options and RSUs upon a termination of employment for cause. The executive would have one month to exercise any vested stock options, unless the termination of employment is a result of fraud, embezzlement, misappropriation or certain other specified reasons in the case of awards made in and after 2010, in which case, the exercise period would be eliminated.

In addition, the Company has a “clawback” right to certain elements of compensation and equity awards in the event of certain terminations for cause.

Under the employment agreements, “cause” includes certain felony convictions and willful actions resulting in substantial adverse effects on the Company, as well as other actions including willful failure to perform material duties and material breach of restrictive covenants regarding confidentiality, non-competition and non-solicitation of customers and employees.

Termination by Reason of Death

Generally, if an executive dies during the term of the employment agreement, the executive’s estate (or a designated beneficiary) would be entitled to receive (a) the executive’s earned and unpaid base salary through the date of death and (b) a prorated bonus for the year in which the executive’s death occurs, plus any bonus compensation for the year prior to death that has not yet been paid, in each case based on actual Company performance results. The executive’s unvested stock options and RSUs would vest upon death. In addition, Mr. LaJoie’s estate or beneficiaries would receive a group term life insurance benefit with a death benefit equal to two and a half times his annual base salary and his target annual bonus.

Termination by Reason of Disability

In the event Messrs. Marcus, Minson or Meeks becomes disabled (as defined in the applicable employment agreement), the Company would pay the executive a pro rata bonus for the year in which the disability occurs (based on actual Company performance results) and disability benefits for period of 24 months in an annual amount equal to 75 percent of (a) base salary and (b) target annual bonus, as well as continued participation in the Company’s benefit plans and programs during the such period. These amounts are reduced by disability payments from workers’ compensation, Social Security and the Company’s disability insurance policies.

In the event Mr. LaJoie becomes disabled (as defined in his employment agreement), the Company would pay him a lump-sum payment equal to his annual base salary and target annual bonus (or the average of his two most recent annual bonuses, if greater) multiplied by 2.5.

Pursuant to the terms of the equity award agreements, the executive’s stock options and RSUs would vest as a result of the disability.

If the executive obtains other full-time employment during the period the executive is receiving disability payments, the executive would no longer be eligible to participate in the Company’s benefit plans and programs effective upon the commencement of such employment or such time as the executive becomes eligible for comparable coverage with the new employer.

Potential Payments upon a Change in Control

In the event of a change in control of the Company, if the named executive officer’s employment is not terminated, the executive is not entitled to accelerated vesting of equity awards or other payments as a result of a change in control.

Pursuant to their employment agreements, if a named executive officer’s employment is terminated without cause or for “good reason” during the term of the agreement within a designated period following a change in control (as defined in the Stock Plan) or, in the case of Messrs. Marcus, Minson and Meeks, following the Company’s execution of a merger, acquisition, sale or other agreement providing for a change in control but before the end of a designated period after a change in control (or if earlier, before the expiration or termination of such agreement without a change in control) (collectively, a “change-in-control event”), the executive would be entitled to the severance benefits described in the Termination without Cause section above, except that in the case of Messrs. Marcus, Minson and Meeks, severance benefits, including annual base salary and annual target bonuses, would be paid and continued benefits would be provided for 36 months rather than 24 months.

In addition, the employment agreements with Messrs. Marcus, Minson and Meeks provide that if the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company and excise tax to the executive under Sections 280G and 4999 of the Internal Revenue Code, the payments and vesting would be reduced to the extent that it results in the executive receiving a greater after-tax amount. In addition, Mr. LaJoie is required to engage in any mitigation of damages necessary to avoid applicability of any lost corporate tax deduction and related excise tax under Sections 280G and 4999.

As discussed above, on February 12, 2014, the Company and Comcast entered into a merger agreement pursuant to which the Company will become a wholly owned subsidiary of Comcast. The closing of this merger would be considered a “change in control.” Pursuant to the terms of the Company’s employment agreements with Messrs. Marcus, Minson and Meeks, if the officer’s employment is terminated without cause or he resigns for “good reason,” as defined in the employment agreement, within 24 months following the closing of the merger or other change-in-control event, the officer is entitled to the payments and benefits described above. Depending on their respective titles, roles and responsibilities, as applicable, immediately after the change-in-control event, Messrs. Marcus, Minson and Meeks may have the right to assert “good reason,” resign and collect the severance benefits discussed above following such time.

DIRECTOR COMPENSATION

The table below sets out the compensation for 2013 that was paid to or earned by the Company’s directors who were not active employees of the Company or its affiliates (“non-employee directors”). Directors who are active employees of the Company are not separately compensated for their Board activities. The compensation remains unchanged for 2014.

The Company compensates non-employee directors with a combination of equity and cash that it believes is comparable to and consistent with approximately the median compensation provided to independent directors of similarly sized public entities. During 2013, each non-employee director received a total annual director compensation package consisting of:

•	a cash retainer of $90,000;

•

an annual equity award of vested, full value stock units, in the form of RSUs, valued at $150,000 representing the Company’s unsecured obligation to deliver the designated number of shares of Common Stock, generally after the Director ceases his or her service as a director for any reason other than cause; and

•	an additional annual cash retainer for service on the Board’s committees or as lead director, in each case prorated for service for any partial year.

The directors are entitled to receive dividend equivalents on the RSUs, if any dividends are paid on the Common Stock. In 2013, each non-employee director received 1,583 RSUs under the Stock Plan. Directors who have served on the Board for at least three years are eligible to elect to receive the distribution of Common Stock underlying 50% of any future RSU award on the earlier of (a) the third anniversary of the award date or (b) after the director ceases to serve as a director for any reason other than cause.

The following additional annual cash retainers were paid in 2013 for service on the Board’s committees: (i) $15,000 per year for each member of the Audit Committee and Compensation Committee, with $30,000 for each chair and (ii) $7,500 per year for each member of the Nominating and Governance Committee, Finance Committee and Marketing and Customer Care Committee, with $15,000 for each chair. The lead director received an additional annual cash retainer of $30,000. No additional compensation is paid for attendance at meetings of the Board of Directors or a Board committee.

In general, for non-employee directors who join the Board after the date on which the annual equity award to directors has been made, the Company’s policy is to make the stock unit grant on a prorated basis shortly after election and to provide a prorated cash retainer consistent with the compensation package described above, subject to limitations that may exist under the applicable equity plan.

Non-employee directors are reimbursed for out-of-pocket expenses (including the costs of travel, food and lodging) incurred in connection with attending Board, committee and stockholder meetings. Travel to such meetings may include the use of aircraft owned or leased by the Company if available and appropriate under the circumstances. Directors are also reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

The Company may also invite directors and their spouses to attend Company-related events. The Company generally provides for, or reimburses expenses of, the spouses’ travel, food and lodging for attendance at these events to which directors’ spouses and guests have been invited, which may result in a non-employee director recognizing income for tax purposes. The Company reimburses the non-employee director for the estimated taxes incurred in connection with any income recognized by the director as a result of the spouse’s attendance at such events. In the year ended December 31, 2013, the aggregate incremental cost to the Company of these items was less than $10,000 per director. In addition, in 2013, the Company offered to make a $500 contribution in the name of each director to a charity selected by the director.

Non-employee directors are given the opportunity to defer for future distribution payment of their cash retainer. Deferred payments of director fees are recorded as deferred units of the Company’s Common Stock under the Stock Plan (the “Directors’ Deferred Compensation Program”). Distributions of the account upon the selected deferral date will be made in shares of the Company’s Common Stock. The directors are entitled to receive dividend equivalents in cash on their deferred stock units if regular cash dividends are paid on the Common Stock.

DIRECTOR COMPENSATION FOR 2013

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Carole Black	$120,000	$137,341	$—	$—	$—	$500	$257,841
Thomas H. Castro	112,500	137,341	—	—	—	500	250,341
David C. Chang	105,000	137,341	—	—	—	500	242,841
James E. Copeland, Jr.	112,500	137,341	—	—	—	1,754	251,595
Peter R. Haje	120,000	137,341	—	—	—	500	257,841
Donna A. James	120,000	137,341	—	—	—	500	257,841
Don Logan	105,000	137,341	—	—	—	1,718	244,059
N.J. Nicholas, Jr.	142,500	137,341	—	—	—	500	280,341
Wayne H. Pace	120,000	137,341	—	—	—	500	257,841
Edward D. Shirley	112,500	137,341	—	—	—	500	250,341
John E. Sununu	120,000	137,341	—	—	—	500	257,841

(1)	Amounts earned by each non-employee director in 2013 represent (a) an annual cash retainer of $90,000; (b) an annual additional payment of $15,000 for each member of the Audit Committee and the Compensation Committee, with $30,000 to each Committee chair and $7,500 for each member of the Nominating and Governance Committee, Finance Committee and Marketing and Customer Care Committee, with $15,000 to each Committee chair; and (c) a cash payment of $30,000 for the lead director. Messrs. Haje and Nicholas elected to defer all or a portion of their cash retainer under the Directors’ Deferred Compensation Program for 2013 and received awards of deferred stock units (in July 2013 and January 2014) covering, in the aggregate, 493 and 1,173 shares of Common Stock, respectively. The value of these deferred stock units is included in this column. These deferrals and the related deferred stock units are not reflected in a separate column in the table. The number of deferred stock units credited to the non-employee directors on December 31, 2013 was: Dr. Chang—6,832; Mr. Copeland—6,126; Mr. Haje—7,532; Mr. Nicholas—6,597; and Mr. Pace—7,366.

(2)	The amounts set forth in the Stock Awards column represent the value of the award to each non-employee director of RSUs with respect to 1,583 shares of Common Stock, as computed in accordance with FASB ASC Topic 718. The amounts were calculated based on the grant date fair value per share of $86.76, which was the closing sale price of the Common Stock on the date of grant (February 13, 2013). On December 31, 2013, each non-employee director held the following number of RSUs: 17,649 RSUs for each of Ms. Black and Messrs. Castro, Copeland, Haje, Logan and Nicholas; 16,353 RSUs for Dr. Chang; 14,444 RSUs for Mr. Pace; and 11,153 RSUs for Ms. James, Mr. Shirley and Senator Sununu.

(3)	Reflects (a) the Company’s commitment to make a charitable contribution of $500 to an organization selected by each director and (b) reimbursement for estimated taxes incurred by each of Messrs. Copeland ($1,254) and Logan ($1,218) as a result of his spouse accompanying him to a Company-sponsored event.

Additional Information

In connection with an administrative order dated March 21, 2005, Mr. Pace reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, the order does not subject him to any suspension, bar or penalty.

Compensation Committee Interlocks and Insider Participation

Mr. Haje, a member of the Compensation Committee, served as Executive Vice President and General Counsel of TWE from June 1992 until 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

The Board has adopted the Time Warner Cable Inc. Policy and Procedures Governing Related Person Transactions. This is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent (5%) of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons. Under authority delegated by the Board, the Nominating and Governance Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Company is, will or may be expected to be a participant; and (iii) any related person has or will have a direct material interest or an indirect material interest.

In addition, the Company’s Standards of Business Conduct and Guidelines for Non-Employee Directors contain general procedures for the approval of transactions between the Company and its directors and executive officers and certain other transactions involving the Company’s directors and executive officers. The Company’s Standards of Business Conduct and Guidelines for Non-Employee Directors are available on its website.

Excluded Transactions

In addition to the requirements described above for transactions covered by the policy, the policy includes a list of categories of transactions identified by the Board as having no significant potential for an actual or the appearance of a conflict of interest or improper benefit to a related person, and thus are not subject to review by the Nominating and Governance Committee. These excluded transactions consist of the following types of transactions between the Company and a related person or another entity with which the related person is affiliated:

•

Ordinary Course Transactions with Other Entities.    Transactions in the ordinary course of business between the Company and another entity with which a related person is affiliated unless (a) the related person serves as an executive officer, employee or beneficial owner of an equity interest of 10% or more in the other entity and (b) the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenue for the prior fiscal year or 2% of the other entity’s gross revenue for the prior fiscal year;

•

Charitable Contributions.    Discretionary charitable contributions by the Company to a non-profit entity with which a related person is affiliated that would satisfy the Company’s categorical standards for determining that a material relationship does not exist with an entity that would impact a director’s independence. See “Corporate Governance—Criteria for Membership on the Board—Independence” above;

•

Transactions with Significant Stockholders.    Transactions between the Company and a corporation, firm or other entity known to the Company to be the beneficial owner of more than 5% of any outstanding class of the Company’s voting securities (a “Significant Stockholder”), if the transactions occur in the ordinary course of business and are consistent with other transactions in which the Company has engaged with third parties, unless the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenue for the prior fiscal year or 2% of the Significant Stockholder’s gross revenue for the prior fiscal year;

•

Non-employee Position with Other Affiliated Entities.    Transactions where the related person’s interest in the transaction is based solely on his or her position as (a) a non-employee director of the other entity or (b) subject to the requirements relating to the Company’s charitable contributions as described above, a non-employee director or trustee, or unpaid volunteer at a non-profit organization;

•

Executive Compensation.    Any compensation paid to an executive officer of the Company if (a) the compensation is required to be reported in the Company’s annual report on Form 10-K or proxy statement under the compensation disclosure requirements of the SEC or (b)(i) the executive officer is not an “immediate family member” otherwise covered by the policy and the compensation would be reported in the Company’s annual report on Form 10-K or proxy statement if the executive officer was a “named executive officer” (as defined under SEC rules) and (ii) the Compensation Committee approved (or recommended that the Board approve) such compensation;

•

Director Compensation.    Any compensation paid to a director of the Company if the compensation is required to be reported in the Company’s annual report on Form 10-K or proxy statement under the SEC’s compensation disclosure requirements;

•	Transactions Where All Stockholders Receive Proportional Benefits. Transactions in which all stockholders receive the same benefits on a pro rata basis (e.g., dividends);

•

Transactions Involving Competitive Bids, Regulated Transactions and Certain Banking-Related Services.    Transactions involving a related person where the rates or charges involved are determined by competitive bids; transactions with a related person involving the rendering of services as a common carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

•

Other.    Other categories of transactions that may be identified by the Nominating and Governance Committee from time to time as having no significant potential for an actual, or the appearance of a, conflict of interest or improper benefit to a related person.

Approval Procedure

The General Counsel or his designee will assess whether any proposed transaction involving a related person is a related person transaction covered by the policy, and if so, the transaction will be presented to the Nominating and Governance Committee for review and consideration at its next meeting or, in those instances in which the General Counsel or his designee determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, to the Chair of the Nominating and Governance Committee. If the General Counsel or his designee potentially may be involved in a related person transaction, the applicable person is required to inform the Chief Executive Officer and the Chair of the Nominating and Governance Committee. Related person transactions (other than the excluded transactions) will be reviewed and be subject to approval by the Nominating and Governance Committee. If possible, the approval will be obtained before the Company commences the transaction or enters into or amends any contract relating to the transaction. If advance Committee approval of a related person transaction is not feasible or not identified prior to commencement of a transaction, then the transaction will be considered and, if the Nominating and Governance Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting.

In determining whether to approve or ratify a related person transaction covered by the policy, the Nominating and Governance Committee may take into account such factors it deems appropriate, which may include:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company;

•	whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	whether the transaction is in the interest of the Company and its stockholders; and

•	whether the transaction is consistent with any conflicts of interest policies set forth in the Company’s Standards of Business Conduct and other policies.

A member of the Nominating and Governance Committee who potentially is a related person in connection with a particular proposed related person transaction will not participate in any discussion or approval of the transaction, other than discussions for the purpose of providing material information concerning the transaction to the Committee.

COMPANY PROPOSALS

PROPOSAL ONE: Election of Directors

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the Annual Meeting the following slate of thirteen nominees for directors. Each of the nominees is currently serving as a director of the Company and, except for Mr. Marcus, each has been elected by the Company’s stockholders at the Company’s 2013 annual meeting of stockholders. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. Information about these nominees is provided above under the heading “Directors” and in Appendix A.

The persons named in the proxy intend to vote such proxy FOR the election of each of the thirteen nominees for director named below, unless the holder indicates on the WHITE proxy that the vote should be AGAINST any or all of the nominees. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated for director and may be voted for substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees.

The Board believes that all of the nominees listed below are highly qualified and have skills, experience, backgrounds and attributes that qualify them to serve as directors of TWC (see each nominee’s biographical information and the Nominating and Governance Committee section above for more information). The recommendation of the Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of TWC’s nominees make them the best candidates to serve on the Board.

The Board of Directors recommends a vote FOR the election

of the thirteen director nominees listed below.

Carole Black

Glenn A. Britt

Thomas H. Castro

David C. Chang

James E. Copeland, Jr.

Peter R. Haje

Donna A. James

Don Logan

Robert D. Marcus

N.J. Nicholas, Jr.

Wayne H. Pace

Edward D. Shirley

John E. Sununu

The Board does not endorse any of the Charter nominees and urges you NOT to sign or return any proxy card that you may receive from Charter. If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against any Charter nominee using Charter’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on TWC’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the TWC Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

Vote Required for Approval

In the event that Charter’s nominees are in fact nominated for election by Charter at the Annual Meeting, the election of directors will be considered a contested election. A contested election results when there are more nominees for director than available director positions. Under the Company’s by-laws, directors will be elected by a plurality of the votes cast in a contested election. This means that the thirteen nominees receiving the highest number of “for” votes will be elected at the Annual Meeting.

In the event that Charter does not nominate its nominees for election at the Annual Meeting, the election of directors will be considered an uncontested election. If Charter withdraws its intention to propose alternative director nominees in advance of the Annual Meeting, the Company will notify its stockholders. Under the Company’s by-laws, directors will be elected by a vote of a majority of the votes cast in an uncontested election. Any abstentions or broker non-votes will not be counted as a vote cast. Accordingly, any new director nominee in an uncontested election who receives more “against” votes than “for” votes will not be elected to the Board. If any incumbent director receives more “against” votes than “for” votes, he or she must submit an offer to resign from the Board no later than two weeks after the certification by the Company of the voting results. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer. The Chairman of the Nominating and Governance Committee has the authority to manage the Board’s review of the resignation offer, unless it is the Chairman of the Nominating and Governance Committee who has received the majority-against vote, in which case, the remaining independent directors who received a majority of the votes cast will select a director who will have the authority otherwise delegated to the Chairman of the Nominating and Governance Committee to manage the process.

PROPOSAL TWO: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditor of the Company to audit its consolidated financial statements for 2014 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment.

Ernst & Young LLP, a registered public accounting firm, has served the Company as independent auditor since the Company’s incorporation in 2003. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not ratify the appointment by a majority of the votes duly cast by the holders of Common Stock.

The Board of Directors recommends a vote FOR approval

of the appointment of Ernst & Young LLP as independent auditor.

PROPOSAL THREE: Advisory Vote on Executive Compensation

The Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described above in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured the Company’s executive compensation program to achieve the following key objectives:

•	pay for performance by rewarding executives for leadership excellence and sustained financial and operating performance in line with the Company’s strategic goals; and

•	align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.

The Company believes that its compensation programs have played a key role in the Company’s operating and financial success, which in turn have helped drive strong stock price performance since the Company’s Separation from Time Warner in March 2009. The Company encourages stockholders to read the “Compensation Discussion and Analysis” beginning on page 28 of this Proxy Statement, which provides an overview of the Company’s executive compensation policies and procedures, how they operate and are designed to achieve the Company’s pay-for-performance objectives and how they were applied for 2013, as well as certain enhancements that have been made in recent years. It also highlights certain key compensation practices. The Summary Compensation Table and other related compensation tables and narrative provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the 2014 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Time Warner Cable Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

The Board has adopted a policy providing for annual advisory votes to approve named executive officer compensation. Unless the Board modifies this policy, the next advisory vote will be held at the Company’s 2015 annual meeting of stockholders.

Vote Required for Approval

This advisory resolution, commonly referred to as a “say-on-pay” resolution, will be considered approved if it receives the affirmative vote of a majority of the votes duly cast by holders of the Common Stock. However, the vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

The Board of Directors recommends a vote FOR the approval of the advisory resolution to approve executive compensation.

STOCKHOLDER PROPOSALS

PROPOSAL FOUR: Proposal Regarding Disclosure of Lobbying Activities

Walden Asset Management, One Beacon Street, Boston, Massachusetts 02108, the beneficial owner of at least 285,785 shares of Common Stock, joined by other organizations, whose names, addresses and stockholdings will be provided by the Company upon request, has advised the Company that they intend to propose a resolution at the Annual Meeting. If the proponent does not appear at the Annual Meeting or send a qualified representative to present the proposal, the Company need not present the proposal for a vote at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

Whereas, businesses, like individuals, have a recognized legal right to express opinions to legislators and regulators on public policy matters.

We believe it is important that Time Warner Cable’s lobbying positions, and processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy and controversial lobbying activity may pose risks to our company’s reputation. We encourage full disclosure of Time Warner Cable’s policies, procedures and oversight mechanisms.

Time Warner Cable spent approximately $23 million in 2010, 2011 and 2012 on federal lobbying, according to Senate reports. But this figure may not include grassroots lobbying to influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures. The reports also do not include contributions to tax-exempt organizations which write and endorse model legislation.

Resolved, the shareholders of Time Warner Cable request the Board authorize the preparation of a report, updated annually, and disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Time Warner Cable used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Time Warner Cable’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Time Warner Cable is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant Board oversight committees and posted on the company’s website.

Supporting Statement

We encourage transparency as corporate funds influence legislation and regulation, directly and indirectly. We commend Time Warner Cable for updating the disclosure on its website but it still does not disclose lobbying through trade associations maintaining secrecy as it directs funds or lobbies through these associations. For example, the U.S. Chamber of Commerce spent over $1 billion in lobbying since 1998, yet any Time Warner Cable funds spent through trade associations are secret.

For example, Time Warner Cable is a member of the American Legislative Exchange Council (ALEC). Most recently ALEC is involved in a campaign challenging renewable energy legislation and regulation at the State level. In contrast, Time Warner Cable’s website publicly affirms its commitment to “protecting the environment.”

The Board of Directors recommends a vote AGAINST this

proposal for the following reasons:

Political Advocacy is Critical to Stockholders.    The Company operates in highly regulated industries. The Company’s active involvement in the political process is, therefore, crucial to its ability to protect stockholders’ interests, promote its business objectives and to continue to provide high quality products and services to its customers. In addition, many of the Company’s competitors expend far more resources than the Company in participating in the political arena, so it is important that the Company uses its resources efficiently.

TWC Has Adopted Policies that Significantly Address the Concerns Identified in the Proposal.    The Company recognizes the importance of following strict guidelines in conducting lobbying and other public policy activities as well as the need for appropriate transparency in this area. Accordingly, the Company has adopted a far reaching, formal policy statement to govern these activities. This policy, a Statement on Political Contributions and Lobbying Activities (the “Policy Statement”), is available on the Company’s “Corporate Governance” page at www.twc.com/investors. The Policy Statement contains extensive disclosure on the Company’s political and advocacy activities and annual review process for such activities, as well as links to the reports filed with the Federal Election Commission and state governments by the Company-sponsored federal and state political action committees.

The Company’s Policy Statement Achieves the Appropriate Balance.    In adopting the Policy Statement, the Company evaluated many factors, including the level of disclosure made by its competitors and other public companies, the operational costs and competitive impact entailed in various levels of disclosure, as well as consideration of the appropriate mechanisms to ensure that the Company’s Board of Directors can engage in meaningful oversight of the Company’s activities. In addition to enhanced public disclosure, the Policy Statement requires regular reporting to the Board’s Nominating and Governance Committee, and an annual evaluation of the Company’s membership in outside organizations that engage in lobbying activities for consistency with the Company’s business objectives and policy priorities. Consideration of the organization’s work unrelated to these objectives and priorities is an important aspect of this review so as to protect the Company’s reputation and brand. Continued involvement does not imply agreement with all the views expressed by these organizations. Pursuant to these policies, the Company has made changes in its membership decisions.

The Policy Statement also makes clear that:

•	the Company does NOT use corporate funds to make contributions to federally-registered independent expenditure committees (so-called “super PACs”);

•	the Company does NOT directly fund “independent expenditures;” and

•	the Company does NOT use corporate funds to support or oppose ballot measures, except in limited instances where the proposed measure would have a direct and material adverse impact on the Company.

•

the Company participates in and may fund trade associations and organizations to ensure it has a voice in political and policy discussions that are important to its business. These trade associations are principally national and state industry-based associations, of which the largest contributions are made to the National Cable and Telecommunications Association.

TWC Values Transparency and is Subject to an Extensive Framework of Laws, Public Disclosure and Internal Oversight.    The Company’s political contributions and lobbying activities are already subject to an extensive framework of laws, public disclosure and internal oversight. The Company files regular reports with the U.S. House of Representatives and the U.S. Senate disclosing its federal lobbying activities and the amount of money it spends each quarter on federal lobbying. These reports are publicly available at http://lobbyingdisclosure.house.gov. The Company also files extensive lobbying disclosure reports as required by state law, which are also publicly available.

TWC believes the policies and procedures set out in the Policy Statement allow the Company to play a constructive role in issues that directly impact the business interests of the Company and its stockholders, while appropriately balancing the concerns behind the current proposal with the operational and other costs its additional requirements would entail. At the very least, the Company believes the effectiveness of the new Policy Statement in meeting these objectives should be evaluated over a period of time before considering changes to it.

Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock is required to adopt this proposal.

PROPOSAL FIVE: Proposal Regarding Prohibition on Accelerated Vesting of Equity Awards in a Change in Control

The Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund (the “IBEW”), 900 Seventh Street, NW, Washington, DC 20001, the beneficial owner of 17,358 shares of Common Stock, has advised the Company that it intends to propose a resolution at the Annual Meeting. If the proponent does not appear at the Annual Meeting or send a qualified representative to present the proposal, the Company need not present the proposal for a vote at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any named executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officers’ termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2014 annual meeting.

SUPPORTING STATEMENT

Time Warner Cable Inc. (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control and termination as of Dec. 31, 2012 could have accelerated the vesting of $96 million stock-based awards to the Company’s five named executive officers, with Mr. Britt, the Chairman and CEO, entitled to $50 million out of a total personal severance package worth $72 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this

proposal for the following reasons:

The Company’s ability to attract and retain executive talent is key to its success. The Company’s independent Compensation Committee has structured an effective and competitive executive compensation program that reflects market practices, Company objectives and stockholders’ interests. The proposal’s inconsistency with general market practices would hinder the Company’s ability to attract and retain qualified executives and create misalignment between executives’ interests and those of stockholders and is, thus, not in the best interests of the stockholders.

➢ TWC Equity Awards have a “Double Trigger” Clause.    TWC’s equity awards have a best-practices “double-trigger” acceleration provision. Executives’ equity awards do NOT vest on a change in control unless the executive is terminated without cause within a designated period of the change-in-control event.

➢ Double Trigger Strikes the Right Balance — Aligns Executives with Stockholders in a Possible Change in Control Transaction.    When a potential change in control arises, the double trigger provision creates retention incentives and promotes direct alignment with stockholders during a time of uncertainty and potential disruption to TWC executives.

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The double-trigger full acceleration vesting provision makes it less likely that the executive would be resistant to an otherwise beneficial change in control based on concerns about losing equity awards if the new owner decides to terminate the executive following closing.

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The double-trigger full acceleration vesting provision also incentivizes the executive to remain with the Company from announcement of the change-in-control event to the close of the transaction and possibly beyond.

•	By the same token, the double trigger prevents inappropriate vesting. The executive will not see a direct personal benefit from the transaction alone.

➢ TWC’s Program is Well Within the Mainstream.    TWC’s vesting provisions in the event of a change in control-related termination have become standard across Fortune 500 companies and, more importantly, consistent with the benefits of TWC’s competitors for executive talent. Changing its provisions would put TWC at a competitive disadvantage in attracting and retaining its leaders.

➢ No “Windfall.”    TWC executives get over half their annual target compensation opportunity in the form of equity awards, which vest over time to encourage retention. Accordingly, permitting vesting when the executive is denied the opportunity to stay with the Company following a change in control is not a windfall. Instead, the double-trigger vesting provision allows the executive to receive the benefit of an equity award that was considered “earned” but was not distributed to encourage retention only when the retention objective is no longer relevant. Moreover, requiring previously granted equity awards to be forfeited upon a change-in-control-related termination would result in executives undervaluing the equity portion of their compensation since they cannot be assured they will have the opportunity to receive it under those circumstances. This would put the Company at a competitive disadvantage in attempting to attract and retain qualified executives.

➢ Value of Accelerated Awards is Limited.    TWC’s equity incentive program limits the value of accelerated awards in two significant ways:

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Awards May Remain Subject to Performance-Based Vesting Conditions.    Even if the award recipient is terminated following a change in control, the Compensation Committee may determine to require the satisfaction of all relevant performance conditions before the executive receives the stock underlying the accelerating award.

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Accelerated Stock Options Have a Shortened Term.    TWC’s stock option awards have ten-year terms. However, if stock option vesting is accelerated after a change-in-control-related termination, the term of the stock option is generally shortened to one year from the termination date. As a result, the executive may have a significantly shorter time to benefit from potential stock price appreciation and realize the compensation valuation calculated at the time of the award.

➢ TWC not “Apples to Apples” with other Companies Cited by the Proposal.    The change in control vesting provisions used by IBM, Apple and the other companies cited in the proponent’s supporting statement as exemplary must be reviewed in the context of those companies’ size, industry and incentive compensation programs and philosophies, which are very different from TWC’s. Their programs use a variety of different methods to achieve their particular objectives, such as relatively shorter vesting periods, larger awards or rewarding long-term service with post-termination vesting, which may obviate the need for accelerated vesting following a termination of employment in the event of a change in control. The diversity of contexts, goals and structures underscores the importance of affording the Compensation Committee significant flexibility in the design of appropriate awards in light of the Company’s circumstances.

➢ Shareholders Endorse TWC’s Balanced Pay-for-Performance Program.    TWC’s executive compensation program is carefully balanced and supports stockholders’ interests. More than 90% of votes were cast in favor of the TWC stock incentive plan in 2011, which explicitly permits the use of the “double trigger” accelerated vesting provision. In 2013, the Company’s pay-for-performance executive compensation programs were supported by an 85% favorable stockholder vote. The IBEW proposal would inappropriately limit the Compensation Committee’s discretion in developing the Company’s incentive compensation program.

The Board believes the current structure of the Company’s executive compensation program, including providing for full accelerated vesting of equity awards in the event of a change-in-control-related termination, is appropriate and effective. The program is consistent with the Company’s compensation philosophy and the compensation practices of the Company’s peers and is in the best interest of the Company and its stockholders. In addition, the Compensation Committee’s discretion and flexibility to develop competitive compensation programs and vesting provisions that best advance the interests of the Company and its stockholders should not be limited.

Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock is required to adopt this proposal.

CHARTER’S BY-LAW PROPOSALS

PROPOSAL SIX: Charter Board Size Proposal

Charter Communications, Inc., 400 Atlantic Street, Stamford, Connecticut, 06901, the beneficial owner of 100 shares of Common Stock, has advised the Company that it intends to propose a resolution at the Annual Meeting. If Charter does not appear at the Annual Meeting or send a qualified representative to present the proposal, the Company need not present the proposal for a vote at the Annual Meeting. The proposed resolution is set forth below:

RESOLVED, that the first full sentence of Article III, Section 2 of the By-Laws, which reads:

“Subject to Article V of the Certificate and except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, the number of directors constituting the Authorized Board shall be as determined from time to time by resolution of the Board.”

is hereby deleted and replaced with the following sentence:

“Subject to Article V of the Certificate and except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, the number of directors constituting the Authorized Board shall be fixed at thirteen members.”

The Board of Directors recommends a vote AGAINST this

proposal for the following reasons:

Under the Company’s by-laws, the Board currently has the flexibility to add or remove director positions if it determines that such addition or removal would be in the best interests of the Company and its stockholders. The Board is bound by its fiduciary duties to act in the best interests of the Company and all of its stockholders when considering a change to the size of the Board of Directors. As discussed above under “Corporate Governance—Board Size,” in establishing its size, the Board considers a number of factors including (i) resignations and retirements from the current Board, (ii) the availability of appropriate and qualified candidates and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Company’s businesses. Recruiting qualified candidates is a challenging and time-consuming process, and the Board of Directors believes that it is in the best interests of the Company’s stockholders for the Board to retain the flexibility to either increase its size if a highly-qualified candidate becomes available or to decrease its size if a director declines to seek reelection or for other reasons.

The Board of Directors believes that retaining the ability to increase or decrease the size of the Board of Directors or appoint any particular person to the Board of Directors, if appropriate, continues to be in the best interests of the Company’s stockholders.

Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt this proposal.

PROPOSAL SEVEN: Charter By-law Repeal Proposal

Charter Communications, Inc., 400 Atlantic Street, Stamford, Connecticut, 06901, the beneficial owner of 100 shares of Common Stock, has advised the Company that it intends to propose a resolution at the Annual Meeting. If Charter does not appear at the Annual Meeting or send a qualified representative to present the proposal, the Company need not present the proposal for a vote at the Annual Meeting. The proposed resolution is set forth below:

RESOLVED, that the by-laws are hereby amended to repeal any amendments thereto adopted by TWC’s board of directors without stockholder approval after July 26, 2012 and prior to or concurrently with the effectiveness of this resolution.

The Board of Directors recommends a vote AGAINST this

proposal for the following reasons:

Charter’s proposal seeks to repeal any and all amendments of the Company’s by-laws adopted without stockholder approval after July 26, 2012 and prior to or concurrently with the Annual Meeting, without regard to the subject matter of any by-law amendment in question. In fact, as of the date of this Proxy Statement, no amendments to the Company’s by-laws have been adopted subsequent to July 26, 2012 with or without stockholder approval.

Under Delaware law and the Company’s Certificate of Incorporation and by-laws, the Board is charged with the responsibility of managing the Company. In order to permit the Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties, the Board is empowered by applicable law and the Company’s Certificate of Incorporation and by-laws to adopt, repeal, alter or amend provisions to the Company’s by-laws in accordance with its fiduciary duties. While, as of the date of this Proxy Statement, no amendments to the Company’s by-laws have been adopted subsequent to July 26, 2012 and the Board does not expect to adopt any amendments to the by-laws prior to the Annual Meeting, the Board of Directors could determine prior to the Annual Meeting that an amendment is necessary and in the best interest of the Company’s stockholders. The Board believes that the automatic repeal of any duly adopted by-law amendment, irrespective of its content, could have the effect of repealing one or more properly adopted by-law amendments that the Board determined to be in the best interests of the Company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the Company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable—if not impossible—for the Company to obtain stockholder approval for a necessary by-law amendment within a timeframe necessary to serve the best interests of the Company and its stockholders.

As the Board of Directors is fully empowered by its corporate documents and applicable law to adopt, repeal, alter or amend provisions to the Company’s by-laws in accordance with its fiduciary duties and no provision of the Company’s by-laws is expected to be impacted by Charter’s proposal, we believe this proposal represents no purpose other than to limit Board actions otherwise permitted by the Company’s governing documents and Delaware law.

Accordingly, the Board of Directors recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt this proposal.

VOTING AT THE ANNUAL MEETING

Voting at the Annual Meeting; Record Date

Only holders of record of the Company’s Common Stock at the close of business on [X], 2014, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, XXX,XXX,XXX shares of Common Stock, par value $0.01 per share, were entitled to vote. Each issued and outstanding share of Common Stock has one vote on any matter submitted to a vote of stockholders.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Abstentions will be deemed present for the purpose of determining the presence of a quorum. In the event that Charter solicits proxies in respect of any of its proposals, broker “non-votes” will not be deemed present for the purpose of determining the presence of a quorum. However, if Charter does not solicit proxies in respect of any of its proposals, then broker “non-votes” will be deemed present for the purpose of determining the presence of a quorum.

Required Vote

If Charter in fact nominates its nominees for election at the Annual Meeting, the election of directors will be considered a contested election. A contested election results when there are more nominees for director than available director positions. Under the Company’s by-laws, directors will be elected by a plurality of the votes cast in a contested election. This means that the thirteen nominees receiving the highest number of “for” votes will be elected at the Annual Meeting. If Charter does not nominate its nominees for election at the Annual

Meeting, the election of directors will be considered an uncontested election. If Charter withdraws its intention to propose alternative director nominees in advance of the Annual Meeting, the Company will notify its stockholders. Under the Company’s by-laws, directors will be elected by a vote of a majority of the votes cast in an uncontested election. Any abstentions or broker non-votes will not be counted as a vote cast. Accordingly, any new director nominee in an uncontested election who receives more “against” votes than “for” votes will not be elected to the Board. If any incumbent director receives more “against” votes than “for” votes, he or she must submit an offer to resign from the Board no later than two weeks after the certification by the Company of the voting results. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer. The Chairman of the Nominating and Governance Committee has the authority to manage the Board’s review of the resignation offer, unless it is the Chairman of the Nominating and Governance Committee who has received the majority-against vote, in which case, the remaining independent directors who received a majority of the votes cast will select a director who will have the authority otherwise delegated to the Chairman of the Nominating and Governance Committee to manage the process.

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve Proposals Two, Three, Four and Five at the Annual Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve Proposals Six and Seven at the Annual Meeting.

An abstention is deemed “present,” but is not deemed a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item (as the item is considered a “non-routine” matter) and has not received instructions from the beneficial owner. Nominees typically have discretionary voting power on “routine” matters when they have not received instructions on how to vote from the beneficial owner. However, brokers typically do not have discretionary voting power on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner.

Under the current rules and interpretations of the NYSE, there are no “routine” proposals in a contested proxy solicitation. Therefore, in the event that Charter solicits proxies in respect of any of its proposals, the solicitation will be contested and all of the proposals presented at the Annual Meeting will be considered “non-routine” matters. Brokers will not have discretionary voting power on any of these proposals. If a beneficial owner of shares of Common Stock held does not give voting instructions to the nominee, then those shares will not be present in person or represented by proxy at the Annual Meeting. As a result, there will not be any broker non-votes in connection with any of the proposals described in this Proxy Statement.

However, under the current rules and interpretations of the NYSE, if Charter does not solicit proxies in respect of any of its proposals, then Proposal Two (ratification of the independent registered public accounting firm) will be considered a “routine” matter, and brokers, banks or other financial institutions will be entitled to vote on ratification without instructions from the beneficial owner. Each of the other proposals, including the election of directors, will still be considered a “non-routine” matter and could result in broker “non-votes.”

Proxies and Voting Procedures

Proxies.    All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

Voting on Other Matters.    If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company’s by-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. Other than the matters set forth in this Proxy Statement, the Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting Methods.

In Person.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote in person at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of election with the applicable ballot at the Annual Meeting.

If you hold shares in “street name,” meaning through a broker, bank or other financial institution, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting. To request a legal proxy, please contact your broker, bank or other financial institution.

Via the Internet or by Telephone.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you may vote via the Internet at www.proxyvote.com or by telephone by calling the toll-free number on the back of your proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on [—], 2014.

If you hold shares in “street name” through a broker, bank or other financial institution, you may vote via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank or other financial institution. Please follow the voting instructions provided by your broker, bank or other financial institution with these materials.

By Mail.    If you hold shares directly in your name as a stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Shareowner Services, TWC’s transfer agent), you will need to sign, date and mark your WHITE proxy card and return it using the postage-paid return envelope provided. Your proxy card must be received by the close of business on [—], 2014.

If you hold shares in “street name” through a broker, bank or other financial institution, to vote by mail, you will need to mark, sign and date the voting instruction form provided by your broker, bank or other financial institution and return it in the postage-paid return envelope provided. Your broker, bank or other financial institution must receive your voting instruction form in sufficient time to vote your shares.

Revoking a Proxy.    Any stockholder of record may revoke a proxy at any time before it is voted by:

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filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: General Counsel, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted by telephone or Internet, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

If you have already voted using a proxy card sent to you by Charter, you have every right to change your vote. The Company encourages you to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed proxy card. Only the latest dated proxy you submit will be counted.

Stockholders Sharing the Same Address; Householding

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Time Warner Cable Inc. 2013 Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 1-877-4-INFO-TWC, by email to: ir@twcable.com or by mail to: Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: Investor Relations. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2013, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER PROCEDURAL MATTERS

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Appendix A sets forth information relating to the director nominees as well as certain of the Company’s directors, officers and employees who are considered “participants” in the Company’s solicitation under SEC rules by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on the Company’s behalf.

The Company has retained MacKenzie Partners, Inc. at an estimated cost of $[—], plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. MacKenzie Partners, Inc. has advised the Company that approximately [—] of its employees will be involved in the proxy solicitation by MacKenzie Partners, Inc. on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The Company’s aggregate expenses related to the Company’s solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest, excluding salaries and wages of its regular employees, are expected to be approximately $[—], of which approximately $[—] has been spent to date.

Procedures for Submitting Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2015 annual meeting, stockholder proposals must be received by the Company no later than [X, 2014], and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.    In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2015 annual meeting, such a proposal must be received by the Company on or after [X], 2015 but no later than [X], 2015. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

Procedures for Submitting Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating and Governance Committee.    If a stockholder would like the Nominating and Governance Committee to consider an individual as a candidate for election to the Board of Directors, the stockholder must submit a proper and timely request as follows:

Timing.    The stockholder should notify the Nominating and Governance Committee by no later than September 1 of the year prior to the annual stockholders meeting at which the candidate would seek to be elected.

Information.    In notifying the Committee, the stockholder should provide the following information to the Committee:

•	The name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered.

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The class or series and number of shares of the Company’s stock that are beneficially owned by the stockholder making the submission, including a reasonably detailed description of derivative contracts, derivative securities or derivative transactions to which such stockholder is a party and impact such stockholder’s economic interest in the Company’s securities or any other proxy, contract, arrangement or understanding to which such stockholder has or may have a right or has or may have granted a right to vote any shares of the Company’s securities, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected.

•	A copy of the candidate’s resume and references.

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An analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the by-laws, Corporate Governance Policy, and the Policy Statement Regarding Director Nominations (including all regulatory requirements incorporated by references therein).

Address.    The foregoing information should be submitted to the Nominating and Governance Committee through the Corporate Secretary, Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023.

The Committee has a policy of applying the same criteria in reviewing candidates proposed by stockholders as it employs in reviewing candidates proposed by any other source.

Stockholder Nominations Submitted to Stockholders.    The Company’s by-laws provide that stockholders may nominate persons for election as directors at the Company’s stockholders meeting by giving timely written notice to the Company containing required information. The Company’s by-laws require that, to be timely and proper, notice of a nomination by a stockholder must be delivered to or mailed to and received at the Company’s principal executive offices as follows:

Annual Stockholders Meetings.    For elections to be held at an annual meeting of the stockholders, at least 90 days and no more than 120 days before the first anniversary of the date of the annual meeting of stockholders for the prior year. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be delivered or received no earlier than the 120th day before the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day after the day on which the date of such meeting is first publicly announced.

Special Stockholders Meetings.    For elections that are going to take place at a special meeting of the stockholders, no earlier than the 90th day before the special meeting and no later than the close of business on the later of the 60th day before the special meeting or the 10th day after the day on which the date of the special meeting and the names of the nominees to be elected at the meeting are first publicly announced.

Other Circumstances.    Additionally, if the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board at least 90 days before the first anniversary of the date of the prior year’s annual meeting, a stockholder’s notice will also be timely with respect to nominees for any new positions if it is delivered to or mailed to and received by the Company not later than the 10th day after the public announcement is made.

Information.    The notice must contain prescribed information about the proponent and each nominee, including the information about the nominee that would have been required to be included in a proxy statement filed under SEC rules had such nominee been nominated by the Board of Directors.

Address.    All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary of the Company at 60 Columbus Circle, New York, New York 10023.

Communicating with the Board of Directors

The Company’s Independent Directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the CEO, the Board’s only employee director, should write to the address below:

Robert D. Marcus

Chairman and Chief Executive Officer

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

[Name of Addressee]

c/o Corporate Secretary

Time Warner Cable Inc.

60 Columbus Circle

New York, New York 10023

General

The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS,

MARC LAWRENCE-APFELBAUM

Executive Vice President,

General Counsel and Secretary

April X, 2014

Appendix A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of the Company’s directors and nominees, and the name, present principal occupation and business address of the Company’s officers and employees who, under the rules of the SEC, are considered to be “participants” in the Company’s solicitation of proxies from the Company’s stockholders in connection with the Company’s 2014 annual meeting of stockholders.

Directors and Nominees

The principal occupations of the Company’s directors and nominees who are considered “participants” in the Company’s solicitation are set forth under the section above titled “Directors—Nominees for Election at the Annual Meeting” of this Proxy Statement. The business address of the Company’s directors and nominees is: c/o Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023.

Officers and Employees

The principal occupations of the Company’s executive officers and employees who are considered “participants” in the Company’s solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023.

Name	Occupation
Ellen M. East	Executive Vice President and Chief Communications Officer
Marc Lawrence-Apfelbaum	Executive Vice President, General Counsel and Secretary
Robert D. Marcus	Chairman and Chief Executive Officer
Arthur T. Minson, Jr.	Executive Vice President and Chief Financial Officer

Information Regarding Ownership of TWC Securities by Participants

The number of shares of the Company’s common stock held by the Company’s directors and named executive officers as of February 28, 2014 is set forth under the “Security Ownership—Security Ownership by the Board of Directors and Executive Officers” section of this Proxy Statement. The following table sets forth the number of shares of the Company’s common stock held as of February 28, 2014 by the Company’s other employees who are deemed “participants” in the Company’s solicitation of proxies.

	Common Stock Beneficially Owned(1)
Name	Number of Shares	Right to Acquire Shares(2)	Percent of Class
Ellen M. East.	10,018	—	*
Marc Lawrence-Apfelbaum(3)	14,034	80,585	*

*	Represents beneficial ownership of less than one percent of the issued and outstanding Common Stock on February 28, 2014.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include any shares of Common Stock or other TWC equity securities that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of February 28, 2014, the only equity securities of TWC beneficially owned by the named persons were (a) shares of Common Stock, (b) options to purchase shares of Common Stock and (c) restricted stock units (“RSUs”) reflecting the contingent right to receive shares of Common Stock. None of these shares of Common Stock was pledged as security.

(2)	Reflects shares of Common Stock subject to (a) options to purchase Common Stock that, on February 28, 2014, were unexercised, but were exercisable on or within 60 days after that date and (b) RSUs that, on February 28, 2014, were unvested, but were expected to vest on or within 60 days after that date. These shares are excluded from the column headed “Number of Shares.”

(3)	Includes approximately 845 shares of Common Stock held by a trust under the TWC Savings Plan for the benefit of Mr. Lawrence-Apfelbaum.

Information Regarding Transactions in TWC Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold April 7, 2012 through April 7, 2014
Name	Date	# of Shares	Transaction Description
Carole Black	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Glenn A. Britt	6/15/2012	75,000	Disposition – Exercise of options and open market sale
	9/12/2012	50,000	Disposition – Exercise of options and open market sale
	2/12/2013	33,814	Acquisition – Vesting and settlement of restricted stock units
	2/12/2013	16,597	Disposition – Surrender of shares for tax withholding
	2/13/2013	35,869	Acquisition – Award of restricted stock units
	2/13/2013	47,687	Acquisition – Vesting and settlement of restricted stock units
	2/13/2013	25,498	Disposition – Surrender of shares for tax withholding
	2/20/2013	50,000	Disposition – Exercise of options and open market sale
	5/22/2013	50,000	Disposition – Exercise of options and open market sale
	9/11/2013	50,000	Disposition – Exercise of options and open market sale
	11/6/2013	10,000	Disposition – Exercise of options and open market sale
	11/15/2013	8,828	Disposition – Gift to Glenn and Barbara Britt Foundation
	11/18/2013	10,000	Disposition – Exercise of options and open market sale
	11/26/2013	10,000	Disposition – Exercise of options and open market sale
	12/6/2013	10,000	Disposition – Exercise of options and open market sale
	12/16/2013	10,000	Disposition – Exercise of options and open market sale
	12/26/2013	10,000	Disposition – Exercise of options and open market sale
	1/6/2014	129,600	Disposition – Exercise of options and open market sale
	1/7/2014	10,300	Disposition – Exercise of options and open market sale
	1/14/2014	70,100	Disposition – Exercise of options and open market sale
	1/16/2014	30,000	Disposition – Exercise of options and open market sale
	1/27/2014	30,000	Disposition – Exercise of options and open market sale
	2/6/2014	30,000	Disposition – Exercise of options and open market sale
	2/7/2014	7,400	Disposition – Gift to Glenn and Barbara Britt Foundation
	2/12/2014	1,120	Acquisition – Award of restricted stock units
	2/12/2014	33,815	Acquisition – Vesting and settlement of restricted stock units
	2/12/2014	18,080	Disposition – Surrender of shares for tax withholding
	2/14/2014	22,049	Acquisition – Vesting and settlement of restricted stock units

Shares of Common Stock Purchased or Sold April 7, 2012 through April 7, 2014
Name	Date	# of Shares	Transaction Description
	2/14/2014	11,789	Disposition – Surrender of shares for tax withholding
	2/18/2014	30,000	Disposition – Exercise of options and open market sale
	2/26/2014	30,000	Disposition – Exercise of options and open market sale
	3/6/2014	30,000	Disposition – Exercise of options and open market sale
	3/17/2014	30,000	Disposition – Exercise of options and open market sale
	3/26/2014	30,000	Disposition – Exercise of options and open market sale
	4/7/2014	30,000	Disposition – Exercise of options and open market sale
Thomas H. Castro	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
	2/14/2014	919	Acquisition – Vesting and settlement of restricted stock units
David C. Chang	7/9/2012	543	Acquisition – Vesting and settlement of director deferred stock units
	1/8/2013	435	Acquisition – Vesting and settlement of director deferred stock units
	2/12/2013	1,296	Acquisition – Vesting and settlement of restricted stock units
	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
	2/14/2014	919	Acquisition – Vesting and settlement of restricted stock units
James E. Copeland, Jr.	2/13/2013	1,583	Acquisition – Award of restricted stock units
	5/10/2013	8,504	Disposition – Open market sale
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Peter R. Haje	7/9/2012	437	Acquisition – Vesting and settlement of director deferred stock units
	1/8/2013	311	Acquisition – Vesting and settlement of director deferred stock units
	2/13/2013	1,583	Acquisition – Award of restricted stock units
	7/8/2013	267	Acquisition – Vesting and settlement of director deferred stock units
	1/8/2014	226	Acquisition – Vesting and settlement of director deferred stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Donna A. James	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Don Logan	11/14/2012	10,820	Disposition – Open market sale
	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Robert D. Marcus	5/2/2012	36,241	Disposition – Exercise of options and open market sale
	8/3/2012	46,712	Disposition – Exercise of options and open market sale
	2/12/2013	13,977	Acquisition – Vesting and settlement of restricted stock units
	2/12/2013	5,766	Disposition – Surrender of shares for tax withholding
	2/13/2013	14,306	Acquisition – Vesting and settlement of restricted stock units
	2/13/2013	7,417	Disposition – Surrender of shares for tax withholding
	2/13/2013	25,320	Acquisition – Award of restricted stock units
	5/2/2013	68,505	Disposition – Exercise of options and open market sale
	2/12/2014	182,882	Acquisition – Award of restricted stock units
	2/12/2014	13,977	Acquisition – Vesting and settlement of restricted stock units
	2/12/2014	6,245	Disposition – Surrender of shares for tax withholding
	2/14/2014	13,229	Acquisition – Vesting and settlement of restricted stock units

Shares of Common Stock Purchased or Sold April 7, 2012 through April 7, 2014
Name	Date	# of Shares	Transaction Description
	2/14/2014	6,859	Disposition – Surrender of shares for tax withholding
	3/25/2014	16,000	Disposition – Exercise of options and open market sale
	4/7/2014	16,000	Disposition – Exercise of options and open market sale
N.J. Nicholas, Jr.	2/13/2013	1,583	Acquisition – Award of restricted stock units
	7/8/2013	636	Acquisition – Vesting and settlement of director deferred stock units
	1/8/2014	537	Acquisition – Vesting and settlement of director deferred stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Wayne H. Pace	2/12/2013	1,296	Acquisition – Vesting and settlement of restricted stock units
	2/13/2013	1,583	Acquisition – Award of restricted stock units
	7/8/2013	1,262	Acquisition – Vesting and settlement of director deferred stock units
	1/8/2014	1,583	Acquisition – Vesting and settlement of director deferred stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
	2/14/2014	919	Acquisition – Vesting and settlement of restricted stock units
Edward D. Shirley	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
John E. Sununu	2/13/2013	1,583	Acquisition – Award of restricted stock units
	2/12/2014	1,120	Acquisition – Award of restricted stock units
Ellen M. East	8/3/2012	17,586	Disposition – Exercise of options and open market sale
	10/4/2012	5,138	Disposition – Exercise of options and open market sale
	2/12/2013	3,066	Acquisition – Vesting and settlement of restricted stock units
	2/12/2013	1,286	Disposition – Surrender of shares for tax withholding
	2/13/2013	5,214	Acquisition – Vesting and settlement of restricted stock units
	2/13/2013	2,161	Disposition – Surrender of shares for tax withholding
	2/13/2013	3,220	Acquisition – Award of restricted stock units
	2/13/2013	10,390	Disposition – Exercise of options and open market sale
	5/8/2013	8,793	Disposition – Exercise of options and open market sale
	6/14/2013	5,139	Disposition – Exercise of options and open market sale
	6/27/2013	6,553	Disposition – Exercise of options and open market sale
	2/12/2014	8,794	Disposition – Exercise of options and open market sale
	2/12/2014	17,469	Acquisition – Award of restricted stock units
	2/12/2014	3,066	Acquisition – Vesting and settlement of restricted stock units
	2/12/2014	1,270	Disposition – Surrender of shares for tax withholding
	2/13/2014	5,146	Disposition – Exercise of options and open market sale
	2/14/2014	2,073	Acquisition – Vesting and settlement of restricted stock units
	2/14/2014	1,157	Disposition – Surrender of shares for tax withholding
	2/18/2014	11,693	Disposition – Exercise of options and open market sale
Marc Lawrence-Apfelbaum	8/7/2012	3,228	Disposition – Exercise of options and open market sale
	9/24/2012	8,732	Disposition – Exercise of options and open market sale
	10/4/2012	8,732	Disposition – Exercise of options and open market sale
	2/12/2013	4,734	Acquisition – Vesting and settlement of restricted stock units
	2/12/2013	1,840	Disposition – Surrender of shares for tax withholding
	2/13/2013	3,132	Acquisition – Vesting and settlement of restricted stock units

Shares of Common Stock Purchased or Sold April 7, 2012 through April 7, 2014
Name	Date	# of Shares	Transaction Description
	2/13/2013	1,217	Disposition – Surrender of shares for tax withholding
	2/13/2013	6,647	Acquisition – Award of restricted stock units
	5/8/2013	54,680	Disposition – Exercise of options and open market sale
	6/27/2013	2,406	Disposition – Open market sale
	2/12/2014	35,271	Acquisition – Award of restricted stock units
	2/12/2014	4,734	Acquisition – Vesting and settlement of restricted stock units
	2/12/2014	1,840	Disposition – Surrender of shares for tax withholding
	2/14/2014	3,763	Acquisition – Vesting and settlement of restricted stock units
	2/14/2014	1,672	Disposition – Surrender of shares for tax withholding
	3/20/2014	8,204	Disposition – Open market sale
	3/20/2014	8,585	Disposition – Exercise of options and open market sale
Arthur T. Minson, Jr.	5/31/2013	19,128	Acquisition – Award of restricted stock units
	2/12/2014	72,780	Acquisition – Award of restricted stock units

Executive Officer Employment Agreements

Each of the Company’s executive officers is employed pursuant to a multi-year employment agreement that reflects the individual negotiations with the relevant executive officer. For a description of the material terms of the Company’s employment agreement with each of Messrs. Marcus and Minson, see “Executive Compensation—Employment Agreements” in this Proxy Statement. The material terms of the employment agreements with each of Mr. Lawrence-Apfelbaum and Ms. East are set forth below.

Marc Lawrence-Apfelbaum. The Company entered into an employment agreement with Mr. Lawrence-Apfelbaum with a fixed term through February 15, 2015, unless earlier terminated or extended pursuant to its terms. The agreement further provides Mr. Lawrence-Apfelbaum with (a) a minimum annual base salary of $650,000, (b) an annual discretionary bonus with a target amount of $650,000, with no minimum bonus entitlement, and (c) annual total target compensation (comprised of base salary, target bonus and target long-term incentive compensation, based on a valuation method established by the Company) of at least $2,875,000. Mr. Lawrence-Apfelbaum’s employment agreement provides that all equity awards granted by the Company to Mr. Lawrence-Apfelbaum will be eligible for “retirement” treatment (within the meaning of the respective equity award agreements) as a result of his having attained age 55 with more than ten years of service with the Company or its affiliates regardless of any other definition of retirement in the related equity award agreements. Mr. Lawrence-Apfelbaum also receives an annual payment equal to the premium cost for life insurance with a death benefit equivalent to three times his annual base salary and bonus pursuant to the agreement, as determined by the Company based on its GUL insurance program.

Ellen M. East. The Company entered into an employment agreement with Ms. East, effective as of January 1, 2014, pursuant to which Ms. East will serve as the Company’s Executive Vice President and Chief Communications Officer through December 31, 2016, subject to earlier termination pursuant to its terms. The agreement provides for (a) a minimum annual base salary of $520,000; (b) an annual discretionary cash bonus with a minimum target amount of $195,000; and (c) annual long-term incentive compensation eligibility.

For each of Mr. Lawrence-Apfelbaum and Ms. East, if their respective employment agreement is not extended or renewed at or before its expiration date, the executive officer’s employment will continue thereafter on an at-will basis. Each executive officer’s employment agreement provides for the executive officer’s participation in the Company’s benefit plans and programs, including group life insurance. Each executive officer’s employment agreement includes compensation forfeiture and “clawback” provisions and confidentiality terms, as well as non-solicitation, non-compete and non-disparagement covenants that apply during and after the term of his or her employment. Each executive officer’s employment agreement provides for cash severance payments and benefits in the event of certain terminations of employment. For certain of these officers, the severance is enhanced if such termination occurs in connection with a change in control.

Merger Agreement

On February 12, 2014, the Company entered into an Agreement and Plan of Merger with Comcast whereby the Company agreed to merge with and into a 100% owned subsidiary of Comcast. Upon completion of the merger, all of the outstanding shares of the Company will be cancelled and each issued and outstanding share will be converted into the right to receive 2.875 shares of Class A common stock of Comcast. The merger is subject to the approval of the Company’s and Comcast’s stockholders, regulatory approvals and certain other closing conditions.

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:

•	No participant owns any securities of the Company of record that such participant does not own beneficially.

•

No participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No associate of any participant owns beneficially, directly or indirectly, any securities of the Company. No participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•

No participant nor any associate of a participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

•

No participant, nor any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

•	No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Directions to:

New York Institute of Technology

Auditorium

1871 Broadway

New York, New York 10023

Directions

The NYIT Auditorium on Broadway is located at 1871 Broadway, between West 61st and 62nd Streets, just north of Columbus Circle.

By Subway or Train

Take the Eighth Avenue A and C trains, the Sixth Avenue B and D trains or Broadway No. 1 train lines to Columbus Circle and walk north on Broadway to the Auditorium between 61st and 62nd Streets.

By Bus

The 57th Street and 66th Street crosstown buses stop at Broadway. The Broadway (No. 104) bus stops at the corner of Broadway and 60th Street.

From Local Airports

•

From JFK International Airport (JFK), take the Van Wyck Expressway (I-678) north to the Long Island Expressway (I-495) west. Take the Long Island Expressway to the Queens Midtown Tunnel into Manhattan and follow signs uptown.

•	From LaGuardia Airport (LGA), take the Grand Central Parkway west to the RFK Bridge into Manhattan. Take FDR Drive south to the 59th Street exit and travel west on 59th Street.
•

From Newark Liberty International Airport (EWR), take Route I-78 east toward the New Jersey Turnpike. Take I-95 North exit toward Exits 15E-18E/Lincoln Tunnel. Take Exit 16 onto Route 495 eastbound through the Lincoln Tunnel. Follow signs uptown.

Parking

If on-street parking is unavailable, at least three nearby parking garages offer NYIT discounted rates. Parking vouchers must be validated at a security desk in one of the Manhattan campus buildings to receive the discounted rate.

•	Prior Parking, 40 W. 61st St., between Broadway and Columbus Avenue, 212.245.9594
•	Enterprise Parking Systems, 1 Central Park West, at 61st Street, 212.299.1094
•	Central Parking Systems, 1886-96 Broadway, between 61st and 62nd Streets, 800.836.6666

VOTE BY INTERNET Go to www.proxyvote.com
TIME WARNER CABLE INC. 60 COLUMBUS CIRCLE NEW YORK, NY 10023	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on xxxx, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on xxxx, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72224-P45738-Z62208                KEEP THIS  PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY WHITE PROXY CARD

TIME WARNER CABLE INC.
The Board of Directors recommends a vote “FOR” the following Proposals:
1.	Election of Directors	For	Against	Abstain			For	Against	Abstain
	Nominees:				1j N.J. Nicholas, Jr.		☐	☐	☐
	1a Carole Black	☐	☐	☐	1k Wayne H. Pace		☐	☐	☐
	1b Glenn A. Britt	☐	☐	☐	1l Edward D. Shirley		☐	☐	☐
	1c Thomas H. Castro	☐	☐	☐	1m John E. Sununu		☐	☐	☐
	1d David C. Chang	☐	☐	☐	2.	Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐
	1e James E. Copeland, Jr.	☐	☐	☐	3.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
	1f Peter R. Haje	☐	☐	☐	The Board of Directors recommends a vote “AGAINST” Proposals 4, 5, 6 and 7.
	1g Donna A. James	☐	☐	☐	4.	Stockholder Proposal on Disclosure of Lobbying Activities.	☐	☐	☐
	1h Don Logan	☐	☐	☐	5.	Stockholder Proposal on Accelerated Vesting of Equity Awards in a Change in Control.	☐	☐	☐
	1i Robert D. Marcus	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)				☐	6.	Charter Proposal on Fixing Board Size.	☐	☐	☐
Please indicate if you plan to attend this meeting.		Yes ☐	No ☐		7.	Charter Proposal on By-law Repeal.	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.					8.	In their discretion, on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

M72225-P45738-Z62208

PROXY

TIME WARNER CABLE INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TIME WARNER CABLE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

xxxx

The undersigned hereby acknowledges receipt of the Time Warner Cable Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Ellen M. East, Marc Lawrence-Apfelbaum and Arthur T. Minson, Jr., and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER CABLE INC. on xxxx, 2014, and any adjournment thereof, and to vote on the matters indicated all the shares of common stock that the undersigned would be entitled to vote if personally present.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD (THE WHITE PROXY CARD) ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side